                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14(A) INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement                                     [ ] Confidential, for Use of the Commission Only
[ ] Definitive Proxy Statement                                          (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            The Ackerley Group, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[ ]      No fee required.
[X]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:

                  Common Stock, par value $.01 per share, of The Ackerley Group, Inc. and Class B Common Stock, par value $.01 per share, of The Ackerley Group, Inc.
--------------------------------------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:

                  24,078,472 shares of Common Stock
                  11,020,622 shares of Class B Common Stock
--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  Common Stock $14.26*
                  Class B Common Stock $14.26*
--------------------------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:

                  $500,513,080*
--------------------------------------------------------------------------------
         (5)      Total fee paid:

                  $100,103
--------------------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

--------------------------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
         (3)      Filing party:

--------------------------------------------------------------------------------
         (4)      Date filed:

--------------------------------------------------------------------------------
* computed pursuant to Rule 0-11(a)(4) and (c)(1)(i) of the Exchange Act as the average of the high and low sales prices of The Ackerley Group, Inc. common stock on October 22, 2001. The per share price of The Ackerley Group, Inc.
Class B common stock, of which there is no market, is assumed to be equal to the per unit price of The Ackerley Group, Inc. common stock.

                          PRELIMINARY PROXY MATERIALS

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

                             [ACKERLEY GROUP LOGO]

Dear Shareholders:

     Your Board of Directors has approved a merger between The Ackerley Group, Inc., and a wholly owned subsidiary of Clear Channel Communications, Inc. If we complete the merger, you will receive 0.35 of a share of Clear Channel common stock for each share of Ackerley ordinary common stock and each share of Ackerley Class B common stock that you own. Clear Channel shares are traded on the New York Stock Exchange under the symbol "CCU." We expect that the merger generally will be tax-free to holders of Ackerley common stock for federal income tax purposes except to the extent holders receive cash instead of fractional shares of Clear Channel common stock.

     Consummation of the merger will require shareholder approval of the merger and the merger agreement.

     Your Board of Directors recommends that you approve the merger and the merger agreement.

     A special meeting of our shareholders will be held to consider and vote on this merger proposal as follows:

          , 200
  a.m. local time

     This document provides you with detailed information about the merger. I encourage you to read this entire document carefully. FOR RISKS IN CONNECTION WITH THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 21.

     It is important that your shares be represented and voted at the special meeting, whether or not you are able to attend personally. If you do not return your proxy card or if you do not instruct your bank or broker how to vote any shares held for you in "street name," the effect will be a vote against the merger and the merger agreement.

                                          Sincerely,

                                          BARRY A. ACKERLEY
                                          Chairman and Chief Executive Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER OR THE CLEAR CHANNEL COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS DOCUMENT IS DATED           , 2001, AND WAS FIRST MAILED TO
SHAREHOLDERS ON OR ABOUT           , 2001.

                             [ACKERLEY GROUP LOGO]
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          OF THE ACKERLEY GROUP, INC.
                        TO BE HELD ON             , 2001
                             ---------------------

     Notice is hereby given that a special meeting of shareholders of The
Ackerley Group, Inc. will be held on           , 200  , at      , local time, at
            , for the following purposes:

          1. To consider and vote upon the merger of Ackerley Group with a wholly owned subsidiary of Clear Channel Communications, Inc., pursuant to the Agreement and Plan of Merger dated as of October 5, 2001, by and among Clear Channel, CCMM Sub, Inc., and Ackerley Group, pursuant to which, among other things, each share of Ackerley ordinary common stock and each share of Ackerley Class B common stock outstanding immediately prior to the effective time of the merger will be converted into 0.35 of a share of Clear Channel common stock, and to consider and vote upon the merger agreement; and

          2. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     A copy of the merger agreement is attached as APPENDIX A to the accompanying document.

     The board of directors of Ackerley Group has fixed the close of business on
          , 2001 as the record date for determination of shareholders entitled to notice of, and to vote at, the special meeting of shareholders and at any and all adjournments or postponements thereof. A list of shareholders entitled to vote at the special meeting will be available for examination by any shareholder at the offices of Ackerley Group in Seattle, Washington during normal business hours for a period of ten days before the special meeting.

     The board of directors of Ackerley Group unanimously recommends that shareholders vote FOR the approval and adoption of the merger agreement and the merger. The affirmative vote of at least a majority of the outstanding voting power of Ackerley Group is required for approval and adoption of the merger agreement and the merger. Barry A. Ackerley, the majority shareholder of Ackerley Group, has agreed with Clear Channel to vote his shares of Ackerley ordinary common stock, representing approximately 6.7% of the outstanding voting power of Ackerley Group, in favor of the approval and adoption of the merger agreement and the merger.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON. ACCORDINGLY, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN WRITING OR IN PERSON AT ANY TIME BEFORE THE MEETING OF SHAREHOLDERS IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THIS DOCUMENT. IF YOUR PROXY CARD IS SIGNED, DATED AND RETURNED WITHOUT SPECIFYING YOUR CHOICE, THE SHARES WILL BE VOTED AS RECOMMENDED BY THE ACKERLEY GROUP BOARD OF DIRECTORS.

                                          By Order of the Board of Directors

                                          --------------------------------------
                                          Barry A. Ackerley
                                          Chairman of the Board
                                          and Chief Executive Officer

          , 2001

                       SOURCES OF ADDITIONAL INFORMATION

     This document incorporates important business and financial information about Clear Channel and Ackerley Group from documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain other documents incorporated by reference in this document (other than certain exhibits to those documents) by requesting them in writing or by telephone from the appropriate company at the following addresses:

Clear Channel Communications, Inc.                   The Ackerley Group, Inc.
200 East Basse Road                                  1301 Fifth Avenue, Suite 4000
San Antonio, Texas 78209                             Seattle, Washington 98101
Tel: (210) 822-2828                                  Tel: (206) 624-2888
Attn.: Investor Relations                            Attn.: Investor Relations

     If you would like to request documents, please do so by           , 2001 in
order to receive them before the meeting of Ackerley Group shareholders.

           See also "Where You Can Find More Information" (page 81).

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS.......................................    5
SUMMARY.....................................................    7
  The Companies.............................................    7
  The Meeting...............................................    7
  Record Date...............................................    7
  Vote Required.............................................    7
  Reasons for the Merger....................................    8
  Recommendation of the Ackerley Group Board................    8
  Opinion of Ackerley Group's Financial Advisor.............    8
  The Merger................................................    8
  Effects of the Merger on the Rights of Ackerley Group
     Shareholders...........................................   12
  Forward-Looking Statements................................   12
CLEAR CHANNEL SUMMARY HISTORICAL CONSOLIDATED FINANCIAL
  DATA......................................................   13
ACKERLEY GROUP SUMMARY HISTORICAL CONSOLIDATED FINANCIAL
  DATA......................................................   15
SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
  FINANCIAL DATA............................................   17
COMPARATIVE PER SHARE DATA..................................   18
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND
  INFORMATION...............................................   19
RISK FACTORS................................................   21
  Risk Factors Relating to the Merger.......................   21
  Risk Factors Arising After the Shareholders' Meeting or
     the Merger.............................................   23
THE MEETING.................................................   30
  When and Where the Meeting Will be Held...................   30
  What Will be Voted Upon...................................   30
  Only Ackerley Group Common Shareholders of Record as of
               , 2001 Are Entitled to Vote..................   30
  A Majority of the Voting Power of All Outstanding Shares
     Must be Represented for a Vote to be Taken.............   30
  Vote Required for Approval................................   31
  Proxies...................................................   31
  Solicitation of Proxies...................................   32
  Surrender of Certificates.................................   32
  Recommendation of the Ackerley Group Board................   32
THE MERGER..................................................   33
  Structure of the Merger...................................   33
  Background of the Merger..................................   33
  Recommendation of the Ackerley Group Board and Reasons for
     the Merger.............................................   38
  Opinion of Ackerley Group's Financial Advisor.............   40
  Accounting Treatment......................................   46
  Interests of Certain Persons in the Merger................   46
  Material Federal Income Tax Consequences..................   49
  Regulatory Matters........................................   50
  Appraisal Rights..........................................   51
  Federal Securities Laws Consequences......................   52
  Management After the Merger...............................   52


THE MERGER AGREEMENT........................................   53
  The Merger................................................   53
  Conversion or Cancellation of Ackerley Common Stock in the
     Merger.................................................   53
  Listing of Clear Channel Common Stock.....................   54
  Representations and Warranties............................   55
  Covenants and Agreements..................................   56
  No Solicitation Covenant..................................   58
  Additional Covenants and Agreements.......................   60
  Conditions................................................   61
  Termination...............................................   62
  Amendment; Extension; Waiver..............................   65
  Stockholder Voting and Support Agreement..................   66
BUSINESS OF CLEAR CHANNEL...................................   67
BUSINESS OF ACKERLEY GROUP..................................   68
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF CLEAR CHANNEL...............................   69
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF ACKERLEY GROUP..............................   72
DESCRIPTION OF CLEAR CHANNEL CAPITAL STOCK..................   74
COMPARISON OF CERTAIN RIGHTS OF SHAREHOLDERS OF CLEAR
  CHANNEL AND ACKERLEY GROUP................................   75
EXPERTS.....................................................   79
LEGAL MATTERS...............................................   79
DELISTING AND DEREGISTRATION OF ACKERLEY ORDINARY COMMON
  STOCK.....................................................   80
SHAREHOLDER PROPOSALS.......................................   80
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........   80
WHERE YOU CAN FIND MORE INFORMATION.........................   81
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
  FINANCIAL STATEMENTS......................................  P-1
APPENDIX A  Agreement and Plan of Merger....................  A-1
APPENDIX B  Stockholder Voting and Support Agreement........  B-1
APPENDIX C  Opinion of Credit Suisse First Boston
  Corporation...............................................  C-1

                             QUESTIONS AND ANSWERS

Q:   WHAT IS THE PROPOSED TRANSACTION?

A:   A wholly owned subsidiary of Clear Channel
     Communications, Inc. will merge with and into The Ackerley Group, Inc. As a result, Ackerley Group will become a wholly owned subsidiary of Clear Channel, and the shares of Ackerley common stock will be converted into the right to receive shares of Clear Channel common stock. Because Ackerley Group has two classes of common stock, in order to avoid confusion, we will refer throughout this document to "Ackerley ordinary common stock" for the class of common stock that is publicly traded, "Ackerley Class B common stock" for the class of common stock that is not publicly traded, and "Ackerley common stock" for both classes of Ackerley Group common stock.

Q:   WHAT WILL ACKERLEY GROUP SHAREHOLDERS
RECEIVE IN THE MERGER?

A: Each share of Ackerley common stock will be exchanged for 0.35 of a share of Clear Channel common stock. Holders of Ackerley common stock will receive cash for any fractional share of Clear Channel common stock they would have otherwise received. After giving effect to the merger, former Ackerley Group shareholders will hold approximately 1.9% of the outstanding shares of Clear Channel common stock.

Q:   WHAT VOTE IS REQUIRED TO APPROVE THE MERGER
     AND THE MERGER AGREEMENT?

A: For the merger to occur, the holders of a majority of the voting power of all of the outstanding shares of Ackerley ordinary common stock and Ackerley Class B common stock, voting together as a single class, must approve and adopt the merger and the merger agreement at the meeting.

Q:   HOW DO I VOTE?

A: You may vote by mailing a signed proxy card in the enclosed postage prepaid return envelope as soon as possible so that those shares may be represented at the meeting. You may also attend the meeting and vote in person.

Q:   CAN I CHANGE MY VOTE AFTER SENDING IN MY
     PROXY?

A: Yes. You may change your vote by sending written notice to Ackerley Group's corporate secretary or assistant secretary stating you would like to revoke your proxy, by submitting a later-dated, signed proxy card or by attending the meeting and voting in person. However, simply attending the meeting without voting will not revoke your previously submitted proxy.

Q:   IF MY SHARES ARE HELD IN "STREET NAME" BY MY
     BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without your instructions, your shares will not be voted on the merger and the merger agreement or any other proposals that may properly arise at the meeting.

Q:   IS THE MERGER TAXABLE?

A:   Clear Channel and Ackerley Group each
expect the merger to qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and it is a condition to the completion of the merger that our tax advisors will be able to deliver opinions to that effect. Assuming the merger so qualifies, the merger generally will be tax-free to the holders of Ackerley common stock except to the extent the holders receive cash instead of fractional Clear Channel shares. We describe the material federal income tax consequences of the merger in more detail on page 49. The tax consequences to you will depend on the facts of your own situation. Please consult your tax advisors for a full understanding of the tax consequences to you of the merger.

Q:   AM I ENTITLED TO APPRAISAL RIGHTS?

A: No. You will not be entitled to appraisal rights in connection with the merger. See "The Merger -- Appraisal Rights" on page 51.

Q:   WILL THE SHARES OF CLEAR CHANNEL COMMON
     STOCK ISSUED IN THE MERGER BE LISTED FOR TRADING?

A:   Clear Channel common stock is currently
     listed on the New York Stock Exchange under the symbol "CCU." After the merger, the Clear Channel common stock (including the shares issued in the merger) will continue to be listed on the New York Stock Exchange.

Q:   WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger in the first half of 2002.

Q:   SHOULD I SEND IN MY ACKERLEY GROUP STOCK
     CERTIFICATES NOW?

A:   No. After we complete the merger, Clear
     Channel will send instructions to former Ackerley Group shareholders explaining how to exchange Ackerley Group share certificates for Clear Channel share certificates and, if applicable, cash in lieu of any fractional share.

Q:   WHEN AND WHERE IS THE MEETING?

A:   The meeting will be held on           , 200
     at           , local time, at                     .

Q:   WHOM CAN I CALL WITH QUESTIONS?

A: If you would like additional copies of this document or if you have any questions about the merger, you may contact Ackerley Group's proxy solicitor, Georgeson Shareholder-NJ at (866) 283-6860. You may also call Clear Channel at (210) 822-2828 or Ackerley Group at (206) 624-2888.

If you would like copies of any of the documents we refer to in this document, you should call Clear Channel at (210) 822-2828 if the documents relate to Clear Channel, or call Ackerley Group at (206) 624-2888 if the documents relate to Ackerley Group.

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the merger, and for a more complete description of the legal terms of these transactions, you should read this entire document carefully, as well as those additional documents to which we refer you. See "Where You Can Find More Information" on page 81.

THE COMPANIES

CLEAR CHANNEL COMMUNICATIONS, INC.
200 East Basse Road
San Antonio, Texas 78209
Tel: (210) 822-2828

     Clear Channel is a diversified media company with three reportable business segments: radio broadcasting, outdoor advertising and live entertainment. As of December 31, 2000, Clear Channel owned, programmed, or sold airtime for 1,105 domestic radio stations and two international radio stations and owned a leading national radio network. In addition, at December 31, 2000, Clear Channel had equity interests in various domestic and international radio broadcasting companies. Clear Channel is also one of the world's largest outdoor advertising companies based on total advertising display inventory of approximately 149,000 domestic display faces and approximately 549,000 international display faces. In addition, Clear Channel is one of the world's largest diversified promoters, producers and venue operators for live entertainment events. As of December 31, 2000, Clear Channel owned or operated 120 live entertainment venues. As of December 31, 2000, Clear Channel also owned or programmed 22 television stations, including three satellite stations, owned a media representation firm and represented professional athletes. Clear Channel is a corporation and was organized under the laws of the State of Texas in 1974.

THE ACKERLEY GROUP, INC.
1301 Fifth Avenue, Suite 4000
Seattle, Washington 98101
Tel: (206) 624-2888

     Ackerley Group holds a diversified group of market-leading outdoor, broadcasting and interactive media assets. Ackerley Group operates the nation's fourth-largest outdoor media company with more than 6,000 advertising displays in Boston, Massachusetts, Seattle, Washington and Portland, Oregon. Ackerley Group owns or operates under management agreements 18 television stations making it one of the nation's 30 largest television owners. Ackerley Group's radio broadcasting segment includes the No. 1 hit-music and No. 1 sports talk stations in Seattle, Washington, the nation's 13th-largest media market. Through its Interactive Media segment, Ackerley Group operates three local portals connecting its television viewers with the Internet to bring them the latest in local and national news. Ackerley Group is a Delaware corporation and was founded in 1975.

THE MEETING (SEE PAGE 30)

     The meeting will be held on           , 200  at           , local time, at
          . At the meeting, Ackerley Group shareholders will be asked to approve and adopt the merger agreement and the merger and to conduct other business if properly raised.

RECORD DATE (SEE PAGE 30)

     You can vote at the meeting if you owned shares of Ackerley common stock at
the close of business on           , 2001. On that date, there were
shares of Ackerley ordinary common stock and           shares of Ackerley Class
B common stock outstanding and entitled to vote. Clear Channel has advised Ackerley Group that, as of the record date, it held 1,170,000 shares of Ackerley ordinary common stock.

VOTE REQUIRED (SEE PAGE 31)

     Approval and adoption of the merger and the merger agreement require the vote of the holders of a majority of the voting power of the outstanding shares of Ackerley ordinary common stock and Ackerley Class B common stock voting together as a single class. Holders of Ackerley ordinary common stock are entitled to cast one vote for each share owned on that date. Holders of Ackerley Class B common stock are entitled to cast ten votes for each share owned on that date. As of the record date, Ackerley Group's directors
and executive officers owned           shares of Ackerley ordinary common stock
and           shares of Ackerley Class B common stock, which represented
approximately      % of the outstanding shares of Ackerley common stock and
     % of the voting power of all the outstanding shares of the Ackerley common stock.

REASONS FOR THE MERGER (SEE PAGE 38)

     In connection with the Ackerley Group Board's unanimous approval of the merger agreement and its determination to recommend that the Ackerley Group shareholders approve the merger agreement and the merger, the Ackerley Group Board consulted with Ackerley Group's management and with Ackerley Group's financial and legal advisors and considered a variety of factors, including the strategic alternatives available to Ackerley Group, including remaining an independent company, the terms and conditions of the merger agreement, including the premium to Ackerley Group shareholders for their Ackerley common stock, the opportunity for Ackerley Group shareholders to participate in the combined company and the tax consequences of the merger to Ackerley Group shareholders.

RECOMMENDATION OF THE ACKERLEY GROUP BOARD (SEE PAGE 38)

     The Ackerley Group Board has determined that the merger is advisable and fair to, and in the best interests of, Ackerley Group and Ackerley Group shareholders, and therefore has unanimously approved the merger and the merger agreement. The Ackerley Group Board recommends that the Ackerley Group shareholders vote "FOR" the approval and adoption of the merger and the merger agreement.

OPINION OF ACKERLEY GROUP'S FINANCIAL ADVISOR (SEE PAGE 40)

     In connection with the proposed merger, Ackerley Group's financial advisor, Credit Suisse First Boston Corporation, delivered an opinion to the Ackerley Group Board as to the fairness to the holders of Ackerley ordinary common stock of the exchange ratio provided for in the merger, from a financial point of view. The full text of Credit Suisse First Boston's written opinion, dated October 5, 2001, is attached to this document as APPENDIX C. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. CREDIT SUISSE FIRST BOSTON'S OPINION IS ADDRESSED TO THE ACKERLEY GROUP BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING TO THE MERGER.

THE MERGER (SEE PAGE 33)

     Under the terms of the merger agreement, a wholly-owned subsidiary of Clear Channel formed for the purpose of the merger will merge with and into Ackerley Group. As a result, Ackerley Group will become a wholly-owned subsidiary of Clear Channel.

     We have attached the merger agreement, which is the legal document that governs the merger, as APPENDIX A. We encourage you to carefully read this document. Please see the section titled "Where You Can Find More Information" on page 81 for instructions on how to obtain copies of these appendices.

  WHAT YOU WILL RECEIVE IN THE MERGER

     Each share of Ackerley common stock will be converted into the right to receive 0.35 of a share of Clear Channel common stock. Because the number of shares of Clear Channel common stock that you will receive in the merger is fixed, the value of the shares of Clear Channel common stock you will receive in the merger will fluctuate as the price of Clear Channel common stock changes.

     You will have to surrender your Ackerley common stock certificates to receive Clear Channel common stock certificates. HOWEVER, PLEASE DO NOT SEND ANY ACKERLEY COMMON STOCK CERTIFICATES UNTIL YOU RECEIVE WRITTEN INSTRUCTIONS AFTER WE COMPLETE THE MERGER.

  EFFECTIVE TIME OF THE MERGER (SEE PAGE 33)

     The merger will become effective after all conditions to the merger are met or waived and upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger.

  CONDITIONS (SEE PAGE 61)

     We will not complete the merger until we have satisfied numerous conditions. Some of the conditions are listed below:

     - the Ackerley Group shareholders approve and adopt the merger and the merger agreement;

     - the continued effectiveness of the registration statement that includes this document;

     - no law or court order prohibits the merger;

     - regulatory agencies issue all required approvals under the federal communications laws;

     - the federal antitrust authorities complete their review of the merger;

     - the representations and warranties made by each company are true and correct in all material respects;

     - the obligations of each party under the merger agreement have been performed;

     - a material adverse change has not occurred with respect to either Clear Channel or Ackerley Group;

     - the shares of Clear Channel common stock issuable to Ackerley Group shareholders in the merger are approved for listing on the New York Stock Exchange, subject only to official notice of issuance; and

     - Clear Channel's and Ackerley Group's legal counsel each deliver an opinion that the merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     Some of the conditions may be waived by the company entitled to assert the condition.

  TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 62)

     We can jointly agree to terminate the merger agreement at any time without completing the merger, even after obtaining approval from the Ackerley Group shareholders. In addition, either party may terminate the merger agreement if:

     - we do not complete the merger by October 5, 2002, provided that the party seeking termination is not in material breach;

     - an applicable law, rule or regulation makes the merger illegal;

     - a final and nonappealable order is entered enjoining or prohibiting the completion of the merger;

     - the merger and the merger agreement fail to receive Ackerley Group shareholder approval after a vote; or

     - the other party materially breaches its representations, warranties or covenants under the merger agreement and the breaching party fails to cure the breach within 20 business days of receiving notice of such breach.

     Clear Channel may terminate the merger agreement if Ackerley Group fails to hold a shareholders' meeting within 75 days after the registration statement registering the Clear Channel common stock to be issued in the merger is declared effective, unless such failure is due to circumstances beyond the reasonable control of Ackerley Group.

     Clear Channel may also terminate the merger agreement if certain Ackerley Group triggering events shall have occurred, including:

     - the Ackerley Group Board fails to recommend to its shareholders to vote to adopt the merger agreement (or withdraws or modifies its recommendation in a manner adverse to Clear Channel);

     - Ackerley Group fails to include in its proxy statement the recommendation of its Board to vote to approve the merger and the merger agreement or a statement to the effect that the Ackerley Group Board believes that the merger is in the best interests of the Ackerley Group shareholders;

     - the Ackerley Group Board fails to publicly reaffirm its recommendation to approve the merger and the merger agreement or fails to reaffirm its statement that the merger is in the best interests of its shareholders within ten business days of receiving a written request by Clear Channel for a reaffirmation;

     - the Ackerley Group Board approves, endorses or recommends another acquisition proposal;

     - Ackerley Group enters into a letter of intent or other similar document relating to any acquisition proposal;

     - a tender or exchange offer for Ackerley common stock is commenced and Ackerley Group does not send a statement to its shareholders recommending rejection of such tender or exchange offer within ten business days thereafter;

     - Ackerley Group fails to issue a press release reaffirming the Ackerley Group Board recommendation to approve the merger and the merger agreement within ten business days after any acquisition proposal is publicly announced; or

     - Ackerley Group, any of its subsidiaries or an Ackerley Group representative violates the no solicitation covenant of the merger agreement in a material respect.

     Ackerley Group may terminate the merger agreement upon 72 hours written notice to Clear Channel if, prior to 5:00 p.m. Central Standard Time on November 5, 2001, subject to limited extensions and specified conditions described on page 64:

     - The Ackerley Group Board receives a superior proposal;

     - The Ackerley Group Board determines, after consultation with outside legal counsel, in good faith that such action is consistent with the fiduciary duties of the Ackerley Group Board to the Ackerley Group shareholders under applicable law; and

     - Ackerley Group and its advisors will have, during such 72-hour notice period, negotiated in good faith with Clear Channel to make such adjustments to the merger agreement as would enable the parties to proceed with the merger on such adjusted terms.

  TERMINATION FEE (SEE PAGE 64)
     Ackerley Group must pay Clear Channel a fee of $17.25 million, plus up to $7.5 million of the reasonable, actual and documented out-of-pocket expenses of Clear Channel if one of the following circumstances occurs:

     - Clear Channel or Ackerley Group terminates the merger agreement because Ackerley Group shareholders fail to adopt the merger agreement at a duly held shareholders' meeting;

     - Clear Channel terminates the merger agreement due to Ackerley Group's failure to hold a shareholders' meeting within 75 days after the registration statement registering the Clear Channel common stock to be issued in the merger is declared effective, if such failure is not due to circumstances beyond the reasonable control of Ackerley Group;

     - Ackerley Group terminates the merger agreement after:

       - having received a superior proposal prior to 5:00 p.m. Central Standard Time on November 5, 2001, subject to limited extensions and specified conditions described on page 64;

       - having determined in good faith, after consulting with outside legal counsel, that such action is consistent with the fiduciary duties of the Ackerley Group Board to Ackerley Group's shareholders under applicable law; and

       - having negotiated in good faith with Clear Channel to make adjustments to the merger agreement as discussed above; or

     - Clear Channel terminates the merger agreement due to the occurrence of an Ackerley Group triggering event; and within 15 months after the termination of the merger agreement one of the following occurs:

       - Ackerley Group consummates a transaction that would have constituted an acquisition proposal for 50% or more of the assets or equity securities of Ackerley Group; or

       - Ackerley Group enters into a definitive agreement for a transaction that would have constituted an acquisition proposal for 50% or more of the assets or equity securities of Ackerley Group, whether or not such transaction is consummated within such 15 month period.

     If Clear Channel rightfully terminates the merger agreement because Ackerley Group materially breaches its representations, warranties or covenants under the merger agreement and fails to cure the breach within 20 business days of receiving written notice of such breach, then Ackerley Group must reimburse Clear Channel for up to $7.5 million of its reasonable, actual and documented out-of-pocket expenses. No termination fee would be payable in this circumstance.

  REGULATORY MATTERS (SEE PAGE 50)

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, certain information and materials must be furnished to the U.S. Department of Justice and the Federal Trade Commission, and Clear Channel and Ackerley must wait a specified period of time before the merger can be completed. The DOJ or the FTC has the authority to challenge the merger on antitrust grounds before or after completion of the merger. Premerger notification was filed with the DOJ and FTC in connection with various aspects of the merger on October 24, 2001. The HSR waiting period is due to expire on November 23, 2001, unless shortened by a grant of early termination or extended by the issuance of a second request for information and documents.

     In addition, we filed applications with the Federal Communications Commission on October 17, 2001 seeking its approval of the transfer of Ackerley Group's FCC licenses. Clear Channel expects to be required to divest television or radio stations in five markets or geographical areas to comply with FCC rules, and it has requested the FCC to waive its rules for twelve months following closing of the merger to allow completion of the necessary divestitures.

     We expect to obtain all required governmental approvals and, if all other conditions to the merger are satisfied, complete the merger in the first half of 2002. We cannot be certain, however, that Clear Channel and Ackerley Group will obtain all required governmental approvals, or that we will obtain these approvals without conditions that would be detrimental to Clear Channel or Ackerley Group.

  ACCOUNTING TREATMENT (SEE PAGE 46)

     Clear Channel will account for the merger as a purchase. Under this accounting method, Clear Channel will record, at fair value, the acquired assets and assumed liabilities of Ackerley Group, and to the extent that the total purchase price consideration exceeds the fair value of assets acquired and liabilities assumed, Clear Channel will record goodwill. Accordingly, Clear Channel will include the revenues and expenses of Ackerley Group in Clear Channel's financial statements from the date of consummation of the merger.

  NYSE LISTING

     Clear Channel will list the shares of Clear Channel common stock to be issued in the merger on the New York Stock Exchange.

  OWNERSHIP OF SHARES AFTER THE MERGER

     After giving effect to the merger, the former holders of Ackerley common stock will hold approximately 1.9% of the outstanding Clear Channel common stock based upon the number of outstanding shares of Clear Channel common stock as of October 15, 2001.

  STOCKHOLDER VOTING AND SUPPORT AGREEMENT (SEE PAGE 66)

     Barry A. Ackerley, the Chairman of the Board and Chief Executive Officer of Ackerley Group, has agreed not to sell any shares of Ackerley ordinary common stock owned by him and to vote the shares of Ackerley ordinary common stock he owns or has the right to vote in favor of the merger and the merger agreement. Mr. Ackerley has entered into a Stockholder Voting and Support Agreement with Clear Channel which is attached to this document as APPENDIX B. As of October 15, 2001, these shares represented approximately 6.7% of the voting power of all the outstanding shares of common stock entitled to vote on the merger and the merger agreement. However, Mr. Ackerley's agreement to vote in favor of the merger and the merger agreement and the proxy described below are not applicable to the shares of Ackerley

Class B common stock owned by him, which represent approximately 82% of the voting power of all the outstanding shares of common stock entitled to vote on the merger and the merger agreement.

     Mr. Ackerley also agreed to deliver to Clear Channel an irrevocable proxy with respect to his shares of Ackerley ordinary common stock, thereby allowing Clear Channel to vote such shares at any time prior to the effective date of the merger or the termination date of the merger agreement in accordance with the terms of the Stockholder Voting and Support Agreement.

     If the shares of Ackerley ordinary common stock or the shares of Ackerley Class B common stock owned by Mr. Ackerley are disposed of in any manner in connection with any acquisition proposal made prior to or within 18 months of the termination of the merger agreement, Mr. Ackerley will pay to Clear Channel an amount equal to 50% of the additional profit realized from such alternative transaction as compared to the merger.

     If the amount of consideration to be received by the holders of Ackerley common stock in connection with the merger should be increased, then, as may be requested by Clear Channel, Mr. Ackerley will either (i) execute and deliver to Clear Channel such documents as may be necessary to waive the right to receive 50% of such increase or (ii) pay to Clear Channel an amount equal to 50% of such increase.

  INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE 46)

     In considering the recommendation of the Ackerley Group Board with respect to the merger, shareholders should be aware that certain officers of Ackerley Group and the members of the Ackerley Group Board have interests in the merger that may be different from, or in addition to, the interests of shareholders generally. For certain officers, these interests relate to accelerated vesting of stock options, potential retention and severance payments, consulting fees or indemnification rights. For certain directors, these interests relate to an earlier payment of their quarterly non-employee director fees in the form of Ackerley ordinary common stock.

     In addition, prior to the closing of the merger, Ackerley Group will repay to the Ackerley family the $500,000 loan from the Ackerley family to Ackerley Group and Ackerley Group will, subject to documentation and arrangements reasonably acceptable to Clear Channel, transfer a lease obligation of Ackerley Group to Mr. Barry A. Ackerley or his designee.

     Members of the Ackerley Group Board were aware of these interests and considered them, among other matters, in making their recommendation to approve the merger.

EFFECTS OF THE MERGER ON THE RIGHTS OF ACKERLEY GROUP SHAREHOLDERS (SEE PAGE 75)

     The rights of Ackerley Group shareholders who receive shares of Clear Channel common stock in the merger will be governed by Texas law and by Clear Channel's restated articles of incorporation, as amended, and Clear Channel's second amended and restated by-laws. The rights of Ackerley Group shareholders under Clear Channel's restated articles of incorporation, as amended, and second amended and restated by-laws will differ in certain respects from the rights under Ackerley Group's fourth restated certificate of incorporation and amended and restated by-laws.

FORWARD-LOOKING STATEMENTS (SEE PAGE 80)

     Clear Channel and Ackerley Group have made forward-looking statements in this document and in the documents to which we have referred you. These statements are subject to risks and uncertainties, and therefore may not prove to be correct. Forward-looking statements include assumptions as to how Clear Channel may perform after the merger, and, accordingly, it is uncertain whether any of the events anticipated by the forward-looking statements will occur, or, if any of them do so, what impact they will have on the results of operations and financial condition of Clear Channel or the price of its common stock. See page 80 for further details.

     When we use words like "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. For those statements, Clear Channel and Ackerley Group claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

          CLEAR CHANNEL SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following sets forth summary historical financial data for Clear Channel as of and for the five years ended December 31, 2000, and as of and for the six month periods ended June 30, 2000 and 2001. The financial data for the six month periods ended June 30, 2000 and 2001 are derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which Clear Channel considers necessary for a fair presentation of its consolidated financial position and its consolidated results of operations for these periods. Due to seasonality and other factors, operating results for the six month period ended June 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001. After-tax cash flow is diluted net income before unusual and non-recurring items plus certain non-cash items (including nonconsolidated affiliates). EBITDA is net revenue less operating expenses and corporate expenses. You should not consider after-tax cash flow and EBITDA in isolation from, or as a substitute for, or more meaningful than, operating income, net income or cash flow and other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles, or as a measure of operating performance, or as an alternative to operating cash flows as a measure of liquidity. Although after-tax cash flow and EBITDA are not calculated in accordance with generally accepted accounting principles, they are widely used in the media industry as a measure of a company's operating performance because they assist in comparing performance across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods, particularly where acquisitions are involved, or non-operating factors such as historical cost bases. In addition, Clear Channel's calculation of after-tax cash flows and EBITDA is not necessarily comparable to similarly titled measures reported by other companies, including Ackerley Group.

     Acquisitions and dispositions significantly impact the comparability of the historical consolidated financial data reflected in this financial data. This information is only a summary and you should read the information presented below in conjunction with the Consolidated Financial Statements and the Notes thereto, and Management's Discussion and Analysis for Clear Channel, incorporated into this document by reference, which qualify the information presented below in its entirety.

                                                                                                           SIX MONTH PERIOD
                                                        YEAR ENDED DECEMBER 31,                             ENDED JUNE 30,
                                   -----------------------------------------------------------------   ------------------------
                                     1996         1997          1998          1999          2000          2000          2001
                                   ---------   -----------   -----------   -----------   -----------   -----------   ----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue......................  $ 351,739   $   697,068   $ 1,350,940   $ 2,678,160   $ 5,345,306   $ 1,748,414   $3,807,624
Operating expenses...............    198,332       394,404       767,265     1,632,115     3,480,706     1,082,690    2,699,283
Non-cash compensation expense....         --            --            --            --        16,032            --       12,350
Depreciation and amortization....     45,790       114,207       304,972       722,233     1,401,063       448,741    1,258,601
Corporate expenses...............      8,527        20,883        37,825        70,146       142,627        52,445       92,682
                                   ---------   -----------   -----------   -----------   -----------   -----------   ----------
Operating income (loss)..........     99,090       167,574       240,878       253,666       304,878       164,538     (255,292)
Interest expense.................     30,080        75,076       135,766       179,404       383,104       125,460      293,939
Gain (loss) on sale of assets
  related to mergers.............         --            --            --       138,659       783,743            --      (57,390)
Gain on marketable securities....         --         3,819        39,221        22,930            --            --       23,805
Equity in earnings (loss) of
  nonconsolidated affiliates.....     (3,441)        9,132        10,305        18,183        25,155         9,603        4,608
Other income (expense) -- net....      2,230         7,760       (26,411)      (15,638)      (17,133)        1,624      (17,398)
                                   ---------   -----------   -----------   -----------   -----------   -----------   ----------
Income (loss) before income taxes
  and extraordinary item.........     67,799       113,209       128,227       238,396       713,539        50,305     (595,606)
Income tax (expense) benefit.....    (30,103)      (49,633)      (74,196)     (152,741)     (464,731)      (58,472)      49,377
                                   ---------   -----------   -----------   -----------   -----------   -----------   ----------
Income (loss) before
  extraordinary item.............     37,696        63,576        54,031        85,655       248,808        (8,167)    (546,229)
Extraordinary item...............         --            --            --       (13,185)           --            --           --
                                   ---------   -----------   -----------   -----------   -----------   -----------   ----------

                                                                                                           SIX MONTH PERIOD
                                                        YEAR ENDED DECEMBER 31,                             ENDED JUNE 30,
                                   -----------------------------------------------------------------   ------------------------
                                     1996         1997          1998          1999          2000          2000          2001
                                   ---------   -----------   -----------   -----------   -----------   -----------   ----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net income (loss)................  $  37,696   $    63,576   $    54,031   $    72,470   $   248,808   $    (8,167)  $ (546,229)
                                   =========   ===========   ===========   ===========   ===========   ===========   ==========
Net income (loss) per common
  share:
  Basic:
    Income (loss) before
      extraordinary item.........  $    0.26   $      0.36   $      0.23   $      0.27   $      0.59   $     (0.02)  $    (0.93)
    Extraordinary item...........         --            --            --         (0.04)           --            --           --
                                   ---------   -----------   -----------   -----------   -----------   -----------   ----------
    Net income (loss)............  $    0.26   $      0.36   $      0.23   $      0.23   $      0.59   $     (0.02)  $    (0.93)
                                   =========   ===========   ===========   ===========   ===========   ===========   ==========
  Diluted:
    Income (loss) before
      extraordinary item.........  $    0.25   $      0.33   $      0.22   $      0.26   $      0.57   $     (0.02)  $    (0.93)
    Extraordinary item...........         --            --            --         (0.04)           --            --           --
                                   ---------   -----------   -----------   -----------   -----------   -----------   ----------
    Net income (loss)............  $    0.25   $      0.33   $      0.22   $      0.22   $      0.57   $     (0.02)  $    (0.93)
                                   =========   ===========   ===========   ===========   ===========   ===========   ==========
Weighted-average common shares
  outstanding
  Basic..........................    146,844       176,960       236,060       312,610       423,969       338,871      588,027
                                   =========   ===========   ===========   ===========   ===========   ===========   ==========
  Diluted........................    149,260       183,030       249,123       324,408       438,711       338,871      588,027
                                   =========   ===========   ===========   ===========   ===========   ===========   ==========
STATEMENT OF CASH FLOWS DATA:
Cash flows from operating
  activities.....................  $ 107,604   $   164,820   $   278,989   $   639,406   $   755,085   $   314,647   $   95,198
                                   =========   ===========   ===========   ===========   ===========   ===========   ==========
Cash flows from investing
  activities.....................  $(796,764)  $(1,345,793)  $(1,602,318)  $(1,474,170)  $(1,755,654)  $(1,147,734)  $  350,240
                                   =========   ===========   ===========   ===========   ===========   ===========   ==========
Cash flows from financing
  activities.....................  $ 700,470   $ 1,188,929   $ 1,335,170   $   874,990   $ 1,120,683   $   813,256   $ (395,126)
                                   =========   ===========   ===========   ===========   ===========   ===========   ==========

                                                                  AS OF DECEMBER 31,
                                                               -------------------------   AS OF JUNE 30,
                                                                  1999          2000            2001
                                                               -----------   -----------   --------------
                                                                             (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................   $    76,724   $   196,838    $   247,150
Total assets................................................    16,821,512    50,056,461     48,726,030
Long-term debt, net of current..............................     4,584,352    10,597,082      9,804,736
Shareholders' equity........................................    10,084,037    30,347,173     30,116,536

                                                                                                    SIX MONTH PERIOD
                                                                                                          ENDED
                                                        YEAR ENDED DECEMBER 31,                         JUNE 30,
                                         ------------------------------------------------------   ---------------------
                                           1996       1997       1998       1999        2000        2000        2001
                                         --------   --------   --------   --------   ----------   --------   ----------
                                                                         (IN THOUSANDS)
OTHER DATA:
After-tax cash flow....................  $101,587   $192,723   $381,555   $752,777   $1,282,014   $464,033   $  794,841
                                         ========   ========   ========   ========   ==========   ========   ==========
EBITDA.................................  $144,880   $281,781   $545,850   $975,899   $1,721,973   $613,279   $1,015,659
                                         ========   ========   ========   ========   ==========   ========   ==========

         ACKERLEY GROUP SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following sets forth summary historical financial data for Ackerley Group as of and for the five years ended December 31, 2000, and as of and for the six month periods ended June 30, 2000 and 2001. The financial data for the six month periods ended June 30, 2000 and 2001 are derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which Ackerley Group considers necessary for a fair presentation of its consolidated financial position and its consolidated results of operations for these periods. Due to seasonality and other factors, operating results for the six month period ended June 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001. After-tax cash flow is calculated as the sum of income(loss) from continuing operations, depreciation and amortization expense, extraordinary or non-recurring items, including the net after-tax (gain) or loss on dispositions of assets and equity in losses of affiliates. EBITDA is net revenue less operating expenses and corporate expenses. You should not consider after-tax cash flow and EBITDA in isolation from, or as a substitute for, or more meaningful than, operating income, net income or cash flow and other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles, or as a measure of operating performance, or as an alternative to operating cash flows as a measure of liquidity. Although after-tax cash flow and EBITDA are not calculated in accordance with generally accepted accounting principles, they are widely used in the media industry as a measure of a company's operating performance because they assist in comparing performance across companies without regard to depreciation and amortization, which can vary significantly depending on accounting methods, particularly where acquisitions are involved, or non-operating factors such as historical cost bases. In addition, Ackerley Group's calculation of after-tax cash flows and EBITDA is not necessarily comparable to similarly titled measures reported by other companies, including Clear Channel.

     Acquisitions and dispositions significantly impact the comparability of the historical consolidated financial data reflected in this financial data. This information is only a summary and you should read the information presented below in conjunction with the Consolidated Financial Statements and the Notes thereto, and Management's Discussion and Analysis for Ackerley Group, incorporated into this document by reference, which qualify the information presented below in its entirety.

                                                                                    SIX MONTH PERIOD ENDED
                                           YEAR ENDED DECEMBER 31,                  -----------------------
                            -----------------------------------------------------    JUNE 30,     JUNE 30,
                              1996       1997       1998       1999        2000        2000         2001
                            --------   --------   --------   ---------   --------   ----------   ----------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  DATA:
Net revenue...............  $175,651   $197,743   $201,501   $ 207,583   $224,564   $ 106,747    $ 100,439
Operating expenses........   116,904    132,076    136,420     142,048    157,674      74,280       83,697
Non-cash compensation
  expense.................        --      9,344        452         559        100          40           50
Depreciation and
  amortization............    14,255     13,184     14,078      26,042     39,161      16,343       21,466
Corporate expenses........     8,233     10,013     14,491      16,142     23,792      11,881       13,305
                            --------   --------   --------   ---------   --------   ---------    ---------
Operating income (loss)...    36,259     33,126     36,060      22,792      3,837       4,203      (18,079)
Interest expense..........    22,514     24,209     22,792      32,959     25,795       9,413       14,721
Gain (loss) on
  dispositions of
  assets..................        --         --     33,524      28,999    277,650     280,633       (2,210)
Equity in losses of
  nonconsolidated
  affiliates..............        --         --         --        (174)      (801)       (668)          --
Other income (expense) --
  net.....................        --      5,000         --          --         --          --           --
                            --------   --------   --------   ---------   --------   ---------    ---------
Income (loss) from
  continuing operations
  before income taxes.....    13,745     13,917     46,792      18,658    254,891     274,755      (35,010)
Income tax (expense)
  benefit.................    (2,007)    19,168    (18,576)     (7,917)   (96,284)   (110,344)      12,638
                            --------   --------   --------   ---------   --------   ---------    ---------
Income (loss) from
  continuing operations
  before extraordinary
  item....................    11,738     33,085     28,216      10,741    158,607     164,411      (22,372)
Discontinued operations...     4,391       (156)    (4,693)     (2,778)    (9,707)     (1,398)      90,808
Extraordinary item........      (355)        --     (4,346)     (1,373)        --          --           --
                            --------   --------   --------   ---------   --------   ---------    ---------
Net income................  $ 15,774   $ 32,929   $ 19,177   $   6,590   $148,900   $ 163,013    $  68,436
                            ========   ========   ========   =========   ========   =========    =========

                                                                                    SIX MONTH PERIOD ENDED
                                           YEAR ENDED DECEMBER 31,                  -----------------------
                            -----------------------------------------------------    JUNE 30,     JUNE 30,
                              1996       1997       1998       1999        2000        2000         2001
                            --------   --------   --------   ---------   --------   ----------   ----------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net income (loss) per
  common share:
  Basic:
    Income (loss) from
      continuing
      operations before
      extraordinary
      item................  $   0.38   $   1.05   $   0.89   $    0.33   $   4.54   $    4.70    $   (0.64)
    Discontinued
      operations..........      0.14         --      (0.14)      (0.09)     (0.28)      (0.04)        2.59
    Extraordinary item....     (0.01)        --      (0.14)      (0.04)        --          --           --
                            --------   --------   --------   ---------   --------   ---------    ---------
    Net income............  $   0.51   $   1.05   $   0.61   $    0.20   $   4.26   $    4.66    $    1.95
                            ========   ========   ========   =========   ========   =========    =========
  Diluted:
    Income (loss) from
      continuing
      operations before
      extraordinary
      item................  $   0.37   $   1.04   $   0.88   $    0.32   $   4.52   $    4.70    $   (0.64)
    Discontinued
      operations..........      0.14         --      (0.14)      (0.08)     (0.28)      (0.04)        2.59
    Extraordinary item....     (0.01)        --      (0.14)      (0.04)        --          --           --
                            --------   --------   --------   ---------   --------   ---------    ---------
    Net income............  $   0.50   $   1.04   $   0.60   $    0.20   $   4.24   $    4.66    $    1.95
                            ========   ========   ========   =========   ========   =========    =========
Weighted-average common
  shares outstanding
  Basic...................    31,166     31,345     31,627      32,932     34,994      34,972       35,060
                            ========   ========   ========   =========   ========   =========    =========
  Diluted.................    31,760     31,652     31,883      33,110     35,122      34,972       35,060
                            ========   ========   ========   =========   ========   =========    =========
STATEMENT OF CASH FLOWS
  DATA:
Cash flows from operating
  activities..............  $ 16,337   $ 28,010   $ 14,844   $    (167)  $(78,249)  $ (23,615)   $ (21,347)
                            ========   ========   ========   =========   ========   =========    =========
Cash flows from investing
  activities..............  $(32,095)  $(19,801)  $(46,947)  $(186,806)  $ 98,528   $ 177,314    $ 181,602
                            ========   ========   ========   =========   ========   =========    =========
Cash flows from financing
  activities..............  $ 12,247   $ (7,463)  $ 33,077   $ 185,151   $(18,400)  $(102,737)   $(158,042)
                            ========   ========   ========   =========   ========   =========    =========

                                                              AS OF DECEMBER 31,
                                                              -------------------   AS OF JUNE 30,
                                                                1999       2000          2001
                                                              --------   --------   --------------
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $  2,808   $  4,687      $  6,900
Total assets................................................   528,436    667,307       585,883
Long-term debt, net of current..............................   403,761    385,439       229,872
Shareholders' equity........................................    27,289    175,980       244,785

                                                                                         SIX MONTH PERIOD
                                                                                               ENDED
                                                  YEAR ENDED DECEMBER 31,               -------------------
                                      -----------------------------------------------   JUNE 30,   JUNE 30,
                                       1996      1997      1998      1999      2000       2000       2001
                                      -------   -------   -------   -------   -------   --------   --------
                                                                 (IN THOUSANDS)
OTHER DATA:
After-tax cash flow from continuing
  operations........................  $25,993   $40,700   $22,351   $20,511   $25,560   $13,249     $  538
                                      =======   =======   =======   =======   =======   =======     ======
EBITDA..............................  $50,514   $55,654   $50,590   $49,393   $43,098   $20,586     $3,437
                                      =======   =======   =======   =======   =======   =======     ======

   SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA

     The following summary unaudited pro forma combined condensed consolidated financial data give effect to the merger, which Clear Channel will account for as a purchase in accordance with GAAP. The statements of operations data assume that the merger was completed on January 1, 2000, and the balance sheet data assumes that the merger was completed on June 30, 2001. Clear Channel and Ackerley Group's pro forma statements of operations data also give effect to recently completed significant acquisitions and dispositions as more completely described in the unaudited pro forma combined condensed consolidated financial statements, including the notes thereto, beginning on page P-1. Additionally, as the merger was initiated after June 30, 2001, it will be accounted for under the newly issued Statement of Financial Accounting Standards No. 141, Business Combinations, and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Under the new rules, goodwill and intangible assets deemed to have indefinite lives, such as FCC licenses, will no longer be amortized but will be subject to annual impairment tests. Accordingly, the pro forma financial statements reflect no amortization expense relating to Ackerley Group goodwill or FCC licenses. The pro forma financial statements do not reflect adjustments to Clear Channel's amortization expense of goodwill or FCC licenses, as adoption of the new rules will not take effect with Clear Channel's financial statements until January 1, 2002. In addition, the unaudited pro forma combined condensed consolidated financial data does not reflect any cost savings and other synergies which management of Clear Channel and Ackerley Group anticipate will result from the merger and is not necessarily indicative of the results of operations or the financial positions which would have occurred had the merger been completed on the dates indicated, nor is it necessarily indicative of future results of operations or financial position. This information is only a summary and you should read the information presented below in conjunction with the historical consolidated financial statements of Clear Channel and Ackerley Group and the unaudited pro forma combined condensed consolidated financial statements, including the notes thereto, beginning on page P-1.

                                                        YEAR ENDED DECEMBER 31, 2000
                                               ----------------------------------------------
                                                                                CLEAR CHANNEL
                                                                                AND ACKERLEY
                                                                                    GROUP
                                               CLEAR CHANNEL   ACKERLEY GROUP     PRO FORMA
                                                 PRO FORMA       PRO FORMA         MERGER
                                               -------------   --------------   -------------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue..................................   $7,655,965        $224,564       $7,880,529
Operating income (loss)......................      (24,989)          3,837           (5,688)
Income (loss) from continuing operations.....     (557,349)        168,248         (539,212)
Income (loss) from continuing operations per
  common share:
  Basic......................................   $     (.95)       $   4.81       $     (.90)
  Diluted....................................   $     (.95)       $   4.79       $     (.90)
Weighted-average common shares outstanding:
  Basic......................................      584,443          34,994          596,318
  Diluted....................................      584,443          35,122          596,318

                                                  AS OF AND FOR THE SIX MONTH PERIOD ENDED
                                                               JUNE 30, 2001
                                               ----------------------------------------------
                                                                                CLEAR CHANNEL
                                                                                AND ACKERLEY
                                                                                    GROUP
                                               CLEAR CHANNEL   ACKERLEY GROUP     PRO FORMA
                                                HISTORICAL       PRO FORMA         MERGER
                                               -------------   --------------   -------------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenue..................................   $ 3,807,624       $100,439       $ 3,908,063
Operating income (loss)......................      (255,292)       (18,079)         (263,379)
Income (loss) from continuing operations.....      (546,229)       (19,286)         (558,098)
Income (loss) from continuing operations per
  common share:
  Basic......................................   $      (.93)      $   (.55)      $      (.93)
  Diluted....................................   $      (.93)      $   (.55)      $      (.93)
Weighted-average common shares outstanding:
  Basic......................................       588,027         35,060           599,902
  Diluted....................................       588,027         35,060           599,902

                                               CLEAR CHANNEL   ACKERLEY GROUP    PRO FORMA
                                                HISTORICAL       HISTORICAL       MERGER
                                               -------------   --------------   -----------
BALANCE SHEET DATA:
Total assets.................................   $48,726,030       $585,883      $49,621,581
Long-term debt, net of current...............     9,804,736        229,872       10,065,880
Shareholders' equity.........................    30,116,536        244,785       30,595,518

                           COMPARATIVE PER SHARE DATA

     We have set forth below book value per share, historical income (loss) from continuing operations per share before extraordinary items, and cash dividends per share of Clear Channel, Ackerley Group and of the combined company on a pro forma basis after giving effect to the merger. You should read the data set forth below in conjunction with the Ackerley Group and Clear Channel audited consolidated financial statements, including the notes thereto, from which we have derived the data set forth below. Clear Channel and Ackerley Group have incorporated their audited consolidated financial statements into this document by reference. You should also read the data in conjunction with the unaudited pro forma combined condensed consolidated financial statements, including the notes thereto, included elsewhere in this document.

                                               AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2000
                                               ----------------------------------------------
                                                                                CLEAR CHANNEL
                                                                                AND ACKERLEY
                                               CLEAR CHANNEL   ACKERLEY GROUP       GROUP
                                                HISTORICAL       HISTORICAL     PRO FORMA(1)
                                               -------------   --------------   -------------
Book value per share:
  Basic......................................    $  71.58          $5.03              N.A.
  Diluted....................................       69.17           5.01              N.A.
Income (loss) per share from continuing
  operations:
  Basic......................................         .59           4.54              (.90)
  Diluted....................................         .57           4.52              (.90)
Cash dividends per share.....................          --           0.02                --

(1) Book value per share is not presented as of December 31, 2000 as the Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet is only presented as of June 30, 2001.

                                                  AS OF AND FOR THE SIX MONTH PERIOD ENDED
                                                               JUNE 30, 2001
                                               ----------------------------------------------
                                                                                CLEAR CHANNEL
                                                                                AND ACKERLEY
                                               CLEAR CHANNEL   ACKERLEY GROUP       GROUP
                                                HISTORICAL       HISTORICAL       PRO FORMA
                                               -------------   --------------   -------------
Book value per share:
  Basic......................................     $51.22           $ 6.98          $51.00
  Diluted....................................      51.22             6.98           51.00
Income (loss) per share from continuing
  operations:
  Basic......................................      (0.93)           (0.64)           (.93)
  Diluted....................................      (0.93)           (0.64)           (.93)
Cash dividends per share.....................         --               --              --

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     The following table sets forth the high and low closing sales prices for a share of Clear Channel common stock and for a share of Ackerley ordinary common stock for the period indicated. The prices are as reported on the NYSE Composite Transaction Tape based on published financial sources. Ackerley ordinary common stock is currently traded on the New York Stock Exchange under the symbol "AK." Clear Channel common stock is currently traded on the New York Stock Exchange under the symbol "CCU." The information below reflects a two-for-one stock split of Clear Channel's outstanding common stock effected in July 1998.

                                                      CLEAR CHANNEL    ACKERLEY ORDINARY
                                                      COMMON STOCK       COMMON STOCK
                                                     ---------------   -----------------
                                                      HIGH     LOW      HIGH       LOW
                                                     ------   ------   -------   -------
Fiscal Year 1998:
  First Quarter....................................  $50.03   $36.72   $24.33    $14.78
  Second Quarter...................................   54.56    44.06    22.15     19.65
  Third Quarter....................................   61.75    40.38    24.58     19.59
  Fourth Quarter...................................   54.50    36.13    20.71     16.60
Fiscal Year 1999:
  First Quarter....................................  $67.44   $53.13   $19.09    $16.66
  Second Quarter...................................   74.00    65.06    19.97     16.73
  Third Quarter....................................   79.88    64.38    19.16     12.17
  Fourth Quarter...................................   90.25    71.25    18.16     11.42
Fiscal Year 2000:
  First Quarter....................................  $95.38   $60.00   $19.40    $12.67
  Second Quarter...................................   81.88    62.25    15.00     11.19
  Third Quarter....................................   83.81    56.00    14.00      9.81
  Fourth Quarter...................................   60.50    45.75    11.63      7.88
Fiscal Year 2001:
  First Quarter....................................  $67.00   $49.99   $15.00    $ 8.75
  Second Quarter...................................   63.98    51.10    12.75     10.45
  Third Quarter....................................   63.35    36.80    14.50      9.59
  Fourth Quarter (through October 25, 2001)........   43.74    38.33    15.20     10.00

     The following table sets forth the prices for a share of Clear Channel
common stock and for a share of Ackerley ordinary common stock on           ,
2001, a recent trading day prior to the printing of this document and on October 5, 2001, the last trading day prior to the public announcement of the merger agreement. The prices are as reported on the NYSE Composite Transaction Tape based on published financial sources.

                                                          CLEAR CHANNEL   ACKERLEY ORDINARY
                                                          COMMON STOCK      COMMON STOCK
                                                          -------------   -----------------
          , 2001........................................
OCTOBER 5, 2001.........................................     $40.31            $11.00

     Because the exchange ratio in the merger is fixed and because the market price of Clear Channel common stock is subject to fluctuation, the market value of the shares of Clear Channel common stock that the Ackerley Group shareholders will receive in the merger may increase or decrease before and after the special meeting. WE URGE ACKERLEY GROUP SHAREHOLDERS TO OBTAIN CURRENT MARKET QUOTATIONS FOR CLEAR CHANNEL COMMON STOCK AND ACKERLEY COMMON STOCK PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER. WE CANNOT GIVE ANY ASSURANCE AS TO THE FUTURE PRICES OR MARKETS FOR CLEAR CHANNEL COMMON STOCK.

     Clear Channel has not declared a cash dividend on its common stock since it became a public company except for a $3.00 per share cash dividend which was paid in July of 1989. Clear Channel intends to retain future earnings for use in its business and does not anticipate paying any cash dividends on Clear Channel common stock in the foreseeable future. Ackerley Group declared a cash dividend of $0.02 per share in each of 1998, 1999 and 2000, but determined not to declare a dividend in 2001. Ackerley Group is not permitted to pay any dividends by the terms of the merger agreement, as more fully described under "The Merger Agreement -- Covenants and Agreements -- Conduct of Business of Ackerley Group Pending the Merger." Furthermore, the terms of Ackerley Group's senior debt impose certain limits upon Ackerley Group's ability to pay dividends and make other distributions. Subject to the aforementioned restrictions, the decision to declare a dividend, and the amount thereof, if any, will be in the sole discretion of the Ackerley Group Board.

                                  RISK FACTORS

     You should carefully consider the following important factors, in addition to those discussed in the documents that we have filed with the Securities and Exchange Commission which we have incorporated by reference in this document, to determine whether to vote for the proposals relating to the merger.

                      RISK FACTORS RELATING TO THE MERGER

THE SEPTEMBER 11, 2001 TERRORIST ATTACKS MAY CONTINUE TO AFFECT THE RESULTS OF OPERATION OF CLEAR CHANNEL AND ACKERLEY GROUP

     Clear Channel and Ackerley Group may be affected by the events of September 11, 2001 in New York, Washington, D.C., and Pennsylvania, as well as by the actions taken by the United States in response to such events. At this time, it is not known how significantly these events will affect the radio broadcasting, television, outdoor advertising or live entertainment industries. As of the date of this prospectus, it is unclear whether the September 11 events and their aftermath will materially impact Clear Channel and Ackerley Group. However, as a result of expanded news coverage following the attacks and subsequent military action, both Clear Channel and Ackerley Group experienced a loss in advertising revenues and increased incremental operating expenses. The events of September 11 have further depressed economic activity in the United States and globally, including the markets in which Clear Channel and Ackerley Group operate. If weak economic conditions continue or worsen, the financial condition and results of operations of Clear Channel or Ackerley Group may be materially and adversely affected. Furthermore, there is no assurance that there will not be further terrorist attacks against the United States or United States businesses, including real or threatened attacks using chemical or biological agents. Although neither Clear Channel nor Ackerley Group have received specific threats, such attacks might directly impact Clear Channel and Ackerley Group physical facilities or personnel, potentially causing substantial losses or disruptions to their operations.

FIXED EXCHANGE RATIO DESPITE CHANGES IN OUR RESPECTIVE STOCK PRICES

     The exchange ratio is a fixed ratio that will not be adjusted as a result of any increase or decrease in the price of either Clear Channel common stock or Ackerley common stock. The prices of Ackerley common stock and Clear Channel common stock at the time the merger is completed may be higher or lower than its prices on the date of this document or on the date of the meeting of Ackerley Group's shareholders. Changes in the business, operations or prospects of Ackerley Group or Clear Channel, market assessments of the likelihood that the merger will be completed, the anticipated closing date of the merger, the conditions, if any, imposed on Clear Channel or Ackerley Group to consummate the merger, regulatory considerations, general market and economic conditions, or other factors may affect the prices of Ackerley common stock, Clear Channel common stock or both. Most of these factors are beyond the control of Clear Channel and Ackerley Group. Since the merger will be completed only after all the conditions to the merger are satisfied, including the holding of the meeting of Ackerley Group's shareholders, there is no way to be sure that the price of Ackerley common stock or of Clear Channel common stock on the date of the meeting will be indicative of its price at the time the merger is completed. We urge you to obtain current market quotations for both Ackerley common stock and Clear Channel common stock.

INTEGRATION OF THE BUSINESSES OF CLEAR CHANNEL AND ACKERLEY GROUP

     In determining to approve the merger and the merger agreement, the Ackerley Group Board considered the potential complementary effects of combining its company, assets, personnel and operational expertise with those of Clear Channel. As soon as practicable following the merger, Clear Channel intends to integrate the operations of Ackerley Group into its operations. However, there can be no assurance that Clear Channel will successfully integrate the operations of Ackerley Group with those of Clear Channel or that all of the benefits expected from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could adversely affect Clear Channel. Additionally, integrating businesses involves a number of special risks, including the possibility that management may be distracted from regular business concerns by the need to integrate operations, unforeseen difficulties in integrating operations and systems, problems concerning assimilating and retaining the employees of the acquired company, challenges in retaining customers and potential adverse short-term effects on operating results.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Ackerley Group Board with respect to the merger, shareholders should be aware that certain officers of Ackerley Group and the members of the Ackerley Group Board have interests in the merger that may be different from, or in addition to, the interests of shareholders generally. For certain officers, these interests relate to accelerated vesting of stock options, potential retention and severance payments, consulting fees or indemnification rights. For certain directors, these interests relate to an earlier payment of their quarterly non-employee director fees in the form of Ackerley ordinary common stock. In addition, prior to the closing of the merger, Ackerley Group will repay to the Ackerley family the $500,000 loan from the Ackerley family to Ackerley Group and Ackerley Group will, subject to documentation and arrangements reasonably acceptable to Clear Channel, transfer a lease obligation of Ackerley Group to Mr. Barry A. Ackerley or his designee. Members of the Ackerley Group Board were aware of these interests and considered them, among other matters, in making their recommendation to approve the merger and the merger agreement.

THE COMBINED COMPANY WILL HAVE SUBSTANTIAL PRO FORMA LOSSES

     On a pro forma basis, after giving effect to the mergers with AMFM Inc. and SFX Entertainment, Inc., which Clear Channel completed during 2000, Clear Channel had a loss for the year ended December 31, 2000. The loss is primarily related to the significant amount of amortization expense recorded related to the goodwill and certain indefinite lived intangibles created by these two mergers. Under the existing accounting principles, Clear Channel will not amortize the goodwill amount or indefinite lived intangibles recorded in the Ackerley Group merger. This accounting treatment is reflected in the "Unaudited Pro Forma Combined Condensed Consolidated Financial Statements". Clear Channel adopted Statement of Financial Accounting Standards No. 141, Business Combinations, on July 1, 2001 and will adopt Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002. As a result of these statements, beginning in 2002, Clear Channel will cease amortization on all recorded goodwill and indefinite lived intangibles. Instead, goodwill and indefinite lived intangibles will be evaluated for possible impairment using a "fair value" approach. Clear Channel is currently evaluating different valuation techniques to be used in the impairment test as well as other implementation issues. Since it is not known to Clear Channel at this time whether or not goodwill and indefinite lived intangibles will be impaired in the future, it is difficult to predict whether Clear Channel will record losses in the future. See "Unaudited Pro Forma Combined Condensed Consolidated Financial Statements".

CLEAR CHANNEL MAY NEED TO DIVEST ASSETS AND AGREE TO ONGOING OPERATING RESTRICTIONS TO OBTAIN ANTITRUST REGULATORY APPROVALS NECESSARY FOR THE MERGER

     Certain antitrust regulatory agencies as well as the FCC must complete their reviews before the merger can be completed. We can give no assurance that such agencies will either complete these reviews in a timely manner or do so without imposing significant restrictions, conditions, or divestitures. Clear Channel expects to be required to divest television or radio stations in five markets or geographical areas to comply with FCC rules as a result of the merger. These divestitures and operating restrictions could adversely affect the value of the combined company. A court could issue an injunction before or after the Ackerley Group shareholders' meeting.

IF THE MERGER IS NOT COMPLETED THE COMPANIES' STOCK PRICES COULD DECLINE

     The obligations of Clear Channel and Ackerley Group to complete the merger are subject to the satisfaction or waiver of certain conditions. See page 61 for a discussion of these conditions. These conditions might not be satisfied or waived and the merger might not be completed. Noncompletion of the merger would likely have a negative effect on the stock trading price of one or both parties.

       RISK FACTORS ARISING AFTER THE SHAREHOLDERS' MEETING OR THE MERGER

CLEAR CHANNEL WILL HAVE MORE DEBT

     Following the merger, Clear Channel's debt obligations will increase. At June 30, 2001, Clear Channel had borrowings under its credit facilities and other long term debt outstanding of approximately $9.8 billion. At June 30, 2001, Clear Channel had shareholder's equity of $30.1 billion. At June 30, 2001, Ackerley Group had total outstanding indebtedness of approximately $232.6 million. Clear Channel expects to continue to borrow funds to finance acquisitions of media related properties, as well as for other purposes. Clear Channel's debt obligations could increase substantially because of the debt levels of companies that it may acquire in the future. Clear Channel is permitted to borrow up to $1.8 billion under its domestic credit facility at a floating rate, which at June 30, 2001, was equal to the London InterBank Offered Rate plus 0.40% and up to $3.0 billion under its multi-currency credit facility at a floating rate, which at June 30, 2001, was equal to the London InterBank Offered Rate plus 0.625%. As of June 30, 2001, Clear Channel had borrowed approximately $1.6 billion under its domestic credit facility and $1.1 billion under its multi-currency credit facility.

     Such a large amount of indebtedness could have negative consequences for Clear Channel following the merger, including without limitation the following:

     - limitations on its ability to obtain financing in the future;

     - much of its cash flow will be dedicated to interest obligations and unavailable for other purposes;

     - the high level of indebtedness limits its flexibility to deal with changing economic, business and competitive conditions; and

     - the high level of indebtedness could make Clear Channel more vulnerable to an increase in interest rates, a downturn in its operating performance or a decline in general economic conditions.

     The failure to comply with the covenants in the agreements governing the terms of Clear Channel's or its subsidiaries' indebtedness, including Ackerley Group, following the merger could be an event of default and could accelerate the payment obligations and, in some cases, could affect other obligations with cross-default and cross-acceleration provisions.

CLEAR CHANNEL MAY NEED TO REPAY OR REDEEM ACKERLEY GROUP INDEBTEDNESS

     At June 30, 2001, Ackerley Group had total outstanding indebtedness of approximately $232.6 million, including publicly held indebtedness in the aggregate principal amount of approximately $200.0 million. Ackerley Group's bank credit facility of $32.6 million will become payable as a result of the merger. Clear Channel will have to refinance Ackerley Group's bank credit facility under its credit facility after the merger. The merger will also trigger the change in control provisions of Ackerley Group's publicly held indebtedness. Clear Channel must offer to purchase the outstanding Ackerley Group public indebtedness for consideration equal to 101% of the principal amount, plus any accrued and unpaid interest. If the holders require that Clear Channel purchase all or a substantial portion of the Ackerley Group public indebtedness, Clear Channel may be required to draw down on its credit facilities to satisfy such obligations.

CLEAR CHANNEL'S OPERATIONS MAY BE RESTRICTED BY ACKERLEY GROUP INDEBTEDNESS AND AMFM INDEBTEDNESS

     If all or part of Ackerley Group's public indebtedness remains outstanding after the merger because either the Ackerley Group debtholders do not accept Clear Channel's mandatory offers to purchase such indebtedness or Clear Channel does not otherwise purchase such indebtedness, the terms of such indebtedness may restrict the ability of Ackerley Group and its subsidiaries to make funds available to Clear Channel in the form of dividends, loans, advances or otherwise. Much of Ackerley Group's indebtedness is high-yield indebtedness and restricts Ackerley Group and its subsidiaries from incurring additional indebtedness, repaying other debt, repurchasing or redeeming capital stock, selling assets or stock, making certain investments or acquisitions, engaging in asset swaps, mergers or consolidations and entering into transactions with affiliates. The covenants for this type of indebtedness are more restrictive than those contained in Clear Channel's public indebtedness. In addition, some of AMFM's public indebtedness remains outstanding. All of this indebtedness is also considered high yield indebtedness and contains similar restrictions to that of Ackerley Group's indebtedness. Accordingly, the Ackerley Group and AMFM indebtedness which remains outstanding following the merger may continue to:

     - cause Clear Channel to incur substantial consolidated interest expense and principal repayment obligations;

     - limit Clear Channel's ability to obtain additional debt financing;

     - make it more difficult for Clear Channel to combine its operations with Ackerley Group and AMFM; and

     - place more restrictions on Clear Channel's ability to manage Ackerley Group and AMFM than Clear Channel currently faces in the management of the rest of its business.

CLEAR CHANNEL IS DEPENDENT ON KEY PERSONNEL

     Clear Channel's business is dependent upon the performance of key employees. Clear Channel employs or independently contracts with several on-air personalities and hosts of syndicated radio programs with significant audiences in their respective markets. Although Clear Channel has entered into long-term agreements with some of its executive officers, key on-air talent and program hosts to protect their interests in those relationships, Clear Channel can give no assurance that after the merger all or any of these key employees will remain with the combined entity or will retain their audiences.

CLEAR CHANNEL'S INTERNATIONAL OPERATIONS HAVE ADDED RISKS

     Doing business in foreign countries carries with it risks that are not found in doing business in the United States. Clear Channel currently derives a portion of its revenues from international radio, outdoor and entertainment operations in countries around the world and a key element of its business strategy is to expand its international operations. The risks of doing business in foreign countries which could result in losses against which Clear Channel is not insured include:

     - exposure to local economic conditions;

     - potential adverse changes in the diplomatic relations of foreign countries with the United States;

     - hostility from local populations;

     - the adverse effect of currency exchange controls;

     - restrictions on the withdrawal of foreign investment and earnings;

     - government policies against businesses owned by foreigners;

     - investment restrictions or requirements;

     - expropriations of property;

     - the potential instability of foreign governments;

     - the risk of insurrections;

     - risks of renegotiation or modification of existing agreements with governmental authorities;

     - foreign exchange restrictions;

     - withholding and other taxes on remittances and other payments by subsidiaries; and

     - changes in taxation structure.

EXCHANGE RATES MAY CAUSE FUTURE LOSSES IN CLEAR CHANNEL'S INTERNATIONAL
OPERATIONS

     Because Clear Channel owns assets overseas and derives revenues from their international operations, such companies may incur currency translation losses due to changes in the values of foreign currencies and in the value of the U.S. dollar. Clear Channel cannot predict the effect of exchange rate fluctuations upon future operating results. To reduce a portion of its exposure to the risk of international currency fluctuations, Clear Channel maintains a natural hedge through borrowings in currencies other than the U.S. dollar. Clear Channel reviews this debt position monthly. Clear Channel currently maintains no derivative instruments to reduce the exposure to translation and/or transaction risk but may adopt other hedging strategies in the future.

EXTENSIVE GOVERNMENT REGULATION MAY LIMIT CLEAR CHANNEL'S OPERATIONS

     Broadcasting. The federal government extensively regulates the domestic broadcasting industry, and any changes in the current regulatory scheme could significantly affect the combined company. Clear Channel's broadcasting businesses depend upon maintaining broadcasting licenses issued by the Federal Communications Commission for maximum terms of eight years. Renewals of broadcasting licenses can be attained only through the FCC's grant of appropriate applications. Although the FCC rarely denies a renewal application, the FCC could deny future renewal applications. Such a denial could adversely affect the combined company's operations.

     The federal communications laws limit the number of broadcasting properties Clear Channel may own in a particular area. While the Telecommunications Act of 1996 relaxed the FCC's multiple ownership limits, any subsequent modifications that tighten those limits could adversely affect the combined company following the merger by making it impossible for Clear Channel to complete potential acquisitions or requiring Clear Channel to divest stations it has already acquired. For instance, the FCC has adopted modified rules that in some cases permit a company to own fewer radio stations than allowed by the Telecommunications Act of 1996 in markets or geographical areas where the company also owns television stations. These modified rules could require Clear Channel to divest radio stations it currently owns in markets or areas where Clear Channel also owns television stations. As a result of these rules, Clear Channel will need to divest radio or television stations in several markets or geographical areas in connection with its merger with Ackerley.

     Moreover, changes in governmental regulations and policies may have a material impact upon Clear Channel. For example, Clear Channel currently provides programming to several television stations it does not own and receives programming from other parties for certain television stations it does own. These programming arrangements are made through contracts known as local marketing agreements. The FCC has revised its rules and policies regarding television local marketing agreements. These revisions will restrict Clear Channel's ability to enter into television local marketing agreements in the future, and may eventually require Clear Channel to terminate its programming arrangements under existing local marketing agreements. Additionally, the FCC has adopted rules which under certain circumstances subject previously nonattributable debt and equity interests in communications media to the FCC's multiple ownership restrictions. Also, the FCC is considering a variety of possible changes in the methodology by which it defines a radio "market" and counts stations for purposes of determining compliance with the local radio ownership restrictions. These rules and possible changes may limit Clear Channel's ability to expand its media holdings.

     Antitrust. Additional acquisitions by Clear Channel of radio and television stations, outdoor advertising properties and live entertainment operations or entities may require review by foreign antitrust agencies under the antitrust laws of foreign jurisdictions and will require antitrust review by the federal antitrust agencies. Clear Channel can give no assurances that the Department of Justice or the Federal Trade Commission or foreign antitrust agencies will not seek to bar it from acquiring additional radio or television stations, outdoor advertising or entertainment properties in any market where Clear Channel already has a significant position. Following the passage of the Telecommunications Act of 1996, the DOJ has become more aggressive in reviewing proposed acquisitions of radio stations, particularly in instances where the proposed acquirer already owns one or more radio station properties in a particular market and seeks to acquire another radio station in the same market. The DOJ has, in some cases, obtained consent decrees requiring radio station divestitures in a particular market based on allegations that acquisitions would lead to unacceptable concentration levels. The DOJ also actively reviews proposed acquisitions of outdoor advertising properties. In addition, the antitrust laws of foreign jurisdictions will apply if Clear Channel acquires international broadcasting properties.

     Environmental and Other Regulations. As the owner or operator of various real properties and facilities, especially in Clear Channel's outdoor advertising and venue operations, Clear Channel must comply with various foreign, federal, state and local environmental, health, safety and land use laws and regulations. Clear Channel and its properties are subject to such laws and regulations relating to the use, storage, disposal, emission and release of hazardous and non-hazardous substances and employee health and safety, as well as zoning and noise level restrictions which may affect, among other things, the hours of operations of its venues. Historically, neither Clear Channel nor Ackerley Group has incurred significant expenditures to comply with these laws. However, additional laws which may be passed in the future, or a finding of a violation of or liability under existing laws, could require the combined company to make significant expenditures and otherwise adversely affect its operations.

GOVERNMENT REGULATION OF OUTDOOR ADVERTISING MAY ADVERSELY AFFECT CLEAR CHANNEL'S OUTDOOR ADVERTISING OPERATIONS

     The outdoor advertising industry is subject to extensive governmental regulation at the federal, state and local level. These regulations include restrictions on the construction, repair, upgrading, height, size and location of and, in some instances, content of advertising copy being displayed on outdoor advertising structures. In addition, the outdoor advertising industry is subject to certain foreign governmental regulation. Compliance with existing and future regulations could have a significant financial impact on Clear Channel.

     Federal law, principally the Highway Beautification Act of 1965, requires, as a condition to federal highway assistance, states to implement legislation to restrict billboards located within 660 feet of, or visible from, highways except in commercial or industrial areas and requires certain additional size, spacing and other limitations. Every state has implemented regulations at least as restrictive as the Highway Beautification Act, including a ban on the construction of new billboards along federally-aided highways and the removal of any illegal signs on these highways at the owner's expense and without any compensation. Federal law does not require removal of existing lawful billboards, but does require payment of compensation if a state or political subdivision compels the removal of a lawful billboard along a federally aided primary or interstate highway. State governments have purchased and removed legal billboards for beautification in the past, using federal funding for transportation enhancement programs, and may do so in the future.

     States and local jurisdictions have, in some cases, passed additional regulations on the construction, size, location and, in some instances, advertising content of outdoor advertising structures adjacent to federally-aided highways and other thoroughfares. From time to time governmental authorities order the removal of billboards by the exercise of eminent domain and certain jurisdictions have also adopted amortization of billboards in varying forms. Amortization permits the billboard owner to operate its billboard only as a non-conforming use for a specified period of time, after which it must remove or otherwise conform its billboard to the applicable regulations at its own cost without any compensation. Several municipalities within Clear Channel's existing markets have adopted amortization ordinances. Restrictive regulations also limit Clear Channel's ability to rebuild or replace nonconforming billboards. Clear Channel can give no assurance that it will be successful in negotiating acceptable arrangements in circumstances in which their billboards are subject to removal or amortization, and what effect, if any, such regulations may have on its operations.

     In addition, Clear Channel is unable to predict what additional regulations may be imposed on outdoor advertising in the future. The outdoor advertising industry is heavily regulated and at various times and in various markets can be expected to be subject to varying degrees of regulatory pressure affecting the operation of advertising displays. Legislation regulating the content of billboard advertisements and additional billboard restrictions has been introduced in Congress from time to time in the past. Changes in laws and regulations affecting outdoor advertising at any level of government, including laws of the foreign jurisdictions in which Clear Channel operates, could have a material adverse effect on Clear Channel.

CHANGES IN RESTRICTIONS ON OUTDOOR TOBACCO ADVERTISING AND ALCOHOL ADVERTISING MAY POSE RISKS

     The outdoor advertising industry is subject to regulations related to outdoor tobacco advertising. In addition, recent settlement agreements and potential legislation related to outdoor tobacco advertising have and will likely continue to affect Clear Channel's outdoor advertising operations. Out-of-court settlements between the major U.S. tobacco companies and all 50 states include a ban on the outdoor advertising of tobacco products.

     In addition to the above settlement agreements, state and local governments are also regulating the outdoor advertising of alcohol and tobacco products. For example, several states and cities have laws restricting tobacco billboard advertising near schools and other locations frequented by children. Some cities have proposed even broader restrictions, including complete bans on outdoor tobacco advertising on billboards, kiosks, and private business window displays. It is possible that state and local governments may propose or pass similar ordinances to limit outdoor advertising of alcohol and other products or services in the future. Legislation regulating tobacco and alcohol advertising has also been introduced in a number of European countries in which Clear Channel conducts business, and could have a similar impact. Any significant reduction in alcohol related advertising due to content-related restrictions could cause a reduction in Clear Channel's direct revenue from such advertisements and a simultaneous increase in the available space on the existing inventory of billboards in the outdoor advertising industry.

CLEAR CHANNEL'S ACQUISITION STRATEGY COULD POSE RISKS

     Operational Risks. Clear Channel intends to grow through the acquisition of media-related assets and other assets or businesses that Clear Channel believes will assist its customers in marketing their products and services. Clear Channel's acquisition strategy involves numerous risks, including:

     - certain of such acquisitions may prove unprofitable and fail to generate anticipated cash flows;

     - to successfully manage a rapidly expanding and significantly larger portfolio of broadcasting, outdoor advertising, entertainment and other properties, Clear Channel may need to recruit additional senior management and expand corporate infrastructure;

     - entry into markets and geographic areas where it has limited or no experience;

     - Clear Channel may encounter difficulties in the integration of operations and systems;

     - management's attention may be diverted from other business concerns; and

     - Clear Channel may lose key employees of acquired companies or stations.

     Clear Channel frequently evaluates strategic opportunities both within and outside its existing lines of business. Clear Channel expects from time to time to pursue additional acquisitions and may decide to dispose of certain businesses. These acquisitions or dispositions could be material. The merger agreement does not prohibit Clear Channel from entering into acquisition agreements or completing acquisitions, nor does it require Clear Channel to obtain the consent of Ackerley Group prior to entering into acquisition agreements or completing acquisitions.

     Capital Requirements Necessary for Additional Acquisitions. Clear Channel will face stiff competition from other broadcasting, outdoor advertising and entertainment companies for acquisition opportunities. If the prices sought by sellers of these companies continue to rise, Clear Channel may find fewer acceptable acquisition opportunities. In addition, the purchase price of possible acquisitions could require additional debt or equity financing on the part of Clear Channel. Clear Channel can give no assurance that it will obtain the needed financing or that it will obtain such financing on attractive terms. Additional indebtedness could increase Clear Channel's leverage and make Clear Channel more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. Additional equity financing could result in dilution to Clear Channel's shareholders.

CLEAR CHANNEL FACES INTENSE COMPETITION IN THE BROADCASTING, OUTDOOR ADVERTISING AND LIVE ENTERTAINMENT INDUSTRIES

     Clear Channel's business segments are in highly competitive industries, and it may not be able to maintain or increase its current audience ratings and advertising and sales revenues. Clear Channel's radio stations and outdoor advertising properties compete for audiences and advertising revenues with other radio stations and outdoor advertising companies, as well as with other media, such as newspapers, magazines, cable television, and direct mail, within their respective markets. Audience ratings and market shares are subject to change, which could have an adverse effect on Clear Channel's revenues in that market. Clear Channel's live entertainment operations compete with other venues to serve artists likely to perform in that general region and, in the markets in which Clear Channel promotes musical concerts, Clear Channel faces competition from promoters, as well as from certain artists who promote their own concerts. Other variables that could affect Clear Channel's financial performance include:

     - economic conditions, both general and relative to the radio broadcasting, outdoor advertising and live entertainment industries;

     - shifts in population and other demographics;

     - the level of competition for advertising dollars;

     - fluctuations in operating costs;

     - technological changes and innovations;

     - changes in labor conditions; and

     - changes in governmental regulations and policies and actions of federal regulatory bodies.

NEW TECHNOLOGIES MAY AFFECT CLEAR CHANNEL'S BROADCASTING OPERATIONS

     The FCC has introduced or is considering ways to introduce new technologies to the broadcasting industry, including satellite and terrestrial delivery of digital audio broadcasting and the standardization of available technologies which significantly enhance the sound quality of AM broadcasts. Clear Channel is unable to predict the effect such technologies will have on its broadcasting operations, but the capital expenditures necessary to implement such technologies could be substantial and other companies employing such technologies could compete with Clear Channel's businesses. Clear Channel also faces risks in implementing the conversion of its television stations to digital television, which the FCC has ordered and for which it has established a timetable. Clear Channel will incur considerable expense in the conversion to digital television and is unable to predict the extent or timing of consumer demand for any such digital television services. Moreover, the FCC may impose additional public service obligations on television broadcasters in return for their use of the digital television spectrum. This could add to Clear Channel's operational costs. One issue yet to be resolved is the extent to which cable systems will be required to carry broadcasters' new digital channels. Clear Channel's television stations are highly dependent on their carriage by cable systems in the areas they serve. Thus, FCC rules that impose no or limited obligations on cable systems to carry the digital television signals of television broadcast stations in their local markets could adversely affect Clear Channel's television operations.

CLEAR CHANNEL'S LIVE ENTERTAINMENT BUSINESS IS HIGHLY SENSITIVE TO PUBLIC TASTES AND DEPENDENT ON CLEAR CHANNEL'S ABILITY TO SECURE POPULAR ARTISTS, LIVE ENTERTAINMENT EVENTS AND VENUES

     Clear Channel's ability to generate revenues through its live entertainment operations is highly sensitive to rapidly changing public tastes and dependent on the availability of popular performers and events. Since Clear Channel relies on unrelated parties to create and perform live entertainment content, any lack of availability of popular musical artists, touring Broadway shows, specialized motor sports talent and other performers could limit its ability to generate revenues. In addition, Clear Channel requires access to venues to generate revenues from live entertainment events. Clear Channel operates a number of its live entertainment venues under leasing or booking agreements. Clear Channel's long-term success in the live entertainment business will depend in part on its ability to renew these agreements when they expire or end. Clear Channel may be unable to renew these agreements on acceptable terms or at all, and may be unable to obtain favorable agreements with new venues.

                                  THE MEETING

     This document is furnished in connection with the solicitation of proxies from Ackerley Group shareholders for use at the Ackerley Group shareholders' meeting. This document is also furnished to Ackerley Group shareholders as a prospectus in connection with the issuance of Clear Channel common stock in the merger. This document and accompanying form of proxy are first being mailed to
Ackerley Group shareholders on or about           , 2001.

WHEN AND WHERE THE MEETING WILL BE HELD

     The meeting will be held on           , 200 at      local time, at
          .

WHAT WILL BE VOTED UPON

     At the meeting, Ackerley Group shareholders will consider and vote upon a proposal to adopt the merger agreement and approve the merger. You will also consider any other matters that may properly come before the meeting or any adjournment or postponement of the meeting.

ONLY ACKERLEY GROUP COMMON SHAREHOLDERS OF RECORD AS OF           , 2001, ARE
ENTITLED TO VOTE

     Ackerley Group has established the close of business on           , 2001,
as the record date to determine Ackerley Group shareholders entitled to receive notice of and vote at the meeting. At the close of business on the record date, shares of Ackerley ordinary common stock were outstanding and entitled
to vote at the meeting, and were held by approximately   record holders. Clear
Channel has advised Ackerley Group that, as of the record date, it held 1,170,000 shares of Ackerley ordinary common stock. At the close of business on
the record date,           shares of Ackerley Class B common stock were
outstanding and entitled to vote at the meeting and were held by   record
holders. Votes may be cast at the meeting in person or by proxy.

A MAJORITY OF THE VOTING POWER OF ALL OUTSTANDING SHARES MUST BE REPRESENTED FOR A VOTE TO BE TAKEN

     The presence at the meeting, either in person or by proxy, of a majority of the voting power of the shares of Ackerley common stock outstanding on the record date is necessary to constitute a quorum to transact business at that meeting. In the absence of a quorum at the meeting, or for any other reason, the holders of shares of Ackerley common stock representing a majority of the voting power present in person or represented by proxy at the meeting may adjourn the meeting for the purpose of allowing additional time to solicit and obtain additional proxies or votes or for any other purpose. If a quorum is not present, it is expected that the meeting will be adjourned or postponed in order to solicit additional proxies. At any reconvened meeting at which a quorum is present, all proxies will be voted in the same manner as those proxies would have been voted at the meeting at which the adjournment is taken, except for any proxies that have been effectively revoked or withdrawn. Once a quorum is present, Ackerley Group may reconvene the meeting without notice to shareholders, other than an announcement at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or a new record date is set.

     Abstentions and "broker non-votes" will be counted solely for the purpose of determining whether a quorum is present. Broker non-votes are shares held by brokers or nominees on behalf of customers that are represented at the meeting but with respect to which the broker or nominee has not been instructed how to vote. Brokers holding shares of Ackerley common stock in street name for customers are prohibited from voting those customers' shares regarding the merger and merger agreement in the absence of specific instructions from those customers.

     ABSTENTIONS AND BROKER NON-VOTES WILL NOT BE DEEMED TO BE CAST EITHER "FOR" OR "AGAINST" THE PROPOSAL ALTHOUGH THEY WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER THERE IS A QUORUM. ACCORDINGLY, THE ACKERLEY GROUP BOARD URGES YOU TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

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

VOTE REQUIRED FOR APPROVAL

     Approval and adoption of the merger and the merger agreement requires the affirmative vote of the holders of a majority of the voting power of all of the shares of Ackerley common stock outstanding on the record date, with the holders of Ackerley ordinary common stock and the holders of Ackerley Class B common stock voting together as a single class. Each outstanding share of Ackerley ordinary common stock is entitled to one vote on each matter to be considered at the meeting. Each outstanding share of Ackerley Class B common stock is entitled to ten votes on each matter to be considered at the meeting. A shareholder's failure to vote will have the effect of a vote against the adoption of the merger agreement and the approval of the merger. Brokers generally will not have discretionary authority to vote shares of common stock held in "street name" if they have not received instructions from the beneficial owners. Broker non-votes will have the same effect as votes cast against the merger agreement and the merger.

     As of the record date:

     - Ackerley Group's directors and executive officers owned           shares
       of Ackerley ordinary common stock and           shares of Ackerley Class
       B common stock, which represented approximately      % of the outstanding
       shares of Ackerley common stock and      % of the vote attributable to
       the common stock as a whole. As a condition to Clear Channel's willingness to enter into the merger agreement, Mr. Barry A. Ackerley, the Chairman of the Board and Chief Executive Officer of Ackerley Group, has agreed to vote his shares of Ackerley ordinary common stock, representing approximately 6.7% of the voting power of all outstanding shares of Ackerley common stock entitled to vote at the meeting, "FOR" the merger and the merger agreement. This voting arrangement is described more fully under "The Merger Agreement -- Stockholder Support and Voting Agreement."

     - Ackerley Group's directors and executive officers held options or other securities convertible into an additional 35,000 shares of Ackerley ordinary common stock, of which such options or other securities, none were vested and exercisable. The shares of Ackerley ordinary common stock issuable pursuant to these securities cannot be voted unless the holders elect to exercise the securities.

PROXIES

     Shares of Ackerley common stock represented by properly executed proxies, if such proxies are received before the date of the Ackerley Group meeting and are not revoked, will be voted in accordance with instructions indicated on the proxies. Except for the broker non-votes, if no instructions are indicated, those proxies will be voted "FOR" the approval and adoption of the merger and the merger agreement and as determined by the Ackerley Group Board as to any other matter that may properly come before the meeting. In the event that a quorum is not present at the time the Ackerley Group meeting is convened, or if for any other reason Ackerley Group believes that additional time should be allowed for the solicitation of proxies, Ackerley Group may postpone the meeting or may adjourn the meeting with or without a vote of shareholders. If Ackerley Group proposes to postpone or adjourn the Ackerley Group meeting by a vote of shareholders, the persons named in the enclosed form of proxy will vote all Ackerley Group shares for which they have voting authority in favor of a postponement or adjournment. However, such persons will not vote any Ackerley Group shares for which they have been instructed to vote against the merger and the merger agreement in favor of that postponement or adjournment.

     Any Ackerley Group shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by:

     - writing to the Corporate Secretary or Assistant Secretary of Ackerley Group at the address below;

     - completing a new proxy card and sending it to the Corporate Secretary or Assistant Secretary of Ackerley Group at the address below, in which case the new proxy card will automatically replace any earlier dated proxy card;

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

     - voting in person at the meeting (attendance at the meeting will not automatically revoke a proxy); or

     - assuming that you instructed a broker to vote your shares, following your broker's directions for changing those instructions.

     All written notices of revocation and other communications with respect to revocation of proxies should be addressed to:

                     The Ackerley Group, Inc.
                     1301 Fifth Avenue, Suite 4000
                     Seattle, Washington 98101
                     Attention: Corporate Secretary or Assistant Secretary

     A proxy appointment will not be revoked by death or incapacity of the Ackerley Group shareholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with Ackerley Group's Corporate Secretary, Assistant Secretary or other person responsible for tabulating votes on Ackerley Group's behalf.

     YOUR ATTENDANCE AT THE MEETING WILL NOT BY ITSELF CONSTITUTE REVOCATION OF YOUR PROXY -- YOU MUST ALSO VOTE IN PERSON AT THE ACKERLEY GROUP MEETING. IF YOU INSTRUCTED YOUR BROKER TO VOTE YOUR ACKERLEY GROUP SHARES, YOU MUST FOLLOW THE BROKER'S DIRECTIONS IN ORDER TO CHANGE YOUR VOTE.

     Ackerley Group will appoint one or more inspectors, who may be Ackerley Group employees, to determine, among other things, the number of shares of Ackerley common stock represented at the meeting and the validity of the proxies submitted for vote at the meeting. The inspectors of election appointed for the meeting will tabulate votes cast by proxy and in person.

SOLICITATION OF PROXIES

     Ackerley Group will pay the cost of soliciting proxies. In addition to solicitation by mail, Ackerley Group's and Clear Channel's directors, officers and employees may solicit proxies by telephone, fax, telegram or in person. Arrangements will also be made with brokerage houses and other nominees and fiduciaries for forwarding solicitation material to the beneficial owners of stock held of record by those persons, and Ackerley Group will reimburse those custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses. This proxy is being solicited by Ackerley Group's Board of Directors. Ackerley Group pays the costs of soliciting this proxy. Ackerley Group has retained Georgeson Shareholder-NJ to assist in the solicitation for a fee of approximately $5,000, plus reimbursement for reasonable out-of-pocket expenses.

SURRENDER OF CERTIFICATES

     IF THE MERGER IS CONSUMMATED, HOLDERS OF ACKERLEY COMMON STOCK WILL RECEIVE INSTRUCTIONS REGARDING THE SURRENDER OF THEIR STOCK CERTIFICATES. SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THOSE INSTRUCTIONS.

RECOMMENDATION OF THE ACKERLEY GROUP BOARD

     The Ackerley Group Board approved the merger and the merger agreement. The Ackerley Group Board believes that the merger agreement and the transactions it contemplates, including the merger, are fair to, and are in the best interests of, Ackerley Group shareholders and Ackerley Group and recommends that you vote "FOR" the approval of the merger and the merger agreement.

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

                                   THE MERGER

STRUCTURE OF THE MERGER

     At the time the merger becomes effective, a wholly-owned merger subsidiary of Clear Channel will merge with and into Ackerley Group and will cease to exist as a separate corporation. After the merger Ackerley Group will remain in existence as the surviving corporation and a wholly-owned subsidiary of Clear Channel. Clear Channel's merger subsidiary and Ackerley Group are both incorporated in Delaware.

  MERGER CONSIDERATION

     In the merger, each share of Ackerley ordinary common stock, par value $0.01 per share, outstanding immediately before the merger and each share of Ackerley Class B common stock, par value $0.01 per share, outstanding immediately before the merger will be converted into the right to receive 0.35 of a share of Clear Channel common stock. No fractional Clear Channel shares will be issued in the merger, and cash equal to the value of any fraction of a share will be paid in lieu thereof. All Ackerley Group shares held in the treasury of Ackerley Group will be canceled. Clear Channel and Ackerley expect that the merger generally will be tax-free to holders of Ackerley common stock for federal income tax purposes except to the extent holders of Ackerley common stock receive cash instead of fractional Clear Channel shares.

  EFFECTIVE TIME OF THE MERGER

     The merger will become effective when a certificate of merger is filed with the Secretary of State of Delaware or at such other time as will be specified in the certificate of merger. The effective time of the merger will occur no later than the second business day following the satisfaction or waiver of all the conditions in the merger agreement. We expect the effective time of the merger to occur in the first half of 2002 if we obtain the required approval of Ackerley Group shareholders and satisfy numerous other conditions. However, we cannot give assurance that the merger will be completed within that time period or at all because there are many conditions to the merger, some of which are not within our control. For more information regarding these conditions, see "The Merger Agreement -- Conditions."

BACKGROUND OF THE MERGER

     As part of the continuous evaluation of its business, Ackerley Group regularly considers a variety of strategic options and transactions and has in the past held discussions regarding, and engaged in, transactions with Clear Channel unrelated to the merger. In January 2000, Ackerley Group sold substantially all of the assets of its Miami-Fort Lauderdale and West Palm Beach-Fort Pierce, Florida outdoor billboard operations to Eller Media Company, a subsidiary of Clear Channel, for approximately $300.0 million in cash, plus the assumption of certain liabilities. In the spring of 2001, Ackerley Group and Clear Channel engaged in discussions regarding the possible sale of certain assets of Ackerley Group's radio segment; however, discussions were discontinued and no transaction was consummated.

     In early July 2001, Mr. Karl Eller, Chairman and Chief Executive Officer of Clear Channel Outdoor, a subsidiary of Clear Channel, and Mr. Barry A. Ackerley, Chairman and Chief Executive Officer of Ackerley Group, had a telephone conversation during which they discussed the possible acquisition of Ackerley Group by Clear Channel. Mr. Eller and Mr. Barry Ackerley agreed to meet in person for further discussions.

     Also in early July 2001, Clear Channel retained Salomon Smith Barney as its financial advisor to advise Clear Channel with respect to a potential transaction with Ackerley Group.

     At a meeting on July 12, 2001, Mr. Eller and Mr. Barry Ackerley further discussed the possible acquisition of Ackerley Group by Clear Channel. They discussed the potential strategic fit of the two companies, but they did not discuss any specific terms of such a transaction.

     Subsequent to the July 12, 2001 meeting, Mr. Barry Ackerley and Mr. Eller had a telephone conversation during which Mr. Eller proposed the acquisition of Ackerley Group by Clear Channel and indicated that Clear Channel would be willing to consider a fixed exchange ratio transaction pursuant to which each outstanding share of Ackerley common stock would be exchanged for 0.35 of a share of Clear Channel common stock.

     On July 26, 2001, Mr. Barry Ackerley had a telephone conversation with Mr. Eller during which Mr. Ackerley stated that he would present Mr. Eller's proposal to the Ackerley Group Board seeking approval to proceed with negotiations and preliminary due diligence. Mr. Eller indicated to Mr. Ackerley that Clear Channel desired to move very quickly with a view to an announcement of the transaction in early August.

     On July 26, 2001, at a regularly scheduled meeting of the Clear Channel Board, management of Clear Channel, including Mr. Eller and Mr. Randall Mays, Executive Vice President and Chief Financial Officer of Clear Channel, presented to the Clear Channel Board an overview of Ackerley Group's business and operations, reviewed the discussions between Mr. Eller and Mr. Barry Ackerley and the potential synergies between Clear Channel and Ackerley Group. After an extensive discussion, the Clear Channel Board approved the proposed 0.35 exchange ratio and authorized the officers of Clear Channel to proceed with further discussions with Ackerley Group.

     Over the next several days, management of each company formed small teams to determine whether a common basis existed for a business combination. At this time, management of Clear Channel also notified its outside counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P., of the potential transaction and retained the firm of Richards, Layton & Finger, P.A., to advise it on certain matters of Delaware law and the firm of Wiley, Rein & Fielding to advise it on certain FCC matters. Management of Ackerley Group also notified its regular outside counsel, Rubin, Winston, Diercks, Harris & Cooke, L.L.P., of the transaction and retained that firm to advise it on certain FCC matters.

     On July 31, 2001, at a regularly scheduled meeting of the Ackerley Group Board, management of Ackerley Group, including Mr. Christopher H. Ackerley, President of Ackerley Group and Mr. Kevin Hylton, Chief Financial Officer of Ackerley Group, reviewed with the Ackerley Group Board the current state of the business of Ackerley Group and the media and advertising industries in general and management's outlook for Ackerley Group in light of economic, industry and market trends. At this meeting, Mr. Barry Ackerley reported to the Ackerley Group Board on the Clear Channel proposal. After an extensive discussion, the Ackerley Group Board authorized the officers of Ackerley Group to proceed with further discussions with Clear Channel and to keep the Ackerley Group Board apprised of the negotiations.

     During this time, management of Ackerley Group retained the firm of Dewey Ballantine LLP as its special counsel with respect to the transaction. Subsequently, Ackerley Group retained the firm of Morris, Nichols, Arsht & Tunnell to advise it on certain matters of Delaware law.

     On August 1, 2001, Clear Channel's legal advisors delivered a draft merger agreement to Ackerley Group and its legal advisors.

     On August 3, 2001, Ackerley Group retained Credit Suisse First Boston Corporation as its financial advisor to advise Ackerley Group with respect to the proposed transaction with Clear Channel.

     On August 7, 2001, Ackerley Group and Clear Channel entered into a confidentiality agreement relating to the exchange of nonpublic information for the parties' use in evaluating a possible transaction.

     On August 8, 2001, representatives of Clear Channel's management met with representatives of Ackerley Group at Ackerley Group's headquarters in Seattle, Washington to conduct a due diligence review. Also during this period, representatives of Clear Channel indicated their desire to obtain an agreement from Mr. Barry Ackerley pursuant to which he would support the proposed merger by agreeing to vote the shares of Ackerley Group held by him in favor of the transaction.

     On August 10, 2001, Ackerley Group's legal advisor delivered to Clear Channel and Clear Channel's legal advisor a markup of the draft merger agreement, which, among other things, indicated that Ackerley Group wanted to discuss the consideration to be paid in the proposed merger and issues relating to the "deal protection" provisions contained in the merger agreement.

     On August 14, 2001, representatives of Clear Channel and Clear Channel's legal advisor contacted Ackerley Group's legal advisor and discussed certain issues raised by the markup of the merger agreement provided by Ackerley Group's legal advisor on August 10, 2001.

     On August 15, 2001, Clear Channel delivered to Ackerley Group's legal advisor a draft stockholder voting and support agreement. In light of the requested stockholder voting and support agreement, Mr. Barry Ackerley retained separate legal counsel, Heller Ehrman White & McAuliffe LLP, to advise him with respect to any voting or other arrangements that he might enter into with Clear Channel.

     On August 17, 2001, Ackerley Group's legal advisor delivered to representatives of Clear Channel a revised markup of the merger agreement which addressed some of the issues raised by Clear Channel on the previous markup.

     Also on August 17, 2001, Credit Suisse First Boston delivered to Clear Channel's financial advisor a draft retention and severance plan that provided for retention bonuses and severance payments to certain key employees of Ackerley Group.

     On August 21, 2001, the Ackerley Group Board held a special meeting to discuss the current status of the negotiations with respect to the proposed merger. At this meeting, Ackerley Group's legal advisor discussed with the Ackerley Group Board their fiduciary duties in evaluating the proposed merger. Prior to the meeting, each member of the Ackerley Group Board had received copies of the August 17th markups prepared by Ackerley Group's legal advisor of the draft agreements, as well as summaries of the draft agreements. Ackerley Group's legal advisor reviewed with the Ackerley Group Board the principal terms of the draft agreement as well as the modifications thereto proposed by Ackerley Group, including the representations and warranties of the parties, covenants of the parties, conditions to closing and, in particular, the issues raised by the "deal protection" provisions requested by Clear Channel. The Ackerley Group Board, including Mr. Barry Ackerley, expressed concerns that the deal protection provisions, including the stockholder voting and support agreement, could result in a transaction that did not afford the Ackerley Group Board a meaningful opportunity to respond to unsolicited third-party acquisition proposals. Also at this meeting, Credit Suisse First Boston reviewed with the Ackerley Group Board its preliminary analysis of Ackerley Group, Clear Channel and the proposed merger. The Ackerley Group Board also had extensive discussions with its legal and financial advisors with respect to the use of collar mechanisms and alternative pricing structures such as fixed value exchange ratios.

     Ackerley Group's legal advisors then met separately with the independent directors of Ackerley Group to further discuss issues in connection with the proposed transaction. The independent directors of Ackerley Group then held further discussions among themselves. The consensus of the independent directors of Ackerley Group was to continue to attempt to conclude a transaction with Clear Channel.

     Between August 24 and September 3, 2001, representatives of Clear Channel and Ackerley Group and their respective legal and financial advisors held a number of meetings and phone conversations to discuss various issues in connection with the merger agreement and the stockholder voting and support agreement, including deal protection provisions, the severance and retention proposal, and a counterproposal regarding Ackerley Group's draft collar provision.

     On September 4, 2001, representatives of Ackerley Group, Clear Channel and their respective financial and legal advisors held a conference call to discuss the most recent Clear Channel proposals. The participants agreed that they would continue negotiations on the basis of an uncollared 0.35 exchange ratio and also discussed issues raised by Ackerley Group and Mr. Barry Ackerley related to the proposed stockholder voting and support agreement. Later that day, Ackerley Group's legal advisor provided Clear Channel with a revised merger agreement reflecting this discussion.

     On September 6, 2001, representatives of Clear Channel delivered to Ackerley Group's legal advisor a revised stockholder voting and support agreement and a revised severance and retention proposal. Also on that date, representatives of Clear Channel and Ackerley Group's legal advisors continued to discuss the deal protection provisions of the merger agreement and the stockholder voting and support agreement.

     On September 7, 2001, representatives of Clear Channel, Clear Channel's legal advisors, Ackerley Group's legal advisor, and Mr. Barry Ackerley's legal advisor had a discussion relating to the merger agreement and the stockholder voting and support agreement. The parties discussed a "window period" of 30 days from the execution of the merger agreement during which Ackerley Group would retain the right to terminate the merger agreement in the event a third party made a superior proposal to acquire Ackerley Group. After the window period, the Ackerley Group Board would be required to convene a shareholders meeting to approve the merger agreement regardless of whether the Ackerley Group Board had withdrawn or modified its recommendation of the proposed Merger. In addition, Mr. Barry Ackerley would agree to vote his shares of Ackerley ordinary common stock, representing approximately 6.7% of the total outstanding voting power of Ackerley Group, in favor of the Clear Channel proposal and against any competing transactions.

     On September 10, 2001, representatives of Ackerley Group called representatives of Clear Channel to further discuss Clear Channel's September 7, 2001 proposal regarding a "window" period. Later that day, Clear Channel's legal advisor delivered to Ackerley Group's legal advisor revised drafts of the merger agreement and the stockholder voting and support agreement which were intended to reflect these discussions.

     On or about September 13, 2001, the Clear Channel Board held a special meeting to discuss the current status of the negotiations with respect to the proposed merger. The Clear Channel Board received an update on the status of negotiations with Ackerley Group from Clear Channel's management and legal and financial advisors. After discussions regarding the merger agreement, the stockholder voting and support agreement, and the potential effect of the terrorist attacks in the United States on the United States economy and the advertising industry, the Clear Channel Board reaffirmed its approval of the proposed merger between Clear Channel and Ackerley Group and authorized its officers to continue their efforts toward closing the transaction with Ackerley Group.

     On September 16, 2001, Ackerley Group's legal advisor and representatives of Clear Channel and its legal counsel held a conference call to discuss the transaction documents. During this discussion the parties focused on the termination fee provisions of the merger agreement, the non-solicitation covenant, the proposed severance and retention plan for the employees of Ackerley Group, the termination provisions of the stockholder voting and support agreement and the alternative and second transaction provisions of the stockholder voting and support agreement.

     On September 17, 2001, the Ackerley Group Board held a special meeting to discuss the current status of the negotiations with respect to the proposed merger. Prior to the meeting, each member of the Ackerley Group Board had received copies of the then current Clear Channel drafts of the merger agreement and the stockholder voting and support agreement, as well as summaries of each agreement prepared by Ackerley Group's legal advisor. The Ackerley Group Board received an update on the status of negotiations with Clear Channel from Ackerley Group's management and Ackerley Group's legal and financial advisors. The Ackerley Group Board also discussed the uncertainty in the equity markets and the current state and future prospects of the radio, outdoor and television media industries, and in particular Ackerley Group, in light of the terrorist attacks in the United States on September 11, 2001.

     On September 19, 2001, representatives of Clear Channel and its legal advisor and representatives of Ackerley Group and Ackerley Group's legal advisor held a conference call to negotiate certain terms of the merger agreement, the stockholder voting and support agreement and the severance and retention plan.

     Also on September 19, 2001, the independent directors of Ackerley Group held a telephonic meeting to discuss the proposed merger. At this meeting Ackerley Group's legal and financial advisors answered questions regarding the negotiations with Clear Channel to date. Among other things, the independent directors considered the amount of the proposed termination fee under the merger agreement and the circumstances under which it could become payable, including in the absence of a superior proposal. On September 20, 2001, the independent directors of Ackerley Group held another telephonic meeting with Ackerley Group's legal and financial advisors to continue their consideration of the proposed merger and the issues relating to the payment of the termination fee under the merger agreement. The independent directors also discussed the current condition of Ackerley Group's business and its prospects. It was the consensus of the independent directors to continue to attempt to enter into an acquisition agreement with Clear Channel.

     On September 20, 2001, Ackerley Group's legal advisor delivered to representatives of Clear Channel and Clear Channel's legal advisors a revised markup of the merger agreement and the stockholder voting and support agreement, which reflected the negotiations to date.

     Over the next several days, Clear Channel, Ackerley Group and Mr. Barry Ackerley and their respective legal and financial advisors continued to negotiate the terms of the merger agreement, the stockholder voting and support agreement and the severance and retention plan.

     On September 25, 2001, Clear Channel's legal advisor delivered to Ackerley Group's legal advisor and Mr. Barry Ackerley's legal advisor revised drafts of the merger agreement and the stockholder voting and support agreement, which reflected the negotiations to date.

     On September 28, 2001, representatives of Clear Channel and its legal advisor and representatives of Ackerley Group and its legal advisor held a conference call in order to resolve remaining issues on the merger agreement, including the termination and termination fee provisions, the non-solicitation covenant and the proposed severance and retention plan for the employees of Ackerley Group. Subsequent to this conference call, Clear Channel's legal advisor delivered to Ackerley Group's legal advisor and Mr. Barry Ackerley's legal advisor revised drafts of the merger agreement and the stockholder voting and support agreement, which reflected the negotiations to date.

     During the period from October 1, 2001 through October 5, 2001, the legal and business representatives of Clear Channel and Ackerley Group negotiated and finalized the terms and form of the merger agreement and the stockholder voting and support agreement.

     Also during this period, Salomon Smith Barney delivered to Clear Channel representatives its opinion that the exchange ratio offered to Ackerley Group's shareholders was fair to Clear Channel from a financial point of view, and also presented the considerations supporting Salomon Smith Barney's opinion.

     Late in the afternoon of October 5, 2001, the Ackerley Group Board met to consider the proposed transaction. At this meeting Ackerley Group's legal advisor reviewed the fiduciary duties of the Ackerley Group Board in considering the proposed merger. Also at the meeting, representatives of Credit Suisse First Boston made a presentation to the Ackerley Group Board regarding the financial terms of the proposed merger. At the conclusion of this presentation, Credit Suisse First Boston delivered its oral opinion, which opinion was confirmed by delivery of a written opinion dated October 5, 2001, to the effect that, as of that date and based on and subject to the procedures followed, assumptions made, matters considered and limitations on review described in its opinion, the exchange ratio in the merger agreement was fair to the holders of Ackerley ordinary common stock from a financial point of view. In addition, Ackerley Group's legal advisor reviewed with the Ackerley Group Board the terms of the proposed merger agreement and the stockholder voting and support agreement (copies and summaries of which had been provided to the Ackerley Group Board in advance of the meeting) and responded to questions from directors. After a discussion, the Ackerley Group Board unanimously approved the merger agreement, the stockholder voting and support agreement and the transactions contemplated by those agreements, and resolved to recommend that Ackerley Group's shareholders approve and adopt the merger agreement.

     Thereafter, the merger agreement was executed by Ackerley Group and Clear Channel and the stockholder voting and support agreement was executed by Clear Channel and Mr. Barry Ackerley. The merger was publicly announced prior to the commencement of trading on the morning of Monday, October 8, 2001.

RECOMMENDATION OF THE ACKERLEY GROUP BOARD AND REASONS FOR THE MERGER

     For the reasons discussed below, the Ackerley Group Board has determined that the merger is advisable and fair to, and in the best interests of, Ackerley Group and Ackerley Group shareholders, and therefore has unanimously approved the merger and the merger agreement and the transactions contemplated by the merger agreement. The Ackerley Group Board recommends that the Ackerley Group shareholders vote "FOR" the approval and adoption of the merger and the merger agreement.

     In connection with the Ackerley Group Board's unanimous approval of the merger agreement and its determination to recommend that the Ackerley Group shareholders approve the merger agreement and the merger, the Ackerley Group Board consulted with Ackerley Group's management and with Ackerley Group's financial and legal advisors and considered the following factors:

     - Ackerley Group's and Clear Channel's respective businesses, assets, management, competitive position, operating performance, trading performance and prospects, both individually and on a combined basis;

     - the financial condition, cash flows and results of operations of Ackerley Group and Clear Channel, on both an historical and prospective basis;

     - that the common stock exchange ratio, based on the closing price of Clear Channel shares on October 5, 2001, the trading day immediately prior to the date of public announcement of the merger, represented a 28.3% premium to the closing share price of Ackerley ordinary common stock on October 5, 2001;

     - the fact that the value, as of the effective time of the merger, of the shares of Clear Channel common stock to be received by Ackerley Group shareholders may increase or decrease as a result of fluctuations in the price of the shares of Clear Channel common stock and that such increase or decrease in value will not be limited by any "collar" arrangement;

     - the opinion of Credit Suisse First Boston that, as of the date of the opinion and based upon and subject to the matters and limitations set forth in the opinion, the exchange ratio was fair to the holders of shares of Ackerley ordinary common stock from a financial point of view, and the financial presentation made on October 5, 2001, by Credit Suisse First Boston to the Ackerley Group Board;

     - the likelihood that the combined company presents improved business prospects and will produce greater shareholder returns than Ackerley Group could produce on its own;

     - the risks associated with continuing to execute Ackerley Group's strategic plan as an independent entity as an alternative to the merger, including among others, risks associated with remaining independent amidst industry-wide consolidation and the exposure of smaller, less well-capitalized companies to continued deterioration in the national and regional advertising markets;

     - the complementary nature of the businesses of Ackerley Group and Clear Channel and the prospect that the asset portfolio of the combined company will result in the clustering of broadcasting assets together in principal markets that will permit the combined company to offer advertisers more attractive packages of advertising options, increase the flexibility available to its clients in the distribution of their messages and help the clients distribute their marketing messages in more efficient and cost-effective ways;

     - the combined company will have a more complete national presence owing to the greater number of markets it will be able to offer to its clients, which should enhance its ability to compete with other national diversified media companies;

     - the favorable business reputation and depth of the Clear Channel management team;

     - the fact that the markets, capital investment, personnel and other resources of Ackerley Group and Clear Channel would allow the combined company to focus on growth in expanded markets;

     - the strategic alternatives available to Ackerley Group in the rapidly changing industry environment, including remaining an independent company and the Ackerley Group Board's belief that the merger represents the best strategic alternative available to Ackerley Group and its shareholders under present circumstances;

     - the views of Ackerley Group's management as to the potential for other third parties to acquire Ackerley Group;

     - the ability, during the 30-day period following the day after the execution of the merger agreement and subject to limited extensions and specified conditions in the merger agreement, (a) of Ackerley Group to provide information to, and negotiate with, a third party which has made an unsolicited superior acquisition proposal, and (b) of the Ackerley Group Board to terminate the merger agreement if such acquisition proposal is made, and the belief of the Ackerley Group Board, after consultation with its advisors, that such a period of time presented a sufficient opportunity for third parties to approach Ackerley Group with competing acquisition proposals;

     - that the amount of the termination fee and reimbursable transaction expenses and the limitation on Ackerley Group's ability to solicit other offers are reasonable and customary for mergers similar in size and would not meaningfully impair the possibility of a competing transaction;

     - the other terms and conditions of the merger agreement, including the limited number of closing conditions, which provides for increased certainty that the merger will be completed;

     - the fact that the voting provisions of the stockholder voting and support agreement and the proxy granted by Mr. Barry Ackerley applied only to the shares of Ackerley ordinary common stock held by Mr. Ackerley, which represent only approximately 6.7% of the total voting power of Ackerley Group;

     - the fact that all Ackerley Group shareholders, including the Ackerley family, will receive the same per share consideration for their shares;

     - the fact that the merger generally is intended to be a tax-free exchange to the holders of Ackerley common stock (except for cash received in lieu of fractional shares) which means that holders who might have realized a significant gain as a result of their disposition of Ackerley common stock will be able to defer recognition of such gain;

     - the impact of the merger on employees, including provisions of the merger agreement intended to protect employee benefits and to encourage retention of employees;

     - the Ackerley Group Board's conclusion that the merger would provide Ackerley Group shareholders with an opportunity for continued equity participation in a larger, more diversified enterprise, with greater liquidity and a successful trading record;

     - historical market prices and trading information with respect to the Ackerley common stock and Clear Channel common stock, and Ackerley Group's relative contribution to the combined enterprise; and

     - current industry, economic and market conditions.

     This discussion of the information and factors considered by the Ackerley Group Board is not intended to be exhaustive. In view of the variety of material factors considered in connection with its evaluation of the merger, the Ackerley Group Board did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the Ackerley Group Board conducted an overall analysis of the factors described above and, in considering these factors, individual members of the Ackerley Group Board may have given different weights to different factors. The Ackerley Group Board considered all of these factors as a whole, and overall considered the factors to be favorable to and to support its determination. For a discussion of the interests of some members of Ackerley Group's management and the Ackerley Group Board, see "-- Interests of Certain Persons in the Merger."

OPINION OF ACKERLEY GROUP'S FINANCIAL ADVISOR

     Credit Suisse First Boston has acted as financial advisor to Ackerley Group in connection with the merger. Ackerley Group selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with Credit Suisse First Boston's engagement, Ackerley Group requested that Credit Suisse First Boston advise it with respect to the fairness to the holders of the Ackerley ordinary common stock from a financial point of view of the exchange ratio pursuant to the merger. On October 5, 2001, at a meeting of the Ackerley Group Board held to consider the merger, Credit Suisse First Boston rendered its opinion, to the effect that, as of that date and based on and subject to the assumptions, limitations and qualifications described therein, the exchange ratio was fair to the holders of the Ackerley ordinary common stock from a financial point of view.

     THE FULL TEXT OF CREDIT SUISSE FIRST BOSTON'S WRITTEN OPINION, DATED OCTOBER 5, 2001, TO THE ACKERLEY GROUP BOARD, WHICH SETS FORTH, AMONG OTHER THINGS, THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS APPENDIX C. HOLDERS OF ACKERLEY ORDINARY COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY.

     Credit Suisse First Boston's opinion is addressed to the Ackerley Group Board and relates only to the fairness of the exchange ratio to holders of the Ackerley ordinary common stock from a financial point of view, does not address any other aspect of the proposed merger or any related transaction and does not constitute a recommendation to any shareholder as to any matter relating to the merger. The summary of Credit Suisse First Boston's opinion in this document is qualified in its entirety by reference to the full text of the opinion.

     In arriving at its opinion, Credit Suisse First Boston:

     - reviewed certain publicly available business and financial information relating to Ackerley Group and Clear Channel;

     - reviewed the merger agreement;

     - reviewed certain other information, including financial forecasts, that were provided to or discussed with Credit Suisse First Boston by Ackerley Group and Clear Channel and met with Ackerley Group's management to discuss the business and prospects of Ackerley Group;

     - considered certain financial and stock market data of Ackerley Group and Clear Channel and compared those data with similar data for other publicly held companies in businesses similar to those of Ackerley Group;

     - considered the financial terms of certain other business combinations and other transactions that have recently been effected; and

     - considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

     In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. With respect to the financial forecasts, Credit Suisse First Boston was advised and assumed that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Ackerley Group's management as to the future financial performance of Ackerley Group and as to the cost savings and other potential synergies, including the amount, timing and achievability thereof, anticipated to result from the merger.

Credit Suisse First Boston also assumed, with the Ackerley Group Board's consent, that the merger will be treated as a tax-free reorganization for United States federal income tax purposes.

     Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Ackerley Group or Clear Channel, nor was Credit Suisse First Boston furnished with any such evaluations or appraisals. Credit Suisse First Boston's opinion was necessarily based upon information available to it and financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. Credit Suisse First Boston did not express any opinion as to what the actual value of the Clear Channel common stock will be when issued to the holders of the Ackerley ordinary common stock pursuant to the merger or the prices at which Clear Channel common stock will trade at any time. Credit Suisse First Boston's opinion did not address the relative merits of the merger as compared to other business strategies that might be available to Ackerley Group or Ackerley Group's underlying business decision to engage in the merger. Credit Suisse First Boston was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of Ackerley Group.

     Although Credit Suisse First Boston evaluated the fairness of the exchange ratio to the holders of Ackerley ordinary common stock from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration to be payable in the merger, which consideration was determined in arm's-length negotiations between Ackerley Group and Clear Channel. No limitations were imposed on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

     In preparing its opinion to the Ackerley Group Board, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Credit Suisse First Boston considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Ackerley Group and Clear Channel. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to Ackerley Group or Clear Channel or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies, business segments or transactions being analyzed.

     The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

     Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the Ackerley Group Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Ackerley Group Board or management with respect to the merger or the exchange ratio.

  SUMMARY OF FINANCIAL ANALYSES

     The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion, dated October 5, 2001, delivered to the Ackerley Group Board in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. Considering the data set forth in the tables without considering the narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's analyses.

  Comparable Public Companies Analysis

     Credit Suisse First Boston analyzed the financial, operating and stock market data of the following two publicly traded diversified media companies and one publicly traded outdoor media company that Credit Suisse First Boston believed were reasonably comparable to Ackerley Group:

     - Clear Channel Communications, Inc.

     - Emmis Communications Corporation

     - Lamar Advertising Company

     For each company, Credit Suisse First Boston reviewed the company's enterprise value, calculated as equity value, using October 4, 2001 closing prices, plus debt, preferred stock and minority interest less cash and unconsolidated investments as a multiple of calendar year 2001 and 2002 estimated station operating income excluding depreciation, amortization, corporate, general and administrative expenses, nonrecurring items and other non-cash charges, commonly referred to as broadcast cash flow or BCF, and earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. Credit Suisse First Boston then selected a reference range of multiples of enterprise value to estimated 2001 BCF and then applied that reference range to the corresponding data for Ackerley Group. The estimated financial data for the comparable companies was based on publicly available research analysts' estimates and public filings. This analysis indicated an implied exchange ratio reference range of .24x to .27x.

  Segment Analysis

     Comparable Public Companies Analysis. Credit Suisse First Boston compared financial, operating and stock market data for companies that are comparable to Ackerley Group's outdoor, television and radio segments to corresponding data from Ackerley Group's segments. Credit Suisse First Boston compared data from Lamar Advertising Company to Ackerley Group's outdoor advertising segment, data from Hearst-Argyle Television, Inc., Sinclair Broadcast Group, Inc., and Young Broadcasting, Inc., to Ackerley Group's television segment, and data from Cox Radio, Inc., Entercom Communications Corporation, Beasley Broadcast Group, Inc., Cumulus Media, Inc., and Saga Communications, Inc., to Ackerley Group's radio segment.

     For each company, Credit Suisse First Boston reviewed the company's enterprise value as a multiple of calendar year 2001 and 2002 estimated BCF and EBITDA. Credit Suisse First Boston then selected a reference range of multiples of enterprise value to estimated 2001 BCF for each business segment and then applied that reference range to the corresponding segment data for Ackerley Group. The estimated financial data for the comparable companies was based on publicly available research analysts' estimates and public filings. This analysis indicated an implied exchange ratio reference range of .21x to .26x.

  Comparable Transactions Analysis.

     Credit Suisse First Boston reviewed selected implied transaction multiples in selected acquisitions involving companies that Credit Suisse First Boston believed to be reasonably comparable to Ackerley Group's outdoor, television and radio segments. These transactions consist of:

                       OUTDOOR MEDIA COMPANY TRANSACTIONS

                   TARGET                                        ACQUIROR
- Bowlin Outdoor Advertising & Travel          - Lamar Advertising Company
  Centers, Inc.
- Advantage Outdoor Company, Inc.              - Lamar Advertising Company
- The Ackerley Group, Inc. (Florida outdoor    - Clear Channel Communications, Inc.
  assets)
- Chancellor Media Corporation (outdoor        - Lamar Advertising Company
  assets)
- Outdoor Systems, Inc.                        - Infinity Outdoor, Inc.
- Whiteco Industries, Inc. (Whiteco Outdoor    - Chancellor Media Corporation
  Advertising unit)
- Outdoor Communications, Inc.                 - Lamar Advertising Company

                        TELEVISION COMPANY TRANSACTIONS

                   TARGET                                        ACQUIROR
- USA Networks, Inc. (acquired KHSC, WHSE,     - Univision Communications, Inc.
  WHSI, WQHS, WAMI, WEHS, KHSH, KSTR, WHSH,
  WBHS, WHSP, WBSF and WHOT; acquired
  minority interests in WHSL, KTVJ, KPST and
  WTMV)
- Imes Communications (WMUR)                   - Hearst-Argyle Television, Inc.
- BHC Communications, Inc.                     - News Corporation, Ltd.
- Civic Communications                         - Liberty Corporation
- Lee Enterprises, Inc. (KOIN; KRQE including  - Emmis Communications Corporation satellite stations KBIM and KREZ; WSAZ;
  KSNW including satellite stations KSNG,
  KSNC and KSNK; KGMB including satellite
  stations KGMD and KGMV; KGUN, KMTV; and
  KSNT)
- Spartan Communications, Inc.                 - Media General, Inc.
- The Chronicle Publishing Company (KRON)      - Young Broadcasting, Inc.
- The Chronicle Publishing Company (WOWT and   - Benedek Broadcasting Corporation
  KAKE)                                        (subsidiary of Benedek Communications
                                                 Corporation)
- MAC America Communications, Inc. (KTVK and   - The A.H. Belo Corporation
  KASW)
- The A.H. Belo Corporation (KASA, KHNL, and   - Raycom Media, Inc.
  operating rights for KFVE)
- Press Communications L.L.C. (WKCF)           - Emmis Communications Corporation
- GOCOM Communications                         - Grapevine Communications
- Granite Broadcasting Corporation (KEYE)      - CBS Corporation
- Gaylord Entertainment Company (KTVT)         - CBS Corporation
- Sinclair Broadcast Group, Inc. (WICS, WICD   - Sunrise Television Corporation
  and KGAN)

                   TARGET                                        ACQUIROR
- Retlaw Entertainment, Inc.                   - Fisher Companies Inc.
- Guy Gannett Communications (WGME, WGGB,      - Sinclair Broadcast Group, Inc.
  KGAN, WICS, WCID, WTWC and WOKR)
- Kelly Broadcasting Company (KCRA and a time  - Hearst-Argyle Television, Inc.
  brokerage agreement for KQCA)
- Tribune Company (WGNX)                       - Meredith Corporation
- Kelly Broadcasting Company (KCPQ)            - Meredith Corporation (later transferred to
                                                 Tribune Company)
- Pulitzer Publishing Company (WESH, WYFF,     - Hearst-Argyle Television, Inc.
  WDSU, WGAL, WXII, KOAT, WLKY, KCCI and
  KETV)
- River City Broadcasting L.P. (substantially  - Sinclair Broadcast Group, Inc.
  all assets of WSYX, excluding FCC license)
- Malrite Communications Group                 - Raycom Media, Inc.
- SF Broadcasting of Wisconsin, Inc. and SF    - Emmis Broadcasting Corporation (now Emmis
  Multistations, Inc. and Subsidiaries           Communications Corporation)
- Sullivan Broadcasting Company                - Sinclair Broadcast Group, Inc.
- Granite Broadcasting Corporation (WWMT and   - Freedom Communications Inc.
  WLAJ)

                           RADIO COMPANY TRANSACTIONS

                   TARGET                                        ACQUIROR
- Blue Chip Broadcasting, Inc.                 - Radio One, Inc.
- Citadel Communications Corporation           - Forstmann, Little & Company
- Infinity Broadcasting Corporation            - Viacom, Inc.
- Clear Channel Communications, Inc. (KXPX     - Emmis Communications Corporation
  and KKFR)
- Midwestern Broadcasting Company              - Cox Radio, Inc.
- Hearst-Argyle Television, Inc. (KTAR, KMVP   - Emmis Communications Corporation
  and KKLT)
- Clear Channel Communications, Inc. (WJMO/    - Radio One, Inc.
  WZAK, KBFB, WJMZ, KBXX/KMJQ, KKBT, WVCG,
  WFXC/WFXK and WNNL/WQOK)
- Clear Channel Communications, Inc. (KOOL,    - Infinity Broadcasting Corporation
  KZON, KMLE, KPLN, KYXY, KDJM, KIMN, KXKL,
  WDOK, WQAL, WZJM, WUBE, WJHM, WOCL, WOMX,
  WMFR, WSJS and WSML)
- Clear Channel Communications, Inc. (WYGY/    - Salem Communications Corporation
  WBOB, WKNR/WRMR, KDGE, KALC and KEZY/KXMX)
- Clear Channel Communications, Inc. (WKHK/    - Cox Radio, Inc.
  WKLR, WMXB/WTVR, KKBQ/KKTL and KLDE)
- Sinclair Broadcast Group, Inc. (KPNT, KXOK,  - Emmis Communications Corporation
  WVRV, WRTH, WIL and KIHT)
- AMFM, Inc.                                   - Clear Channel Communications, Inc.

                   TARGET                                        ACQUIROR
- Sinclair Broadcast Group, Inc.               - Entercom Communications Corporation
  (substantially all radio stations)
- Jacor Communications, Inc.                   - Clear Channel Communications, Inc.
- Capstar Broadcasting Corporation             - Chancellor Media Corporation
- Triathlon Broadcasting Company               - Capstar Broadcasting Corporation

     Credit Suisse First Boston compared the transaction value in each of the comparable acquisitions as a multiple of estimated one year forward BCF. All multiples were calculated based on financial information from publicly available research analysts' estimates and public filings available at the time of the relevant transaction. Credit Suisse First Boston then selected a reference range of multiples of transaction value to one year forward BCF for each segment and then applied that reference range to the corresponding 2002 segment data for Ackerley Group. This analysis indicated an implied exchange ratio reference range of .32x to .45x.

  Discounted Cash Flow Analysis

     Credit Suisse First Boston considered the present value of the stand-alone, unlevered, after-tax free cash flows that Ackerley Group could produce over calendar years 2002 through 2005, based on three scenarios: Scenario
I -- projections without reflecting synergies provided by management, Scenario II -- projections reflecting synergies provided by management and Scenario
III -- Scenario I with adjustments provided by management to reflect a challenging economic environment and the potential for lower revenue growth and operating margins. Credit Suisse First Boston calculated ranges of estimated terminal values for Ackerley Group by multiplying calendar year 2005 estimated EBITDA, by multiples ranging from 12x to 14x. The free cash flows and terminal values for Ackerley Group were then discounted to present value using discount rates ranging from 9.5% to 13.5%. The mid-range of this analysis indicated an implied exchange ratio reference range of .27x to .33x for Scenario I, .29x to
 .35x for Scenario II and .22x to .28x for Scenario III.

  Premiums Paid Analysis

     Credit Suisse First Boston reviewed premiums paid in selected acquisitions involving public broadcasting companies Credit Suisse First Boston believed to be reasonably comparable to Ackerley Group. These transactions consist of:

                   TARGET                                        ACQUIROR
- Citadel Communications Corporation           - Forstmann, Little & Company
- Infinity Broadcasting Corporation            - Viacom, Inc.
- AMFM, Inc.                                   - Clear Channel Communications, Inc.
- Outdoor Systems, Inc.                        - Infinity Outdoor, Inc.
- Jacor Communications, Inc.                   - Clear Channel Communications, Inc.
- Capstar Broadcasting Corporation             - Chancellor Media Corporation
- Triathlon Broadcasting Company               - Capstar Broadcasting Corporation

     Credit Suisse First Boston determined the premium over the common stock trading prices for one day, one week and one month prior to the announcement date in each of the selected transactions. Credit Suisse First Boston then applied the premiums to the per share closing price of the Ackerley ordinary common stock one day, one week and one month prior to October 4, 2001. This analysis indicated an implied exchange ratio reference range of .25x to .47x.

  Aggregate Reference Range

     Based on the valuation methodologies described above, Credit Suisse First Boston derived an aggregate exchange ratio reference range for the Ackerley ordinary common stock of .21x to .47x.

  Other Factors

     In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including:

     - the historical stock prices and trading characteristics of the Ackerley ordinary common stock and Clear Channel common stock;

     - the historical implied exchange ratio for the Ackerley ordinary common stock and Clear Channel common stock over various periods ending October 4, 2001; and

     - selected research analysts' reports for Ackerley Group and Clear Channel, including stock or share price estimates for those analysts.

  Miscellaneous

     Ackerley Group has agreed to pay Credit Suisse First Boston for its financial advisory services fees that are customary for transactions of this nature, a substantial portion of which are contingent on consummation of the merger. Ackerley Group has also agreed to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

     Credit Suisse First Boston and its affiliates have in the past provided financial services to Ackerley Group and Clear Channel unrelated to the merger, for which Credit Suisse First Boston and its affiliates have received customary compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of Ackerley Group and Clear Channel for its own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

ACCOUNTING TREATMENT

     Upon consummation of the merger, Clear Channel will account for the acquisition of Ackerley Group using the purchase method of accounting. Accordingly, the consideration to be paid in the merger will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the closing date of the merger. To the extent the total purchase price exceeds the fair value of the assets acquired and liabilities assumed, Clear Channel will record goodwill. Under existing accounting principles, the goodwill and indefinite lived intangibles recorded from the merger will not be amortized. Instead, in the future, this goodwill and indefinite lived intangibles will be evaluated for possible impairment using a "fair value" approach. Income (or loss) of Ackerley Group subsequent to the closing date will be included in the consolidated results of Clear Channel.

     The parties have prepared the unaudited pro forma financial information contained in this document using the purchase method of accounting to account for the merger. See "Summary -- Unaudited Comparative Per Share Data" and "Unaudited Pro Forma Consolidated Financial Information."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Ackerley Group Board with respect to the merger, shareholders should be aware that certain officers of Ackerley Group and the members of the Ackerley Group Board have interests in the merger that may be different from, or in addition to, the interests of shareholders generally. Members of the Ackerley Group Board were aware of these interests and considered them, among other matters, in making their recommendation to approve the merger.

  ACKERLEY GROUP STOCK OPTIONS

     Pursuant to the merger agreement, all of the outstanding stock options to purchase Ackerley common stock will vest and become exercisable immediately prior to the completion of the merger, and will be assumed by Clear Channel. Mr. Christopher Ackerley, President and a director of Ackerley Group, has 35,000 options to purchase Ackerley ordinary common stock for which vesting will be accelerated. The value of Mr. Ackerley's options for which vesting will be
accelerated is $          , based on the closing price of a share of Ackerley
ordinary common stock on the New York Stock Exchange on           of
$          , reduced by the per share exercise price of the options, and the
assumption that the effective time of the merger is not later than           .
Mr. Barry A. Ackerley, Chief Executive Officer, Chairman of the Board and a director of Ackerley Group, Mrs. Gail A. Ackerley, Co-Chief Executive Officer, Co-Chairman of the Board and a director of Ackerley Group, Mr. Kevin E. Hylton, Senior Vice President, Finance and Chief Financial Officer of Ackerley Group and Mr. Sean M. Tallarico, Corporate Controller of Ackerley Group, do not have any Ackerley Group stock options.

  NON-EMPLOYEE DIRECTORS' EQUITY COMPENSATION PLAN

     Prior to the closing date of the merger, Ackerley Group will take all necessary action to terminate on the business day prior to the closing date the Non-employee Directors' Equity Compensation Plan, which provides that non-employee directors of Ackerley Group may elect to receive directors' fees in the form of shares of Ackerley ordinary common stock instead of cash. All amounts deferred under the plan for the plan quarter in which the termination occurs will be used to purchase newly issued shares of Ackerley ordinary common stock in accordance with the terms of the plan or the date of termination of the plan, at a purchase price equal to the trading price of the Ackerley ordinary common stock on the last trading day before the purchase date.

  RETENTION AND SEVERANCE PROGRAM

     To foster the continued employment of key employees, it is expected that Ackerley Group will enter into agreements with 54 employees that provide for retention and/or severance benefits, including agreements with each of the following executive officers: Christopher Ackerley, Kevin Hylton and Sean Tallarico. Mr. Barry Ackerley and Mrs. Gail Ackerley are not parties to any severance or retention agreements.

     Except for Mr. Christopher Ackerley, whose agreement is described below, the program provides that if the employee remains employed by Ackerley Group until December 31, 2001, the employee will receive a lump sum retention bonus payment based on a percentage of their annual compensation for 2001 ($105,000 for Mr. Hylton and $52,500 for Mr. Tallarico). If the employee remains employed until the closing date of the merger, the employee will receive an additional retention bonus payment of the same amount.

     Under this program, employees are also eligible for certain of the following severance benefits if employment is terminated by Ackerley Group other than for "cause," or if employment is terminated by the officer as a result of a "constructive termination":

     - a lump sum cash payment equal to a percentage of their annual compensation for 2001 ($315,000 for Mr. Hylton and $13,552 for Mr. Tallarico);

     - continued medical and dental insurance coverage under COBRA for 12 months following the date of termination, subject to earlier termination if substitute coverage is obtained;

     - transfer of title of company automobile for certain employees and compensation for the tax liability resulting from the transfer;

     - accelerated vesting of any Ackerley Group stock options held by the employee on the closing date of the merger and cancellation of any buy-back right of Ackerley Group with respect to such options or stock purchased with such options;

     - a gross-up payment for certain employees of any excise tax imposed on the employee as a result of section 280G of the Internal Revenue Code; and

     - any unpaid retention bonus and any accrued but unpaid salary, bonus or other amounts.

Under these agreements, "cause" is defined generally to include criminal convictions, material and willful misconduct, and deliberate non-performance of duties, and "constructive termination" is defined generally to include a reduction in position or authority, a reduction in compensation or benefits, a relocation of work location by more than 25 miles, or a failure to offer continued employment on comparable terms for two years following the completion of the merger.

     As a condition of the severance benefits, certain of the employees, including Mr. Hylton, have entered into non-competition agreements for one year following termination of employment, and have agreed to provide consulting services for 45 days following termination of employment.

  CONSULTING AND NON-COMPETITION AGREEMENT WITH CHRISTOPHER H. ACKERLEY

     To provide financial incentives for the retention of Mr. Christopher Ackerley as Ackerley Group's President prior to the closing date and for the retention of his services as an independent consultant following the closing date, it is expected that Ackerley Group will enter into a consulting and non-competition agreement with Mr. Christopher Ackerley. The agreement provides that in the event Mr. Ackerley remains in the service of Ackerley Group until December 31, 2001, he will receive a retention bonus payment of $375,000, and an additional retention bonus payment of $375,000 if he remains in the service of Ackerley Group until the closing date. If Mr. Ackerley's service with Ackerley Group is terminated prior to a payment date by his death or disability or by Ackerley Group other than for "cause," the agreement provides that the retention bonus payment will be accelerated.

     The agreement with Mr. Ackerley also requires him to provide consulting services to Ackerley Group as an independent consultant for a period of five years following the closing date of the merger. Mr. Ackerley has also agreed to a non-competition restriction covering such five-year period. As consideration for the consulting services and the non-competition agreement, Ackerley Group will pay to Mr. Ackerley an annual fee of $350,000. The agreement also provides for a gross-up payment equal to any excise tax imposed on Mr. Ackerley as a result of section 280G of the Internal Revenue Code.

  INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE

     Clear Channel has agreed that all rights to indemnification and all limitations on liability existing in favor of any of the directors, officers or employees of Ackerley Group or any of its subsidiaries under Ackerley Group's certificate of incorporation, by-laws or any indemnity agreement will survive the merger and continue in full force and effect. Also, for six years after the completion of the merger, Clear Channel has agreed to cause to be maintained in effect the current directors and officers liability insurance policies maintained by Ackerley Group, provided that Clear Channel may substitute policies of at least the same coverage with other terms and conditions that are no less advantageous to the indemnitee, and provided further that the annual premiums to be paid with respect to the maintenance of such policies during such six year period will not exceed 150% of the annual premium paid by Ackerley Group for such policies as of the date of the merger agreement.

     In addition, following the completion of the merger, Clear Channel must, and must cause the surviving corporation to, to the fullest extent permitted by applicable law, indemnify and hold harmless each present and former officer, director or employee of Ackerley Group or any of its subsidiaries against all losses, expenses, including reasonable attorneys' fees, claims, damages, liabilities, judgments, and settlement amounts paid in respect to any threatened, pending, or completed claim, action, suit or proceeding, arising out of or relating to the fact that such person is or was a director, officer or employee of Ackerley Group or any of its subsidiaries and arising out of acts or omissions occurring on or prior to the completion of the merger, and advance to such indemnitee all such expenses incurred in connection with any indemnifiable claim, subject to repayment of such advances if it is ultimately determined that such person is not entitled to indemnification from Clear Channel or the surviving corporation.

  STOCKHOLDER VOTING AND SUPPORT AGREEMENT

     Mr. Barry Ackerley entered into a Stockholder Voting and Support Agreement with Clear Channel. See page 66 of this document for a description of the Stockholder Voting and Support Agreement.

  TRANSFER OF LEASE OBLIGATION

     It is anticipated that Ackerley Group, prior to the closing of the merger and subject to documentation and arrangements reasonably acceptable to Clear Channel and any required consents, will transfer to Mr. Barry Ackerley or his designee the lease relating to Ackerley Group's corporate headquarters in Seattle, Washington, together with all improvements thereto.

  SATISFACTION OF INDEBTEDNESS

     It is anticipated that Ackerley Group, prior to the closing of the merger, will repay the Ackerley family the $500,000 loan from the Ackerley family to Ackerley Group.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     This tax discussion summarizes the material federal income tax consequences of the merger to the holders of Ackerley common stock that exchange Ackerley common stock solely for Clear Channel common stock pursuant to the merger. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing regulations promulgated thereunder and current rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed.

     The tax treatment described herein may vary depending upon each shareholder's particular circumstances and tax position. This discussion does not address all aspects of federal income taxation that may be important to shareholders who are subject to special rules, such as:

     - financial institutions;

     - tax-exempt organizations;

     - insurance companies;

     - dealers in securities;

     - traders in securities who elect to apply a mark-to-market method of accounting;

     - foreign holders;

     - persons that hold shares as a hedge or as part of a straddle, constructive sale or conversion transaction;

     - holders that acquired their shares upon the exercise of employee stock options or otherwise as compensation; or

     - holders that do not hold their shares as capital assets.

     The obligations of the parties to consummate the merger are conditioned upon the receipt, by each of Clear Channel and Ackerley Group, of an opinion from its tax advisor or counsel, respectively, in form and substance reasonably satisfactory to Clear Channel and Ackerley Group to the effect that the merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     In rendering their opinions, counsel to each of Ackerley Group and Clear Channel will rely upon the representations contained in certificates provided by Ackerley Group and Clear Channel and certain facts and customary assumptions set forth in the opinions. Shareholders should be aware that neither the tax opinions nor this discussion will be binding upon the Internal Revenue Service and the Internal Revenue Service is not precluded from asserting a contrary position. The parties have not requested and will not request a ruling from the Internal Revenue Service as to the federal income tax consequences of the merger.

     Assuming the merger qualifies as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code, the tax implications will be as follows:

  FEDERAL INCOME TAX IMPLICATIONS TO HOLDERS OF ACKERLEY COMMON STOCK

     No gain or loss will be recognized for federal income tax purposes by holders of Ackerley common stock who exchange their Ackerley common stock solely for Clear Channel common stock pursuant to the merger, except with respect to cash received in lieu of fractional shares. The aggregate tax basis of the Clear Channel common stock to be received by an Ackerley Group shareholder in the merger will be the same as such shareholder's aggregate tax basis in the Ackerley common stock surrendered in the exchange, reduced by the amount of basis allocable to fractional shares of Clear Channel common stock as discussed below. The holding period of the Clear Channel common stock to be received by an Ackerley Group shareholder as a result of the merger will include the period during which such shareholder held the Ackerley common stock exchanged.

     Cash received by a holder of Ackerley common stock instead of a fractional share of Clear Channel common stock will be treated as received in exchange for such fractional share interest, and gain or loss generally will be recognized for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the tax basis of the Ackerley common stock allocable to the fractional share interest. Such gain or loss will be capital gain or loss and generally will be long term capital gain or loss if the Ackerley common stock has been held for more than one year at the time of the merger.

  BACKUP WITHHOLDING

     Under the Internal Revenue Code, a holder of Ackerley common stock may be subject to backup withholding with respect to the amount of cash, if any, received unless the holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY TAX CONSEQUENCES OF THE DISPOSITION OF ACKERLEY COMMON STOCK BEFORE THE MERGER OR THE DISPOSITION OF CLEAR CHANNEL COMMON STOCK AFTER THE MERGER. THIS DISCUSSION IS DIRECTED TO HOLDERS OF ACKERLEY COMMON STOCK WHO ARE UNITED STATES CITIZENS OR RESIDENTS OR DOMESTIC CORPORATIONS. NO ATTEMPT HAS BEEN MADE TO ADDRESS THE TAX CONSEQUENCES TO A SHAREHOLDER UNDER THE LAWS OF THE COUNTRY, STATE OR JURISDICTION IN WHICH THE HOLDER RESIDES, IS A CITIZEN OR IS ORGANIZED OTHER THAN THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES DISCUSSED HEREIN. HOLDERS OF ACKERLEY COMMON STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES UNDER APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

REGULATORY MATTERS

     Clear Channel and Ackerley must comply with all applicable antitrust premerger notification laws and regulations before the merger can be completed. The DOJ and the FTC may review the potential effects of the merger on competition in the markets where the combined company will operate. If the DOJ determines that the merger will substantially reduce competition, it can challenge all or certain aspects of the merger and seek to block or impose restrictive conditions on the merger. In addition, Clear Channel and Ackerley Group must comply with all applicable FCC laws and regulations before they can complete the merger. The FCC must approve the transfer of control of Ackerley Group's FCC licenses from Ackerley Group's existing shareholders to Clear Channel. As part of the FCC's determination whether to approve the merger, the FCC will examine whether the combined company will comply with the FCC's limits on the number of radio and television stations that a company is permitted to own in a single market. The FCC also may conduct additional ownership concentration analysis and assess its effect on competition, diversity or other FCC public interest considerations.

     It can be a lengthy process to obtain the requisite clearances and approvals needed from the DOJ, the FTC and the FCC, sometimes taking more than one year in large transactions such as this merger. Clear Channel and Ackerley Group each filed Premerger Notification and Report Forms with the FTC and Antitrust Division on October 24, 2001. The HSR waiting period is due to expire on November 23, 2001, unless shortened by a grant of early termination or extended by the issuance of a second request for information and documents. Clear Channel and Ackerley Group filed applications for the consent to transfer control of Ackerley Group's FCC licenses with the FCC on October 17, 2001. For a period of 30 days following public notice of the applications' filing, third parties will have an opportunity to file petitions to deny or informal objections against the applications. The expected deadline for such filings to occur is November 21, 2001. Clear Channel and Ackerley Group cannot predict whether any such petitions or objections will be filed, or, if so, the number or nature of any such petitions or objections.

     Clear Channel's acquisition of Ackerley's television stations will result in Clear Channel owning both radio and television stations in a number of markets or geographical areas. In several such markets or areas, Clear Channel owns more radio stations than FCC rules permit in conjunction with ownership of a television station in the same market or area. Based on Clear Channel's analysis, Clear Channel will be required to divest either one television station, or between one and four radio stations, in each of five markets or areas (Syracuse, NY; Rochester, NY; Santa Barbara, Santa Maria, San Luis Obispo, CA; Binghamton, NY; and Utica, NY). In Clear Channel's FCC applications for consent to the merger, Clear Channel has requested the FCC to waive its radio/television cross ownership rule for a period of 12 months following closing of the merger to allow completion of the necessary divestitures. There can be no assurance that the FCC will not require additional divestitures of stations, that it will grant the requested rule waiver, or that, if such waiver is granted, such waiver will be for the full 12-month duration Clear Channel has requested.

     Clear Channel and Ackerley Group believe that they will obtain all required regulatory approvals prior to the Ackerley Group shareholders' meeting. However, it is not certain that all such approvals will be received by such time and governmental authorities may impose unfavorable conditions for granting the required approvals.

     While Clear Channel and Ackerley Group are hopeful that the anticipated divestitures will satisfy all FCC multiple ownership rules and antitrust concerns regarding radio station overlaps, at any time before or after the merger, the FCC, the FTC, the Antitrust Division of the DOJ and state antitrust authorities could take action to challenge the merger, including seeking to enjoin the completion of the merger, seeking the divestiture by Clear Channel of all or part of the stock or assets of Ackerley Group or of other business conducted by Clear Channel, or seeking to subject Clear Channel or Ackerley Group to certain operating conditions. Private parties may also seek to take legal action under the antitrust laws, if circumstances permit. There can be no assurance that a challenge to the merger will not be made or that, if such a challenge is made, Clear Channel will prevail. The obligations of Clear Channel and Ackerley Group to complete the merger are subject to the condition that there be no decree, order or injunction of a court of competent jurisdiction that prohibits the completion of the merger.

APPRAISAL RIGHTS

     Under the Delaware General Corporation Law, appraisal rights will not be available to shareholders of Ackerley Group as a result of the merger.

FEDERAL SECURITIES LAWS CONSEQUENCES

     The shares of Clear Channel common stock to be issued to Ackerley Group shareholders in the merger will be registered under the Securities Act of 1933, as amended. Upon issuance, these shares may be traded freely and without restriction by those shareholders not deemed to be affiliates of Ackerley Group as that term is defined under the Securities Act. An "affiliate" of Ackerley Group, as defined by the rules promulgated under the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Ackerley Group. Any subsequent transfer by an affiliate of Ackerley Group must be one permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 promulgated under the Securities Act, in the case of such persons who become affiliates of Clear Channel) or as otherwise permitted under the Securities Act. These restrictions are expected to apply to the directors, executive officers and holders of 10% or more of the Ackerley Group shares (as well as to certain other related individuals or entities).

     Ackerley Group will deliver to Clear Channel a list setting forth the names and addresses of all persons who are, at the time of the Ackerley Group shareholders' meeting, in Ackerley Group's reasonable judgment, affiliates of Ackerley Group, and will use it reasonable efforts to cause its affiliates to deliver to Clear Channel a written agreement that such person will not dispose of any shares of Clear Channel common stock in violation of the Securities Act or the rules and regulations promulgated under the Securities Act.

MANAGEMENT AFTER THE MERGER

     At the time Clear Channel's merger subsidiary merges into Ackerley Group, the directors of Clear Channel's merger subsidiary immediately before the merger will become the directors of the surviving corporation, and the officers of Ackerley Group immediately before the merger will become the officers of the surviving corporation.

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                              THE MERGER AGREEMENT

     The following is a description of the material terms of the merger agreement but does not purport to describe all the terms of the merger agreement. The full text of the merger agreement is attached as Appendix A to this document and is incorporated herein by reference. Ackerley Group shareholders are urged to read the merger agreement in its entirety.

THE MERGER

     Subject to the terms and conditions of the merger agreement, Clear Channel's merger subsidiary will merge with and into Ackerley Group at the effective time of the merger. The separate corporate existence of Clear Channel's merger subsidiary will cease. Ackerley Group will be the surviving corporation in the merger and will continue its corporate existence as a wholly owned subsidiary of Clear Channel and will continue to be governed by the laws of the State of Delaware.

  EFFECTIVE TIME

     The merger agreement provides that the merger will become effective when a certificate of merger is filed with the Secretary of State of the State of Delaware. Ackerley Group, Clear Channel's merger subsidiary and Clear Channel will file the certificate of merger no later than the second business day following the satisfaction or waiver of all the conditions to the merger. See "-- Conditions."

  CERTIFICATE OF INCORPORATION AND BY-LAWS

     The merger agreement provides that at the effective time of the merger, the certificate of incorporation of Ackerley Group and by-laws of Clear Channel's merger subsidiary in effect immediately prior to the effective time will become the certificate of incorporation and by-laws of the surviving corporation after the effective time of the merger.

  DIRECTORS AND OFFICERS

     The merger agreement provides that the directors of Clear Channel's merger subsidiary immediately prior to the effective time of the merger will be the initial directors of the surviving corporation and that the officers of Ackerley Group immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

CONVERSION OR CANCELLATION OF ACKERLEY COMMON STOCK IN THE MERGER

  CONVERSION OF SHARES

     The merger agreement provides that, at the effective time of the merger and without any action on the part of the shareholders, each share of Ackerley common stock and each outstanding option or their right to receive or acquire shares of Ackerley common stock shall be treated as follows, subject to the treatment of fractional shares of Clear Channel common stock described below:

     - Each share of Ackerley ordinary common stock and each share of Ackerley Class B common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.35 of a share of Clear Channel common stock.

     - Each outstanding option to purchase shares of Ackerley common stock granted under Ackerley Group's stock option plans or otherwise, which is outstanding immediately prior to the effective time, whether or not then exercisable, will vest and become exercisable and will be assumed by Clear Channel and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such option or agreement prior to the effective time, including without limitation adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the number of shares of Clear Channel common stock as the holder of such option would be entitled to pursuant to the merger had the

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

       holder exercised such option in full immediately prior to the effective time of the merger at a price per share equal to the aggregate exercise price for Ackerley common stock purchasable pursuant to such option divided by the ratio at which each share of Ackerley common stock is to be converted into the right to receive Clear Channel common stock in the merger. The number of shares of Clear Channel common stock that may be purchased upon the exercise of any such option or agreement will not include any fractional share. Upon the exercise of such option or agreement, a cash payment will be made for any fractional share based upon the last sale price per share of Clear Channel common stock on the trading day preceding the day of exercise.

     - Each share of Ackerley common stock held in the treasury of Ackerley Group or by any of Ackerley Group's subsidiaries or by Clear Channel or any of Clear Channel's subsidiaries will be canceled and extinguished without any conversion or payment made with respect to such shares.

  FRACTIONAL SHARES

     No fractional shares of Clear Channel common stock will be issued in the merger. In lieu of any fractional shares of Clear Channel common stock, each holder of shares of Ackerley common stock who would otherwise have been entitled to a fraction of a share of Clear Channel common stock pursuant to the merger agreement will be paid an amount in cash, without interest, equal to such holder's fractional share interest multiplied by the average of the closing prices for a share of Clear Channel common stock on the New York Stock Exchange for the five trading days prior to the closing of the merger.

  EXCHANGE OF CERTIFICATES IN THE MERGER

     Promptly after the effective time, Clear Channel will instruct the exchange agent for its common stock to mail to each holder of certificates which immediately prior to the effective time represented outstanding shares of Ackerley common stock a letter of transmittal and instructions for use in effecting the surrender of such Ackerley Group certificates. The letter of transmittal and instructions are for use by each holder of record in surrendering the Ackerley Group certificates in exchange for certificates evidencing shares of Clear Channel common stock, together with any dividends or distributions with respect to such shares and cash for any fractional shares thereof to which such holder is entitled. WE REQUEST THAT YOU NOT SURRENDER YOUR ACKERLEY GROUP CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE SUCH LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS. At and after the effective time and until so surrendered, the Ackerley Group certificates will represent only the right to receive the appropriate consideration as described above. No dividends or other distributions declared or made after the effective time with respect to shares of Clear Channel common stock with a record date after the effective time will be paid to the holder of any unsurrendered Ackerley Group certificate and no cash payment in lieu of any fractional shares will be paid to any holder until the holder of such certificate surrenders such certificate. Following the surrender of any such certificate, the holder of record will be paid, without interest:

     - the amount of any cash payable with respect to a fractional share of Clear Channel common stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the effective time; and

     - at the appropriate payment date, any dividends or distributions with a record date after the effective time but prior to surrender of such Ackerley Group certificate and a payment date after the surrender of such Ackerley Group certificate.

LISTING OF CLEAR CHANNEL COMMON STOCK

     In the merger agreement, Clear Channel has agreed to promptly prepare and file with the NYSE and any other applicable exchange a listing application covering the shares of Clear Channel common stock to be issued in the merger and to use its reasonable efforts to have such shares approved for listing on such exchange. Approval for listing on the NYSE of the shares of Clear Channel common stock issuable to the Ackerley Group shareholders in the merger, subject only to official notice of issuance, is a condition to the

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obligations of Clear Channel, Clear Channel's merger subsidiary and Ackerley
Group to complete the merger.

REPRESENTATIONS AND WARRANTIES

  REPRESENTATIONS AND WARRANTIES BY ACKERLEY GROUP

     The merger agreement includes customary representations and warranties by Ackerley Group to Clear Channel and Clear Channel's merger subsidiary, including representations and warranties as to:

     - corporate organization, standing and power of Ackerley Group and its subsidiaries;

     - compliance with the fourth restated certificate of incorporation and amended and restated by-laws of Ackerley Group;

     - capitalization of Ackerley Group;

     - power and authority, including the approval of the Ackerley Group Board, to execute and deliver the merger agreement and to perform its obligations under, and to complete the transactions contemplated by the merger agreement, subject to shareholder approval;

     - absence of conflict with organizational documents, laws and orders and required consents and authorizations of governmental entities and third parties;

     - possession and validity of necessary government permits and compliance with applicable laws;

     - Ackerley Group's financial statements and reports filed with the SEC;

     - undisclosed liabilities;

     - conduct by Ackerley Group and its subsidiaries of their respective businesses and possession of certain permits, licenses and governmental authorizations;

     - environmental matters;

     - Ackerley Group's employee benefit plans;

     - absence of certain changes;

     - pending or threatened litigation;

     - accounting and tax matters;

     - this document;

     - contracts, leases, agreements, or understandings of Ackerley Group;

     - transactions with affiliates of Ackerley Group;

     - intellectual property matters;

     - insurance matters;

     - opinions delivered by Ackerley Group's financial advisors;

     - required vote of Ackerley Group shareholders;

     - real property, title and leasehold interests;

     - collective bargaining agreements and labor matters;

     - brokers and finders employed by Ackerley Group; and

     - defaults under any material contract, which for purposes of the merger agreement was defined as any contract, agreement or other document or instrument currently in effect that requires the payment in excess of $1,000,000 over the remainder of its term.

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

  REPRESENTATIONS AND WARRANTIES BY CLEAR CHANNEL AND MERGER SUBSIDIARY

     The merger agreement also contains customary representations and warranties by Clear Channel and Clear Channel's merger subsidiary as to:

     - corporate organization, standing, and power of Clear Channel and its subsidiaries;

     - capitalization of Clear Channel;

     - power and authority of Clear Channel and its merger subsidiary to execute and deliver the merger agreement and to perform their respective obligations under, and to complete the transactions contemplated by, the merger agreement, including board approval;

     - power and authority of Clear Channel's merger subsidiary to execute and deliver the merger agreement and to perform its obligations under, and to complete the transactions contemplated by, the merger agreement, including board approval;

     - authorization and validity of the Clear Channel shares to be issued pursuant to the merger agreement;

     - absence of conflict with organizational documents, laws and orders and required consents and authorizations of governmental entities and third parties;

     - Clear Channel's financial statements and reports filed with the SEC;

     - conduct by Clear Channel and its subsidiaries of business in the ordinary course and consistent with past practice since December 31, 2000 and the absence of any event or development which would, in the aggregate, reasonably be expected to have a material adverse effect on Clear Channel or substantially impair or delay Clear Channel's performance under the merger agreement;

     - environmental matters;

     - accounting and tax matters;

     - brokers and finders employed by Clear Channel; and

     - pending litigation.

COVENANTS AND AGREEMENTS

  CONDUCT OF BUSINESS OF ACKERLEY GROUP PENDING THE MERGER

     The merger agreement generally provides, with certain exceptions, that, prior to the effective time of the merger, Ackerley Group agrees to:

     - conduct its and its subsidiaries' businesses in the ordinary course consistent with past practice;

     - use its reasonable efforts to keep available the services of its officers and employees of Ackerley Group and its subsidiaries;

     - use reasonable efforts to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them; and

     - notify Clear Channel as soon as practicable of any emergency or other changes in the normal course of its or its subsidiaries' respective business or operation of its respective properties and of any complaints, investigations or hearings of any governmental authority.

     Ackerley Group has agreed that it will not and will not permit any of its subsidiaries to, unless required by applicable laws or stock exchange regulations or unless otherwise agreed to by Clear Channel,

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

between the date of the merger agreement and the effective time of the merger, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Clear Channel:

     - authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock;

     - enter into or amend any employment, severance or similar agreements or arrangements with any of their respective directors or executive officers except for certain agreements or arrangements relating to the retention and severance plans and arrangements;

     - authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination, any acquisition of a material amount of assets or securities, any disposition of assets or securities or any release or relinquishment of any material contract rights, in each case, except in the ordinary course;

     - propose or adopt any amendments to its certificate of incorporation or bylaws;

     - (A) issue any shares of their capital stock, except upon exercise of rights or options issued pursuant to existing employee incentive or benefit plans, programs or arrangements and nonemployee director plans (including, without limitation, shares issued in connection with stock grants or awards or the exercise of rights or options granted in the ordinary course of business consistent with past practice pursuant to such plans, programs or arrangements) or (B) effect any stock split not previously announced or (C) otherwise change its capitalization as it existed on September 21, 2001, except as contemplated by the merger agreement;

     - grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date of the merger agreement, to acquire any shares of its capital stock, other than rights under its employee stock purchase plan for offering periods beginning after the date of the merger agreement or other agreements or arrangements relating to the retention and severance plans and arrangements;

     - purchase or redeem any shares of its stock or pay any cash bonuses, except for cash bonuses pursuant to agreements or employee incentive or benefit plans, programs or arrangements or non-employee director plans existing on the date of the merger agreement or agreements or arrangements entered into as permitted by the merger agreement; provided, however, Ackerley Group may adopt a bonus plan as an incentive to employees to remain with Ackerley Group through and until the closing date in an amount to be mutually agreed to by Clear Channel and Ackerley Group;

     - amend the terms of their respective employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements in existence on the date of the merger agreement, except as required by law or to maintain tax-qualified status, or adopt any new employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements, except for agreements or arrangements entered into as permitted by the merger agreement; provided, however, Ackerley Group may change the renewal date on which plan premiums are adjusted under Ackerley Group's medical and dental plans from November to January;

     - incur any additional indebtedness for borrowed money, except for indebtedness (A) in connection with interest payments on any of Ackerley Group's outstanding public debt, or (B) pursuant to credit facilities, indentures and other arrangements in existence on the date of the merger agreement;

     - incur any capital expenditures in excess of $5,000,000, except for amounts budgeted for in Ackerley Group's capital budgets previously provided to Clear Channel;

     - except with respect to sign location related contracts or leases, sales or advertising contracts or other agreements contemplated by or permitted pursuant to the merger agreement, enter into any company material contract;

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

     - enter into an agreement with any affiliate of Ackerley Group, any family member of any affiliate of Ackerley Group or any shareholder who owns more than 10% of the outstanding capital stock of Ackerley Group;

     - make any material tax election or settle or compromise any material tax liability;

     - unless required by law, rule or regulation, call any meeting of the shareholders of Ackerley Group, regardless of whether a special meeting or otherwise, until the merger agreement is terminated in accordance with its terms; and

     - agree, in writing or otherwise, to take any of the above actions or take any action which would make any representation or warranty of Ackerley Group untrue or incorrect.

  CONDUCT OF BUSINESS OF CLEAR CHANNEL PENDING THE MERGER

     The merger agreement generally provides, with certain exceptions, that Clear Channel will not and will not permit any of its subsidiaries (unless required by applicable laws or regulations) to, between the date of the merger agreement and the effective time of the merger, directly or indirectly, do, or agree to do any of the following without the prior written consent of Ackerley
Group:

     - authorize or pay any cash dividend on, or make any cash distribution with respect to any of Clear Channel's outstanding shares of stock.

     - take any of the foregoing actions or take any action which would make any representation or warranty of Clear Channel or Clear Channel's merger subsidiary untrue or incorrect.

NO SOLICITATION COVENANT

     The merger agreement provides that neither Ackerley Group nor any of its subsidiaries, officers, directors, employees or agents, or representatives or affiliates will, directly or indirectly, take any action to:

     - solicit or initiate or knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal (as defined below);

     - participate in any substantive discussions or negotiations regarding, or furnish to any person any information with respect to any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal;

     - recommend, endorse or approve any Acquisition Proposal; or

     - enter into any letter of intent, agreement in principle, acquisition agreement or any other document or contract with respect to any Acquisition Proposal.

     However, until the expiration of the Initial Period (as defined below), Ackerley Group is not prohibited from furnishing information to or entering into substantive discussions or negotiations with any person that makes an unsolicited bona fide proposal to enter into a business combination with Ackerley Group pursuant to an Acquisition Proposal which the Ackerley Group Board in good faith determines is a Superior Proposal (as defined below) or which the Ackerley Group Board in good faith determines could reasonably be expected to lead to a Superior Proposal, so long as:

     - prior to furnishing any information to, or entering into substantive discussions with, such a person Ackerley Group provides written and oral notice to Clear Channel to the effect that it is furnishing information to, or entering into substantive discussions with, a person from whom Ackerley Group will have received, prior to furnishing such information, an executed confidentiality agreement in form and substance similar to the confidentiality agreement executed by Ackerley Group and Clear Channel on August 7, 2001;

     - such notice will include the terms and conditions of such Acquisition Proposal or any agreement proposed by, or any information supplied to, any such person;

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     - simultaneously with furnishing any nonpublic information to any such person, Ackerley Group furnishes such nonpublic information to Clear Channel (to the extent that such nonpublic information has not been previously furnished by Ackerley Group to Clear Channel);

     - Ackerley Group, its subsidiaries and representatives are in compliance with these non-solicitation provisions in all material respects;

     - such unsolicited bona fide proposal is made by a third party that the Ackerley Group Board determines in good faith has the financial capability to consummate a Superior Proposal; and

     - the Ackerley Group Board, after consulting with outside legal counsel to Ackerley Group, determines in good faith that such action is consistent with the fiduciary duties of the Ackerley Group Board to shareholders of Ackerley Group under applicable law.

     Without limiting the above, it is agreed that any violation of the above-listed restrictions by any Ackerley Group representative will be deemed to be a breach of the non-solicitation provisions of the merger agreement by Ackerley Group.

     The merger agreement provides that Ackerley Group will notify Clear Channel in writing within 24 hours of Ackerley Group's receipt of any inquiries, offers or proposals with respect to an Acquisition Proposal. Ackerley Group will use all reasonable efforts to inform Clear Channel promptly of all material developments with respect to the status and the terms of any such substantive discussions or negotiations (including without limitation the identity of the person with whom such substantive discussions are being held), and will use its reasonable efforts to provide Clear Channel copies of such written proposals and any material amendments or revisions or material correspondence related to such proposals.

     "Acquisition Proposal" means any offer or proposal for, or any indication of interest in (whether or not in writing and whether or not delivered to Ackerley Group's shareholders generally), from any person relating to any (i) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Ackerley Group and its subsidiaries taken as a whole, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Ackerley Group or any of its material subsidiaries, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% more of any class of equity securities of Ackerley Group or of any of its material subsidiaries, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or similar transaction involving Ackerley Group or any of its material subsidiaries, other than the transactions contemplated by the merger agreement.

     "Superior Proposal" means an Acquisition Proposal which the Ackerley Group Board in good faith determines (after consultation with a financial advisor of nationally recognized reputation and after taking into account all factors deemed relevant by the Ackerley Group Board, including but not limited to timing, breakup fees, expense reimbursement provisions, type of consideration and conditions to consummation) that the consideration to the then holders of Ackerley common stock is superior from a financial point of view to the consideration provided for in the merger agreement.

     The merger agreement further provides that neither the Ackerley Group Board nor any committee thereof shall take any of the following actions, unless the Ackerley Group Board determines in good faith, and after consultation with outside counsel, that it is necessary to take such action in order to act in a manner consistent with its fiduciary duties to Ackerley Group shareholders:

     - withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to Clear Channel, the approval or recommendation by the Ackerley Group Board of the merger or the merger agreement; or

     - approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal.

     However, nothing contained in this non-solicitation covenant will prohibit Ackerley Group:

     - from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended;

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     - from engaging in discussions with any person for the sole purpose of clarifying a bona fide unsolicited proposal; or

     - from making any disclosure to the Ackerley Group shareholders if, in the good faith judgment of the Ackerley Group Board, in consultation with outside counsel, failure to so disclose would be inconsistent with the Ackerley Group Board's obligations under applicable law.

     The merger agreement further provides that Ackerley Group will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any other person with respect to a potential Acquisition Proposal.

ADDITIONAL COVENANTS AND AGREEMENTS

  DOCUMENT AND REGISTRATION STATEMENT

     The merger agreement provides that Ackerley Group will prepare and file with the SEC a document relating to the Ackerley Group meeting which, subject to the above provision under "-- No Solicitation Covenant," will include the recommendation of the Ackerley Group Board to vote in favor of the merger. The merger agreement provides that Clear Channel will prepare and file with the SEC a registration statement for the registration of the Clear Channel common stock to be issued in the merger.

  SHAREHOLDERS' MEETING

     In the merger agreement, Ackerley Group agreed to call and hold a meeting relating to the required shareholder approval of the merger as promptly as possible and to use its reasonable efforts to hold such meeting within 75 days after the Clear Channel registration statement becomes effective but not earlier than 20 business days after the date on which the document prepared by Ackerley Group relating to the shareholder vote is first mailed. Ackerley Group further agreed to hold the meeting even if Ackerley Group's approval or recommendation of the merger agreement is withdrawn or modified in any adverse manner as permitted by the merger agreement.

  APPROPRIATE ACTION; CONSENTS AND FILINGS

     The merger agreement provides that Ackerley Group and Clear Channel will together, or pursuant to an allocation of responsibility to be agreed upon between them:

     - take, or cause to be taken, all appropriate action required under state blue sky or securities laws;

     - prepare and file with the NYSE, and such other stock exchanges as will be agreed upon, listing applications of Clear Channel common stock issuable in the merger or upon exercise after the merger of Ackerley Group's stock options, warrants, conversion rights or other rights or vesting or other payment of other Ackerley Group equity based awards;

     - seek actions, consents, approvals or waivers or make all filings, and cooperate with one another in order to lift any injunctions or remove any impediment in connection with the merger; and

     - cooperate with one another in obtaining opinions of Dewey Ballantine LLP, special counsel to Ackerley Group, and Akin, Gump, Strauss, Hauer, & Feld, L.L.P., counsel to Clear Channel, dated as of the closing date, to the effect that the merger qualifies as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code.

  EMPLOYEE BENEFIT MATTERS

     Until December 31 of the calendar year in which the closing occurs, Clear Channel will provide or cause to be provided to the current employees of Ackerley Group benefits that are comparable in the aggregate, other than plans or benefits providing for the issuance of Ackerley Group stock, to the benefits currently provided to the current employees, and after such date will provide the current employees with benefits comparable to those provided to similarly-situated employees of Clear Channel.

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     From and after the closing date, Clear Channel will recognize any prior service of current employees as of the closing date for all purposes other than benefit accrual under Clear Channel benefit plans and Clear Channel's benefits arrangements in which they become participants. Notwithstanding the foregoing, Clear Channel will credit any prior service of the current employees with Ackerley Group or its subsidiaries (to the extent credited by Ackerley Group and its subsidiaries) for purposes of level of benefits under Clear Channel vacation pay plans in which they become participants. Clear Channel and Ackerley Group agreed in the merger agreement that where applicable with respect to any medical or dental benefit plan of Clear Channel, Clear Channel will waive, with respect to any current employees, any pre-existing condition exclusion and actively-at-work requirements, to the extent such exclusion or requirement would not have applied under the applicable plan of Ackerley Group or any of its subsidiaries. Following the closing date, Clear Channel will cause the surviving corporation to discharge all obligations under the retention and severance plans and agreements to be entered into as set forth in the merger agreement.

  PLAN OF REORGANIZATION

     The merger agreement provides that from and after the date of the merger agreement and until the effective time of the merger, each party to the merger agreement will use its reasonable efforts to cause the merger to qualify, and will not take, or fail to take, any action or cause, or fail to cause, any action to be taken which could prevent the merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code. Following the effective time of the merger, neither the surviving corporation, Clear Channel nor any of their affiliates will take, or fail to take, any action or cause, or fail to cause, any action to be taken which could cause the merger to fail to qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

CONDITIONS

     The merger agreement generally provides that the obligations of each party to complete the transactions contemplated in the merger agreement are subject to customary conditions, including the following:

  EFFECTIVENESS OF THE CLEAR CHANNEL REGISTRATION STATEMENT

     Declaration of effectiveness of the Clear Channel registration statement and the absence of any stop order suspending the effectiveness of the Clear Channel registration statement and of any proceedings by the SEC initiated for that purpose.

  SHAREHOLDER APPROVAL

     Adoption and approval of the merger agreement and the merger by the requisite vote of the Ackerley Group shareholders.

  NO ORDER

     Absence of any governmental entity, state or federal court of competent jurisdiction or arbitrator having enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or finding or other order, whether temporary, preliminary or permanent, which is in effect and which prevents or prohibits the completion of the merger and any other transaction contemplated by the merger agreement.

  CONSENTS AND APPROVALS

     Receipt of certain consents, approvals and authorizations of governmental entities and other persons necessary to complete the merger (in each case, without the imposition of conditions, the requirement of divestiture or the expenditure of money by Clear Channel or Ackerley Group to a third party in exchange for any such consent that, in any such case, would be materially adverse to Clear Channel, Ackerley

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Group and their subsidiaries, taken as a whole) unless the failure to obtain such consents would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Ackerley Group or on Clear Channel after the effective time of the merger.

  HSR ACT

     Expiration or termination of the applicable waiting period, together with any extension of the waiting period, under the HSR Act.

  COMMUNICATIONS ACT

     All orders and approvals of the FCC required in connection with the transactions contemplated by the merger agreement will have been obtained or made.

  NYSE

     Approval of Clear Channel common stock issuable to Ackerley Group shareholders in the merger for listing on the NYSE, subject only to official notice of issuance.

  REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the other party contained in the merger agreement being true and correct in all material respects, which for purposes of the representation relating to material contracts will be deemed to be $10,000,000, unless such representations and warranties expressly include a standard of materiality, in which case the statement will be true and correct in all respects, as of the date of the merger agreement and at and as of the effective time of the merger as though made at the effective time of the merger. Representations and warranties which address matters of a particular date must be true and correct in all material respects as of such date.

  AGREEMENTS AND COVENANTS

     The other party shall have performed in all material respects its obligations contained in the merger agreement required to be performed by it prior to the effective time, which for purposes of the covenant relating to material contracts will be deemed to be $5,000,000.

  NO MATERIAL ADVERSE CHANGE

     As of the effective time, there has been no event, development or condition which, in the aggregate, has had or could reasonably be expected to have, a material adverse effect on Ackerley Group or Clear Channel.

  TAX OPINIONS

     Receipt by each of Clear Channel and Ackerley Group of an opinion from its tax advisor or counsel, respectively, to the effect that the merger will qualify for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code.

TERMINATION

     The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval and adoption of the merger agreement and the merger by the Ackerley Group shareholders:

     - by the mutual written consent of Ackerley Group and Clear Channel;

     - by either Ackerley Group or Clear Channel, if the merger has not occurred on or before the first anniversary of the merger agreement; provided, that the party seeking to terminate the merger agreement pursuant to this provision will not have breached in any material respect its obligations under the merger agreement in any manner that will have proximately contributed to the failure to consummate the merger on or before such date.

     - by Ackerley Group, if there has been a material breach by Clear Channel of any representation, warranty, covenant or agreement set forth in the merger agreement which breach, if susceptible to cure, has not been cured in all material respects within twenty business days following receipt by Clear Channel of notice of such breach;

     - by Clear Channel, if there has been a material breach by Ackerley Group of any representation, warranty, covenant or agreement set forth in the merger agreement which breach, if susceptible to cure, has not been cured in all material respects within twenty business days following receipt by Ackerley Group of notice of such breach;

     - by either Ackerley Group or Clear Channel, if

      - there is a law, rule or regulation that makes the consummation of the merger illegal or otherwise prohibited;

      - any judgment, injunction, order or decree of a court or other governmental entity of competent jurisdiction is entered that permanently restrains, enjoins or otherwise prohibits either Ackerley Group or Clear Channel from consummating the merger and such judgment, injunction, order or decree will have become final and nonappealable; or

      - the Ackerley Group shareholder approval of the merger agreement and the merger will not have been obtained by reason of the failure to obtain the required vote at the Ackerley Group special meeting or at any postponement or adjournment thereof;

     - by Clear Channel, if:

      - the Ackerley Group Board will have failed to recommend that Ackerley Group's shareholders vote to adopt the merger agreement, or will have withdrawn or modified in a manner adverse to Clear Channel the Ackerley Group Board recommendation;

      - Ackerley Group will have failed to include in the proxy statement the Ackerley Group Board recommendation or a statement to the effect that the Ackerley Group Board has determined and believes that the merger is in the best interests of Ackerley Group's shareholders;

      - the Ackerley Group Board fails to publicly reaffirm the Ackerley Group Board recommendation, or fails to reaffirm its determination that the merger is in the best interests of Ackerley Group's shareholders, within ten business days after Clear Channel reasonably requests in writing that such recommendation or determination be reaffirmed;

      - the Ackerley Group Board will have approved, endorsed or recommended any Acquisition Proposal;

      - Ackerley Group will have entered into any letter of intent, acquisition agreement or similar agreement relating to any Acquisition Proposal;

      - a tender or exchange offer relating to any shares of the Ackerley common stock will have been commenced and Ackerley Group will not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that Ackerley Group recommends rejection of such tender or exchange offer;

      - an Acquisition Proposal is publicly announced, and Ackerley Group fails to issue a press release that reaffirms the Ackerley Group Board recommendation within ten business days after such Acquisition Proposal is announced; or

      - Ackerley Group or any of its subsidiaries or any Ackerley Group representative will have violated in a material respect the restrictions set forth in the non-solicitation covenant discussed above;

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

     - by Clear Channel, if Ackerley Group will have failed to hold the Ackerley Group special meeting within 75 days after the registration statement is declared effective under the Securities Act; provided that such failure is not due to circumstances beyond the reasonable control of Ackerley Group, including, without limitation, the existence of any statute, rule, regulation, executive order, decree, preliminary injunction or restraining order enjoining, preventing, prohibiting or delaying the Ackerley Group special meeting; and

     - by Ackerley Group, but only until the expiration of the Initial Period, if the Ackerley Group Board (i) has received a Superior Proposal and (ii) after consultation with outside legal counsel to Ackerley Group, determines in good faith that such action is consistent with the fiduciary duties of the Ackerley Group Board to Ackerley Group's shareholders under applicable law, but only after 72 hours following Clear Channel's receipt of written notice advising Clear Channel that the Ackerley Group Board is prepared to do so, and only if, during such 72-hour period, Ackerley Group and its advisors will have negotiated in good faith with Clear Channel to make such adjustments in the terms and conditions of the merger agreement as would enable the parties to proceed with the transactions contemplated herein on such adjusted terms.

     "Initial Period" means a period commencing on the day following the date of the merger agreement and ending at 5:00 p.m. Dallas, Texas time on November 5, 2001; provided, however, that such period will be extended (and all such extensions occurring in accordance herewith being deemed within the definition of Initial Period) (i) for a period of up to ten additional business days after the date of delivery by Ackerley Group to Clear Channel of a notice of an Acquisition Proposal, so that at least ten business days elapse between the delivery by Ackerley Group of the notice and the expiration of the Initial Period (exclusive of the extensions provided in clauses (ii) and (iii) of this definition); (ii) during the 72 hour period referred to above; and (iii) if, during the 72 hour period referred to above, Clear Channel and Ackerley Group have agreed to proceed with the transactions contemplated herein on adjusted terms, for a period of up to 72 hours from the time of such agreement.

  EFFECT OF TERMINATION

     The merger agreement provides that, in the event of the termination of the merger agreement by either Ackerley Group or Clear Channel as described above, the merger agreement will become void and have no effect with no liability or obligation under the merger agreement on the part of Clear Channel, Clear Channel's merger subsidiary or Ackerley Group, except that certain agreements will survive termination and no such termination will relieve any party of any liability or damages resulting from any breach by that party of any of its representations, warranties, covenants or agreements set forth in the merger agreement.

  TERMINATION FEE

     In the merger agreement, Clear Channel and Ackerley Group agreed that Ackerley Group will pay to Clear Channel the sum of $17.25 million, plus up to $7.5 million of the reasonable, actual and documented out-of-pocket expenses of Clear Channel in connection with the merger agreement solely as follows:

     - if one of the following circumstances occur:

      - Clear Channel or Ackerley Group terminates the merger agreement because Ackerley Group shareholders fail to adopt the merger agreement at a duly held shareholders' meeting or at any adjournment or postponement thereof;

      - (i) Clear Channel terminates the merger agreement due to the occurrence of an Ackerley Group triggering event, (ii) at any time after the date of the merger agreement an Acquisition Proposal is publicly announced and (iii) within 15 months of the termination of the merger agreement, Ackerley Group enters into a definitive agreement with any third party with respect to a transaction similar to an Acquisition Proposal or any such transaction is consummated; provided that for purposes of this provision only, references to 15% in the definition of Acquisition Proposal are deemed to be references to 50%;

      - Clear Channel terminates the merger agreement because Ackerley Group has failed to hold the Ackerley Group special meeting within 75 days after the registration statement is declared effective under the Securities Act, provided that such failure is not due to circumstances beyond the reasonable control of Ackerley Group, including, without limitation, the existence of any statute, rule, regulation, executive order, decree, preliminary injunction or restraining order enjoining, preventing, prohibiting or delaying the Ackerley Group special meeting; or

      - Ackerley Group terminates the merger agreement prior to the expiration of the Initial Period because the Ackerley Group Board (i) has received a Superior Proposal and (ii) after consultation with outside legal counsel to Ackerley Group, has determined in good faith that such action is consistent with the fiduciary duties of the Ackerley Group Board to Ackerley Group's shareholders under applicable law, and as otherwise provided in the merger agreement.

     If Clear Channel rightfully terminates the merger agreement because Ackerley Group has materially breached any representation, warranty, covenant or agreement set forth in the merger agreement, which breach (if susceptible to cure) has not been cured in all material respects within twenty business days following receipt by Ackerley Group of notice of such breach, Ackerley Group will pay to Clear Channel the reasonable, actual and documented out-of-pocket expenses of Clear Channel up to $7.5 million.

AMENDMENT; EXTENSION; WAIVER

     The merger agreement may be amended by the parties to the merger agreement at any time before or after approval of the merger agreement by the shareholders of Ackerley Group and Clear Channel. After approval of the merger by the shareholders of Ackerley Group and Clear Channel, no amendment may be made without further shareholder approval that by law requires further approval by such shareholders. The merger agreement may not be amended except by an instrument in writing signed by the parties to the merger agreement.

     The merger agreement provides that at any time prior to the effective time of the merger, Clear Channel, Clear Channel's merger subsidiary or Ackerley Group may:

     - extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

     - waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

     - waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

     Any such extension or waiver will be valid only if it is set forth in a written instrument signed by the party or parties to be bound thereby.

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

STOCKHOLDER VOTING AND SUPPORT AGREEMENT

  AGREEMENT TO VOTE

     On October 5, 2001, in order to facilitate the merger, Mr. Barry A. Ackerley entered into a Stockholder Voting and Support Agreement pursuant to which he agreed not to sell any shares of Ackerley ordinary common stock owned by him, representing approximately 6.7% of all the outstanding voting power of Ackerley Group, and to vote all such shares owned by him:

     - in favor of the merger and the merger agreement;

     - against any action that is reasonably likely to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Ackerley Group under the merger agreement;

     - against any Acquisition Proposal; and

     - to the extent such action is reasonably likely to materially impede, interfere with, delay, postpone or adversely affect the merger or the merger agreement in any material respect,

      - against any change in a majority of the Ackerley Group Board other than in connection with an annual meeting of the Ackerley Group shareholders with respect to the slate of directors proposed by the incumbent Ackerley Group Board (in which case Mr. Ackerley agrees to vote for the slate proposed by the incumbent Ackerley Group Board), or

      - against any material change in Ackerley Group's corporate structure or business, except for those actions contemplated by the merger agreement.

     However, Mr. Ackerley's agreement to vote in favor of the merger and the merger agreement and the proxy described below are not applicable to the shares of Ackerley Class B common stock owned by him, which represent approximately 82% of the voting power of Ackerley Group.

  IRREVOCABLE PROXY

     Mr. Ackerley also agreed to deliver to Clear Channel an irrevocable proxy with respect to the shares of Ackerley ordinary common stock, thereby allowing Clear Channel to vote such shares at any time prior to the termination date of the merger agreement in accordance with the terms of the Stockholder Voting and Support Agreement.

  ALTERNATIVE TRANSACTION

     If the shares of Ackerley ordinary common stock or the shares of Ackerley Class B common stock owned by Mr. Ackerley are sold, transferred, exchanged, canceled, or disposed of in connection with any Acquisition Proposal made prior to the termination date of the merger agreement, Mr. Ackerley will pay to Clear Channel an amount equal to 50% of the additional or excess profit realized from such alternative transaction.

  SECOND TRANSACTION

     If, after the date of the Stockholder Voting and Support Agreement, the amount of consideration to be received by the holders of Ackerley common stock in connection with the merger should be increased, then, as may be requested by Clear Channel, Mr. Ackerley will either (i) execute and deliver to Clear Channel such documents as may be necessary to waive the right to receive 50% of such increase or (ii) pay to Clear Channel an amount equal to 50% of such increase.

     The Stockholder Voting and Support Agreement is attached to this document as APPENDIX B.

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

                           BUSINESS OF CLEAR CHANNEL

     Clear Channel is a diversified media company with three reportable business segments: radio broadcasting, outdoor advertising and live entertainment. As of December 31, 2000, Clear Channel owned, programmed, or sold airtime for 1,105 domestic radio stations and two international radio stations and owned a leading national radio network. In addition, at December 31, 2000, Clear Channel had equity interests in various domestic and international radio broadcasting companies. Clear Channel was also one of the world's largest outdoor advertising companies based on total advertising display inventory of approximately 149,000 domestic display faces and approximately 549,000 international display faces. In addition, Clear Channel was one of the world's largest diversified promoters, producers and venue operators for live entertainment events. As of December 31, 2000, Clear Channel owned or operated 120 live entertainment venues. Clear Channel also owned and programmed 22 television stations (including three satellite stations), owned a media representation firm and represented professional athletes. Clear Channel was incorporated in Texas in 1974.

     Clear Channel's radio broadcasting segment includes both radio stations for which Clear Channel is the licensee and for which Clear Channel programs or sells air time under local marketing agreements or joint sales agreements. Clear Channel's radio broadcasting segment also operates radio networks and produces syndicated programming. Clear Channel's outdoor advertising segment includes advertising display faces which Clear Channel owns or operates under lease management agreements. Clear Channel's live entertainment segment operates domestic and international entertainment venues which Clear Channel owns or operates under lease management agreements. Clear Channel's live entertainment segment also produces live music events, Broadway and touring Broadway shows, family entertainment shows and specialized sports and motor sports events.

     A brief description of each of Clear Channel's primary lines of business follows.

RADIO BROADCASTING

  RADIO STATIONS

     As of December 31, 2000, Clear Channel owned, programmed or sold airtime for 346 AM and 759 FM domestic radio stations, of which 498 radio stations were in the top 100 markets, according to the Arbitron winter 2000 ranking of U.S. markets. In addition, Clear Channel currently owns two international FM radio stations and various interests in domestic and international radio broadcasting companies. Clear Channel's radio stations employ various formats for their programming.

  RADIO NETWORKS

     As of December 31, 2000, Clear Channel owned one of the leading national radio networks, based on a total audience of over 180 million weekly listeners, that produces more than 60 syndicated radio programs and services for more than 7,800 radio stations. The network syndicates talk programming including such talent as Rush Limbaugh, Dr. Laura Schlessinger and Jim Rome, and music programming, including such talent as Rick Dees and Casey Kasem. Clear Channel also operated several news, sports and agricultural radio networks serving Oklahoma, Texas, Iowa, Kentucky, Virginia, Alabama, Tennessee, Florida and Pennsylvania.

OUTDOOR ADVERTISING

     As of December 31, 2000, Clear Channel owned or operated approximately 698,000 advertising display faces. Clear Channel currently provides outdoor advertising services in over 52 U.S. markets and in 43 countries outside the U.S. Clear Channel's display faces include billboards of various sizes, wallscapes, transit displays and street furniture displays. Additionally, Clear Channel currently owns various interests in outdoor advertising companies, which it accounts for under the equity method of accounting.

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

LIVE ENTERTAINMENT

     Clear Channel significantly expanded its presence in the live entertainment industry with its August 2000 acquisition of SFX. Clear Channel is one of the world's largest producers, promoters and marketers of live entertainment. Last year, more than 60 million people attended approximately 26,000 of Clear Channel's events, including: live music events; Broadway and touring Broadway shows; family entertainment shows; and specialized sports and motor sports events. As of December 31, 2000, Clear Channel owned or operated a total of 92 domestic venues and 28 international venues. Clear Channel also produces touring and original Broadway shows and derives revenues from its theater operations. Additionally, Clear Channel currently owns various interests in live entertainment companies, which it accounts for under the equity method of accounting.

OTHER

  TELEVISION

     As of December 31, 2000, Clear Channel owned, programmed or sold airtime for 22 television stations (including three satellite stations). Clear Channel's television stations are affiliated with various television networks, including FOX, UPN, ABC, NBC and CBS. The primary sources of programming for Clear Channel's ABC, NBC and CBS affiliated television stations are their respective networks, which produce and distribute programming in exchange for each station's commitment to air the programming at specified times and for commercial announcement time during the programming. Clear Channel supplies the majority of programming to our FOX and UPN affiliates by selecting and purchasing syndicated television programs.

  MEDIA REPRESENTATION

     As a result of Clear Channel's August 30, 2000 merger with AMFM, Clear Channel now owns the Katz Media Group, a full-service media representation firm that sells national spot advertising time for clients in the radio and television industries throughout the United States. Katz Media is one of the largest media representation firms in the country, representing over 2,000 radio stations, 368 television stations and growing interests in cable television stations.

  SPORTS REPRESENTATION

     As a result of its merger with SFX, Clear Channel now operates in the sports representation business. Clear Channel's full-service sports marketing and management operations specialize in the representation of professional athletes, integrated event management, television programming/production, and marketing consulting services. Among Clear Channel's clients are several hundred professional athletes, including Michael Jordan (basketball), Kobe Bryant (basketball), Roger Clemens (baseball), Greg Norman (golf), Andre Agassi (tennis), Jerry Rice (football) and David Beckham (soccer -- UK).

                           BUSINESS OF ACKERLEY GROUP

     Ackerley Group holds a diversified group of market-leading outdoor, broadcasting and interactive media assets. Ackerley Group operates the nation's fourth-largest outdoor media company with more than 6,000 advertising displays in its primary markets of Boston, Massachusetts, Seattle, Washington and Portland, Oregon. Ackerley Group owns or operates under management agreements 18 television stations making it one of the nation's 30 largest television owners. Ackerley Group's radio broadcasting segment includes the No. 1 hit-music and No. 1 sports talk stations in the nation's 13th-largest media market. Through its Interactive Media segment, Ackerley Group operates three local portals connecting its television viewers with the Internet to bring them the latest in local and national news. Ackerley Group's venture arm, Ackerley Ventures, strategically invests in technologies that enhance the company's core operations. Ackerley Group is a Delaware corporation and was founded in 1975.

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

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                     OWNERS AND MANAGEMENT OF CLEAR CHANNEL

     The table below sets forth information concerning the beneficial ownership of Clear Channel common stock as of October 15, 2001, for each director serving on the Clear Channel board in 2001 and each of the named executive officers not listed as a director; the directors and executive officers as a group; and each person known to Clear Channel to own beneficially more than 5% of outstanding Clear Channel common stock. Unless otherwise indicated, the address of each person listed below is 200 East Basse Road, San Antonio, Texas 78209. At the close of business on October 15, 2001, there were 597,577,180 shares of Clear Channel common stock outstanding. Except as otherwise noted, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                          AMOUNT AND NATURE OF    PERCENT
NAME                                                      BENEFICIAL OWNERSHIP    OF CLASS
----                                                      --------------------    --------
L. Lowry Mays...........................................       31,032,838(1)         5.2%
Karl Eller..............................................        2,041,165(2)           *
Mark P. Mays............................................        1,034,100(3)           *
Randall T. Mays.........................................          656,816(4)           *
Robert L. Crandall......................................           29,200(5)           *
Alan D. Feld............................................           83,300(6)           *
Thomas O. Hicks.........................................       40,265,194(7)(16)     6.7%
Vernon E. Jordan, Jr. ..................................           90,300(8)           *
Perry J. Lewis..........................................          168,832(9)           *
B. J. McCombs...........................................       14,456,986(10)        2.4%
Theodore H. Strauss.....................................          232,046(11)          *
John H. Williams........................................           25,620(12)          *
Randy Michaels(13)......................................          973,514(14)          *
Hicks Muse Parties(15)..................................       34,825,777(16)        5.8%
FMR Corp.(17)...........................................       65,320,917(18)       10.9%
Capital Research and Management Company(19).............       38,094,690(20)        6.4%
Janus Capital Corporation(21)...........................       31,861,019            5.3%
Putnam Investments, LLC(22).............................       31,786,096            5.3%
All Directors and Executive Officers as a Group (20
  persons)..............................................       91,805,727(23)       15.3%

---------------

  * Percentage of shares beneficially owned by such person does not exceed one percent of the class so owned.

 (1) Includes 1,745,000 shares subject to options held by Mr. L. Mays and 98,456 shares held by trusts of which Mr. L. Mays is trustee, but not beneficiary, 468,283 shares held by the Mays Family Foundation, 1,159,787 shares held by the Mays Family 2000 Charitable Lead Annuity Trust and 20,000,000 shares held by 4-M Partners, Ltd., over which Mr. L. Mays has either sole or shared investment or voting authority.

 (2) Includes 798,112 shares subject to options held by Mr. Eller and 1,243,053 shares held by Red River Resources, a company jointly controlled by Mr. Eller.

 (3) Includes 62,380 shares subject to options held by Mr. M. Mays, 134,316 shares held by trusts of which Mr. M. Mays is trustee, but not beneficiary and 629,193 shares held by the MPM Partners, Ltd., over which Mr. M. Mays has control of the sole general partner.

 (4) Includes 66,980 shares subject to options held by Mr. R. Mays and 13,041 shares held by trusts of which Mr. R. Mays is trustee, but not beneficiary.

 (5) Includes 24,500 shares subject to options held by Mr. Crandall.

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

 (6) Includes 67,000 shares subject to options held by Mr. Feld. Excludes 10,360 shares owned by Mr. Feld's wife, as to which Mr. Feld disclaims beneficial ownership.

 (7) Consists of 5,323,768 shares for which Thomas O. Hicks has sole voting and dispositive power and 34,941,426 shares (including vested stock options to purchase 94,000 shares) for which Thomas O. Hicks has shared voting and dispositive power. Of the 5,323,768 shares for which Thomas O. Hicks has sole voting and dispositive power, 4,552,561 shares are held of record by Thomas O. Hicks, 252,358 shares are subject to options held of record by certain trusts for the benefit of certain of Thomas O. Hicks' children that are currently vested, 318,756 shares are held by Thomas O. Hicks as the trustee of certain trusts for the benefit of certain of Thomas O. Hicks' children, 1,000 shares held of record by Thomas O. Hicks as nominee that are immediately exercisable pursuant to a stock option, 102,366 shares are held of record by a private foundation controlled by Thomas O. Hicks, and 96,727 shares are held of record by two limited partnerships of which the general partner is a limited liability company of which Thomas O. Hicks is the sole member. Of the 34,941,426 shares of common stock for which Thomas
     O. Hicks has shared voting and dispositive power, 115,649 shares are held by Thomas O. Hicks as the co-trustee of a trust for the benefit of unrelated parties, and 34,825,777 shares (including vested stock options to purchase 94,000 shares) are held of record by the Hicks Muse Parties. Mr. Thomas O. Hicks disclaims beneficial ownership of the shares of common stock not owned of record by him.

 (8) Includes 90,300 shares subject to options held by Mr. Jordan.

 (9) Includes 118,500 shares subject to options held by Mr. Lewis.

(10) Includes 11,000 shares subject to options held by Mr. McCombs. Excludes 9,798,453 shares held by trusts of which Mr. McCombs' children are trustees, as to which Mr. McCombs disclaims beneficial ownership.

(11) Includes 129,500 shares subject to options held by Mr. Strauss.

(12) Includes 11,000 shares subject to options held by Mr. Williams.

(13) Mr. Michaels is also known as Benjamin Homel and he files reports under
     Section 16(a) of the Securities Exchange Act of 1934 under that name.

(14) Includes 532,135 shares subject to options held by Mr. Michaels.

(15) Address c/o Hicks, Muse, Tate & Furst Incorporated, 200 Crescent Court, Suite 1600, Dallas, Texas 75201.

(16) Consists of (i) 127,027 shares held of record by Capstar Boston Partners, L.L.C., a limited liability company of which the manager is a limited partnership whose ultimate general partner is Hicks, Muse Fund III Incorporated ("Fund III Inc."), (ii) 16,773,479 shares held of record by two limited partnerships of which the ultimate general partner is Fund III Inc., (iii) 17,831,012 shares held of record by six limited partnerships of which the ultimate general partner is Hicks, Muse Fund IV LLC ("Fund IV"),
     (iv) 259 shares held of record by HM 1-FOF Coinvestors, L.P. a limited partnership of which the ultimate general partner is Hicks Muse Latin America Fund Incorporated ("LA Fund"), (v) 94,000 shares issuable upon the exercise of stock options that are already vested and held by Hicks, Muse & Co. Partners, L.P., a limited partnership of which the ultimate general partner is HM Partners Inc. ("HM Partners"). The entities affiliated with Hicks, Muse, Tate & Furst Incorporated and described in this footnote as holding shares of Clear Channel are collectively the "Hicks Muse Parties". Thomas O. Hicks is a controlling stockholder and serves as executive officer of Fund III Inc., LA Fund, and HM Partners, and Thomas O. Hicks is the sole member of Fund IV. Accordingly, Thomas O. Hicks may be deemed to be the beneficial owner of the common stock beneficially owned by the Hicks Muse Parties. Mr. Thomas O. Hicks disclaims beneficial ownership of the shares of common stock not owned of record by him.

(17) Address: 82 Devonshire Street, Boston, Massachusetts 02109.

(18) Includes 186,412 shares issuable upon conversion of $17,500,000 principal amount of Clear Channel's 1.5% Senior Convertible Notes due 2002 and 221,868 shares issuable upon conversion of

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

     $30,700,000 principal amount of Jacor Communications Company Liquid Yield Option Notes due 2018.

(19) Address: 333 South Hope Street, Los Angeles, California 90071.

(20) Includes 863,602 shares issuable upon conversion of $53,500,000 principal amount of Clear Channel's 2 5/8% Senior Convertible Notes due 2003.

(21) Address: 100 Filmore Street, Denver, Colorado 80206-4923.

(22) Address: One Post Office Square, Boston, Massachusetts 02109.

(23) Includes 4,203,469 shares subject to options held by such persons, 1,161,839 shares held by trusts of which such persons are trustees, but not beneficiaries, 468,283 shares held by the Mays Family Foundation, 1,159,787 shares held by the Mays Family 2000 Charitable Lead Annuity Trust, 20,000,000 shares held by 4-M Partners, Ltd., 629,193 shares held by the MPM Partners, Ltd., 1,243,053 shares held by Red River Resources and 34,825,777 shares held by Hick Muse Parties as more fully described in note
     (16) above.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                          MANAGEMENT OF ACKERLEY GROUP

     All of Ackerley Group's directors and executive officers own shares of Ackerley ordinary common stock; some of Ackerley Group's directors and executive officers also own shares of Ackerley Class B common stock. Barry A. Ackerley beneficially owns in excess of five percent of the outstanding shares of Ackerley ordinary common stock and Ackerley Class B common stock. In addition, there is one other shareholder, Gabelli Funds, Inc., which owns in excess of five percent of the outstanding shares of Ackerley ordinary common stock.

     The following table sets forth information regarding the share ownership of Ackerley Group's current directors, named executives and principal shareholders, as well as information for our directors and executive officers as a group. Unless otherwise indicated, the address of each person listed below is 1301 Fifth Avenue, Suite 4000, Seattle, Washington 98101. At the close of business on October 15, 2001, there were 24,078,472 shares of Ackerley ordinary common stock outstanding and 11,020,622 shares of Ackerley Class B common stock outstanding. The information in the following table is current as of October 15, 2001.

                  SHARES OF ACKERLEY ORDINARY COMMON STOCK AND
    ACKERLEY CLASS B COMMON STOCK AND PERCENT OF CLASS BENEFICIALLY OWNED(1)

                                                 ORDINARY
NAME, AGE, ADDRESS AND POSITION                   COMMON       PERCENT      CLASS B        PERCENT
WITH ACKERLEY GROUP                                STOCK       OF CLASS   COMMON STOCK     OF CLASS
-------------------------------                  ---------     --------   ------------     --------
Barry A. Ackerley, 67..........................  9,002,855(2)    37.4      10,949,299(2)     99.4
  Chairman, Chief Executive Officer, and
  Director
Gail A. Ackerley, 63...........................  9,002,855(3)    37.4      10,949,299(3)     99.4
  Co-Chairman, Co-Chief Executive Officer, and
  Director
Christopher H. Ackerley, 32....................     18,928          *          13,698           *
  President and Director
Edward G. Ackerley, 32.........................     16,845          *          13,530           *
  Director
Deborah L. Bevier, 50..........................      5,384(4)       *             -0-           *
  Director
Chris W. Birkeland, 36.........................      2,395          *             -0-           *
  Director
Kimberley A. Cleworth, 37......................     97,742(5)       *          27,329           *
  Director
Keith D. Grinstein, 41.........................      1,986          *             -0-           *
  Director
Michael T. Lennon, 39..........................      2,395          *             -0-           *
  Director
Michel C. Thielen, 67..........................      7,571          *             -0-           *
  Director
Kevin E. Hylton, 45............................        427          *             -0-           *
  Senior Vice President and Chief Financial
  Officer
Sean M. Tallarico, 36..........................      2,394          *             -0-           *
  Corporate Controller
Gabelli Funds, Inc. ...........................  5,267,652       21.9             -0-           *
  One Corporate Center
  Rye, NY 10580-1434
All Directors and Executive Officers as a group
  (12 persons).................................  9,085,110       37.7      11,003,856        99.8

---------------

(1) Unless otherwise indicated, represents shares over which each nominee exercises sole voting or investment power.

(2) Mr. Barry Ackerley and Mrs. Ackerley are husband and wife. The amount shown includes (i) 7,264 shares of Ackerley ordinary common stock and 264 shares of Ackerley Class B common stock held by Mrs. Ackerley, of which Mr. Ackerley disclaims beneficial ownership; and (ii) 73,812 shares of Ackerley ordinary common stock held by The Ginger and Barry Ackerley Foundation, of which he is a director and shares voting and investment power.

(3) Mr. Barry Ackerley and Mrs. Ackerley are husband and wife. The amount shown includes (i) 8,921,779 shares of Ackerley ordinary common stock and 10,949,035 shares of Ackerley Class B common stock held by Mr. Ackerley, of which Mrs. Ackerley disclaims beneficial ownership; and (ii) 73,812 shares of Ackerley ordinary common stock held by The Ginger and Barry Ackerley Foundation, of which she is a director and shares voting and investment power.

(4) The amount shown includes 500 shares held by Ms. Bevier's husband.

(5) The amount shown includes (i) 4,000 shares held by Ms. Cleworth's husband of which Ms. Cleworth disclaims beneficial ownership; (ii) 73,812 shares of Ackerley ordinary common stock held by The Ginger and Barry Ackerley Foundation, of which she is President and Executive Director and shares voting and investment power; and (iii) 14,675 shares held by Ms. Cleworth's minor children.

 *  Indicates amounts equal to less than 1% of the outstanding shares.

                   DESCRIPTION OF CLEAR CHANNEL CAPITAL STOCK

     The following description of certain terms of the capital stock of Clear Channel does not purport to be complete and is qualified in its entirety by reference to the Clear Channel restated articles of incorporation, as amended. For more information as to how you can obtain the Clear Channel restated articles of incorporation, as amended, see "Where You Can Find More Information."

CLEAR CHANNEL COMMON STOCK

     Clear Channel's board of directors has the authority to issue up to 1,500,000,000 shares of common stock. As of October 15, 2001, 597,577,180 shares of common stock were outstanding. Common shareholders are entitled to one vote per share on all matters submitted to a vote of shareholders. In addition, common shareholders may receive dividends, if any, on a pro rata basis that may be declared from time to time by the Clear Channel board from legally available funds. However, the payment of any dividends on shares of Clear Channel common stock would be subject to the payment of any preferential dividends on any shareholders' preferred stock that may be outstanding. Upon liquidation, dissolution or winding up of Clear Channel, common shareholders are entitled to share ratably in any assets available for distribution to shareholders after payment of all Clear Channel's obligations and all preferential distributions payable of the holders of any shares of Clear Channel preferred stock then outstanding. Common shareholders do not have cumulative voting rights or preemptive or other rights to acquire or subscribe to additional, unissued or treasury shares. The shares of Clear Channel common stock currently outstanding are, and the shares of Clear Channel common stock offered hereby will be, upon issuance thereof, validly issued, fully paid and nonassessable.

CLEAR CHANNEL PREFERRED STOCK

     Clear Channel's board of directors may issue up to 2,000,000 shares of Class A preferred stock and up to 8,000,000 shares of Class B preferred stock. Either class of preferred stock may be issued in one or more series, and the rights, preferences, privileges and qualifications of the preferred stock may be fixed by the board of directors without any further vote or action by the shareholders. However, shares of Class B preferred stock will not be entitled to more than one vote per share when the shares are voted as a class with common shareholders. In addition, the board of directors and management of Clear Channel have undertaken not to issue, without prior shareholder approval, Class B preferred stock

     - for any defensive or anti-takeover purpose;

     - to implement any shareholder's rights plan; or

     - with features intended to make any attempted acquisition of Clear Channel more difficult or costly.

     However, the restrictions do not apply to the 2,000,000 shares of Class A preferred stock which are currently authorized. The issuance of either class of preferred stock could decrease the amount of earnings and assets available for distribution to common shareholders. In addition, the issuance of either class of preferred stock could adversely affect the rights and powers, including voting rights, of common shareholders and may have the effect of delaying, deferring or preventing a change in control of Clear Channel. No shares of either class of preferred stock have ever been issued.

TRANSFER AGENT AND REGISTRAR

     The Bank of New York is the transfer agent and registrar for the Clear Channel common stock.

                  COMPARISON OF CERTAIN RIGHTS OF SHAREHOLDERS
                      OF CLEAR CHANNEL AND ACKERLEY GROUP

     Upon completion of the merger, the shareholders of Ackerley Group will become shareholders of Clear Channel, and the Clear Channel restated articles of incorporation, as amended, and second amended and restated by-laws will govern the rights of former Ackerley Group shareholders. Clear Channel is incorporated under Texas law and is subject to the Texas Business Corporation Act. Ackerley Group is incorporated under Delaware law and is subject to the Delaware General Corporation Law.

     The following is a summary of material differences between the rights of holders of Clear Channel common stock and the rights of holders of Ackerley common stock. These differences arise from differences between the Clear Channel restated articles of incorporation, as amended, and the Clear Channel second amended and restated by-laws, on the one hand, and the Ackerley Group fourth restated certificate of incorporation and the amended and restated Ackerley Group by-laws, on the other hand. This discussion is not, and does not purport to be, complete or to identify all differences that may, under given situations, be material to shareholders. The following summaries are qualified in their entirety by reference to the Clear Channel restated articles of incorporation, as amended, and the Clear Channel second amended and restated by-laws and to the Ackerley Group fourth restated certificate of incorporation and the Ackerley Group amended and restated by-laws all incorporated into this document by reference. To obtain these documents, see "Where You Can Find More Information."

                            ACKERLEY GROUP SHAREHOLDER RIGHTS    CLEAR CHANNEL SHAREHOLDER RIGHTS
                            ---------------------------------    --------------------------------
Authorized Capital
Stock:                      The authorized capital stock of      The authorized capital stock of
                            Ackerley Group consists of           Clear Channel consists of
                            61,406,510 shares, consisting of     1,510,000,000 shares, consisting
                            50,000,000 shares of Ackerley        of 1,500,000,000 shares of
                            ordinary common stock and            common stock, 2,000,000 shares
                            11,406,510 shares of Ackerley        of Class A preferred stock and
                            Class B common stock.                8,000,000 shares of Class B
                                                                 preferred stock.

Number of Directors:        The Ackerley Group by-laws           The Clear Channel by-laws
                            provide that the Ackerley Group      provide that the Clear Channel
                            board shall consist of up to         board shall consist of up to
                            fifteen (15) directors. Currently    thirteen (13) directors. The
                            the board consists of ten (10)       number of directors may be
                            directors. The number of             increased or decreased from time
                            directors may be increased or        to time by the affirmative vote
                            decreased by action of the           of a majority of the directors
                            shareholders or of the board of      at any meeting of the board of
                            directors.                           directors; provided that at all
                                                                 times the number of directors
                                                                 shall be at least one and no
                                                                 decrease shall have the effect
                                                                 of shortening the term of any
                                                                 incumbent director.

Classification of Board
of Directors:               Ackerley Group does not have a       Clear Channel does not have a
                            classified board.                    classified board.

                            ACKERLEY GROUP SHAREHOLDER RIGHTS    CLEAR CHANNEL SHAREHOLDER RIGHTS
                            ---------------------------------    --------------------------------
Quorum for Meeting of
Directors:                  The Ackerley Group by-laws           The Clear Channel by-laws
                            provide that a simple majority of    provide that a majority of the
                            the whole Board of Directors         directors fixed in accordance
                            shall constitute a quorum except     with the provisions of the Clear
                            when a vacancy or vacancies          Channel by-laws shall constitute
                            prevents such majority, whereupon    a quorum.
                            a majority of directors then in
                            office shall constitute a quorum.

Election of Directors:      The Ackerley Group by-laws           The Clear Channel by-laws
                            provide that directors shall be      provide that directors shall be
                            elected by a majority of the         elected by plurality vote.
                            shares present in person or by       Cumulative voting shall not be
                            proxy at a meeting at which there    permitted.
                            is a quorum. Cumulative voting
                            shall not be permitted.

Removal of Directors:       The Ackerley Group by-laws           The Clear Channel by-laws
                            provide that any Director may be     provide that any director may be
                            removed at any time, with or         removed either for or without
                            without cause, upon the              cause at any meeting of
                            affirmative vote of the holders      shareholders by the affirmative
                            of a majority of the outstanding     vote of a majority in number of
                            shares of Ackerley common stock      the shareholders present in
                            entitled to vote for the election    person or represented by proxy
                            of such director, cast at a          and entitled to vote for the
                            meeting of shareholders called       election of such director, if
                            for such purpose.                    notice of the intention to act
                                                                 upon such matter shall have been
                                                                 given in the notice calling such
                                                                 meeting.

Director Vacancies:         Vacancies on the Board of            Vacancies on the Board of
                            Directors may be filled by a vote    Directors other than as a result
                            of a majority of remaining           of an increase in the Board of
                            directors, even if less than a       Directors may be filled by vote
                            quorum.                              of (1) a majority of the
                                                                 remaining directors, even if
                                                                 less than a quorum or (2)
                                                                 holders of stock representing at
                                                                 least a majority of the
                                                                 outstanding stock entitled to
                                                                 vote, at a special meeting
                                                                 called for that purpose. Any
                                                                 vacancy filled by reason of an
                                                                 increase in Board of Directors
                                                                 are to be filled by election at
                                                                 an annual shareholders' meeting
                                                                 or a special meeting called for
                                                                 that purpose.

                            ACKERLEY GROUP SHAREHOLDER RIGHTS    CLEAR CHANNEL SHAREHOLDER RIGHTS
                            ---------------------------------    --------------------------------
Amendment of Certificate
of Incorporation:           The Ackerley Group certificate of    The Clear Channel certificate of
                            incorporation may be amended,        incorporation may be amended,
                            altered or repealed by a             altered or repealed by a
                            resolution of the Board of           resolution of the Board of
                            Directors that is approved by        Directors that is approved by
                            holders of common stock              holders of common stock
                            representing a majority of the       representing two-thirds of the
                            outstanding voting power.            outstanding voting power.

Amendment of By-Laws:       The Ackerley Group by-laws may be    The Clear Channel by-laws
                            amended, altered or repealed or      provide that the by-laws may be
                            new by-laws may be adopted at any    altered, amended or repealed or
                            regular or special meeting of the    new by-laws may be adopted at
                            shareholders or the Board of         any meeting of the Board of
                            Directors if notice of such          Directors at which a quorum is
                            alteration or repeal is contained    present by the affirmative vote
                            in the notice of such special        of a majority of the directors
                            meeting.                             present at such meeting.

Voting Stock:               The outstanding voting securities    The outstanding voting
                            of Ackerley Group are the            securities of Clear Channel are
                            Ackerley common stock, consisting    the Clear Channel common stock.
                            of the Ackerley ordinary common      Each outstanding share,
                            stock and the Ackerley Class B       regardless of class, is entitled
                            common stock. The holders of the     to one vote.
                            Ackerley ordinary common stock
                            and the Ackerley Class B common
                            stock shall vote as a single
                            class on all matters submitted to
                            a vote of the shareholders, with
                            each share of Ackerley ordinary
                            common stock being entitled to
                            one vote and each share of
                            Ackerley Class B common stock
                            being entitled to ten votes,
                            except as otherwise provided by
                            law.

Meetings of
Shareholders:               The Ackerley Group by-laws           The by-laws of Clear Channel
                            provide that the Board of            provide that meetings of the
                            Directors, the Chairman of the       shareholders may be called by
                            Board, the President, or any         the Chairman of the Board, the
                            shareholder or shareholders          president, the Board of
                            holding in the aggregate             Directors or the holders of not
                            one-third of the voting power of     less than one-tenth of all the
                            all shareholders may call a          shares entitled to vote at the
                            meeting. Business transacted at      meetings, for any purpose or
                            any special meeting of               purposes. Business transacted at
                            shareholders shall be limited to     all meetings shall be confined
                            the purposes specified in the        to the purposes stated in the
                            meeting notice.                      notice of meeting.

                            ACKERLEY GROUP SHAREHOLDER RIGHTS    CLEAR CHANNEL SHAREHOLDER RIGHTS
                            ---------------------------------    --------------------------------
Notice of Shareholder
Meetings:                   Written notice shall be given to     Written notice shall be given to
                            shareholders entitled to vote not    shareholders entitled to vote
                            less than 10 days nor more than      not less than 10 days nor more
                            60 days before the date of the       than 60 days before the date of
                            meeting.                             the meeting.

Action by Written
Consent:                    Action may be taken by written       Action may be taken by written
                            consent by holders of outstanding    consent by holders of
                            stock having not less than the       outstanding stock having not
                            minimum number of votes that         less than the minimum number of
                            would be necessary to take such      votes that would be necessary to
                            action at a meeting.                 take such action at a meeting.

Shareholders' Rights
Plan:                       None                                 None

Dividends:                  Under Delaware law, Ackerley         Under Texas law, Clear Channel
                            Group may pay dividends to           may pay dividends to holders of
                            holders of common stock out of       common stock only out of
                            surplus or, if no surplus exists,    surplus.
                            out of net profits.

State Anti-Takeover
Statutes:                   Under Delaware law, Ackerley         Under Texas law, Clear Channel
                            Group is prohibited from engaging    is prohibited from engaging in a
                            in a business combination with an    business combination with an
                            interested shareholder who,          interested shareholder who,
                            together with its affiliates,        together with its affiliates,
                            beneficially owns 15% or more of     beneficially owns 20% or more of
                            Ackerley Group voting stock for a    Clear Channel voting stock
                            three year period following the      during the three year period
                            time the shareholder became an       immediately following the time
                            interested shareholder unless:       that the shareholder became an
                            (1) prior to the shareholder         interested shareholder unless:
                            becoming an interested               (1) prior to the shareholder
                            shareholder, the Ackerley Group      becoming an interested
                            Board approved the business          shareholder, the Board approved
                            combination, (2) the interested      the business combination or (2)
                            shareholder owns at least 85% of     the business combination is
                            Ackerley Group's voting stock, or    approved by the shareholders by
                            (3) the Ackerley Group Board         a vote of two-thirds of the
                            approves the business combination    outstanding voting shares not
                            and shareholders approve the         owned by the interested
                            combination by a two-thirds vote.    shareholder or its affiliates
                                                                 not less than six months after
                                                                 the interested shareholder
                                                                 became an interested
                                                                 shareholder.

                                    EXPERTS

     The consolidated financial statements of Clear Channel at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, and the financial statement schedule appearing in Clear Channel's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference which are based in part on the reports of KPMG LLP, independent auditors, as to each of the two years in the period ended December 31, 1999. Such consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of The Ackerley Group, Inc. appearing in The Ackerley Group's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of SFX at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 and the related financial statement schedule appearing in SFX's Annual Report on Form 10-K/A for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements and schedule referred to above are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of AMFM Inc. and Subsidiaries (formerly Chancellor Media Corporation) as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated into this document by reference to the Current Report on Form 8-K of Clear Channel Communications, Inc., dated June 14, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Capstar Broadcasting Corporation and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated into this document by reference to the Current Report on Form 8-K of Clear Channel Communications, Inc., dated November 19, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     The validity of the shares of Clear Channel common stock to be issued in connection with the merger is being passed upon for Clear Channel by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

     Certain of the tax consequences of the merger will be passed upon at the effective time of the merger, as a condition to the merger, by Akin, Gump, Strauss, Hauer & Feld, L.L.P., tax advisor to Clear Channel, and by Dewey Ballantine LLP, special tax counsel to Ackerley Group. See "The Merger Agreement -- Conditions." Alan D. Feld, the sole shareholder of a professional corporation which is a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., is a director of Clear Channel and as of October 15, 2001, owned approximately 83,300 shares of Clear Channel common stock (including presently exercisable options to acquire approximately 67,000 shares). Vernon E. Jordan, Jr., of counsel to Akin, Gump, Strauss, Hauer & Feld, L.L.P., is also a director of Clear Channel and as of September 30, 2001, held options exercisable to acquire 90,300 shares of common stock.

         DELISTING AND DEREGISTRATION OF ACKERLEY ORDINARY COMMON STOCK

     If the transactions are consummated, Ackerley ordinary common stock will cease to be listed on the New York Stock Exchange or any other exchange and will be deregistered under the Securities Act of 1933.

                             SHAREHOLDER PROPOSALS

     Ackerley Group will hold an annual meeting in the year 2002 only if the merger has not already been completed. If an annual meeting of Ackerley Group shareholders is held in 2002, proposals of Ackerley Group shareholders intended to be presented at the 2002 annual meeting must be received by the Corporate Secretary or Assistant Secretary of Ackerley Group at 1301 Fifth Avenue, Suite 4000, Seattle, Washington 98101 no later than December 1, 2001, in order to be considered for inclusion in Ackerley Group's 2002 proxy materials, and shareholder proposals submitted outside the process of Rule 14a-8 under the Securities Exchange Act must be received no later than February 13, 2002, to be eligible for consideration at the 2002 annual meeting.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to the financial condition, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for plans and objectives of management, markets for stock of Clear Channel, Ackerley Group and other matters. Statements in this document that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements wherever they occur in this document are necessarily estimates reflecting the best judgment of the senior management of Clear Channel and Ackerley Group and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statement. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

     - expected cost savings from the merger may not be fully realized or realized within the expected time frame;

     - revenues following the merger may be lower than expected;

     - costs or difficulties related to the integration of the business of Clear Channel and Ackerley Group may be greater than expected;

     - dependence on key personnel to manage the integration of the two companies;

     - difficulties related to the integration of Clear Channel's and Ackerley Group's management teams;

     - the effects of vigorous competition in the markets in which these entities operate;

     - the impact of general economic conditions and political developments in the U.S. and in other countries in which we currently do business, including the effects of the September 11, 2001 terrorist attacks or their aftermath;

     - industry conditions, including competition;

     - fluctuations in exchange rates and currency values;

     - capital expenditure requirements;

     - legislative or regulatory requirements;

     - the effect of leverage on Clear Channel's and Ackerley Group's financial position;

     - interest rates;

     - taxes;

     - access to capital markets; or

     - changes in the securities markets.

     The statements before, after or including the words "may," "will," "could," "should," "believe," "expect," "future," "potential," "anticipate," "intend," "plan," "estimate" or "continue" or the negative or other variations of these words are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this document and the other documents incorporated herein by reference, including, but not limited to, the December 31, 2000, Annual Report on Form 10-K of Clear Channel (including any amendments thereto) and the December 31, 2000, Annual Report on Form 10-K of Ackerley Group (including any amendments thereto). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Neither Clear Channel nor Ackerley Group undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                      WHERE YOU CAN FIND MORE INFORMATION

     Clear Channel and Ackerley Group file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., and at the Regional Offices of the SEC in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

     Clear Channel filed a registration statement on Form S-4 to register with the SEC the Clear Channel common stock to be issued to Ackerley Group shareholders in the merger. This document is a part of the Clear Channel registration statement and constitutes both a prospectus of Clear Channel and a proxy statement of Ackerley Group for its meeting.

     As allowed by SEC rules, this document does not contain all the information you can find in the Clear Channel registration statement or the exhibits to the Clear Channel registration statement.

     The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their financial condition.

CLEAR CHANNEL SEC FILINGS (FILE NO. 1-9645)                        PERIOD
-------------------------------------------                        ------
Current Report on Form 8-K...........................   Filed on October 9, 2001
Quarterly Report on Form 10-Q........................   Quarter Ended June 30, 2001
Quarterly Report on Form 10-Q........................   Quarter Ended March 31, 2001
Annual Report on Form 10-K...........................   Year Ended December 31, 2000
Current Report on Form 8-K...........................   Filed January 31, 2001
Current Report on Form 8-K...........................   Filed June 14, 2000
Portions of the Current Report on Form 8-K relating
  to the consolidated financial statements of Capstar
  Broadcasting Corporation and Subsidiaries and the
  report of PricewaterhouseCoopers LLP dated February
  26, 1999, except Note 3, which is as of March 15,
  1999 (pgs. 56-104 of said Form 8-K)................   Filed November 19, 1999

ACKERLEY GROUP SEC FILINGS (FILE NO. 1-10321)                      PERIOD
---------------------------------------------                      ------
Current Report on Form 8-K...........................   Filed on October 9, 2001
Current Report on Form 8-K...........................   Filed on September 14, 2001
Quarterly Report on Form 10-Q........................   Quarter Ended June 30, 2001
Current Report on Form 8-K...........................   Filed on August 7, 2001
Quarterly Report on Form 10-Q........................   Quarter Ended March 31, 2001
Current Report on Form 8-K...........................   Filed on April 16, 2001
Annual Report on Form 10-K...........................   Year Ended December 31, 2000
Current Report on Form 8-K...........................   Filed on January 18, 2001

     Clear Channel and Ackerley Group also incorporate by reference into this document additional documents that may be filed with the SEC from the date of this document to the date of the Ackerley Group meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Clear Channel has supplied all information contained or incorporated by reference in this document relating to Clear Channel, and Ackerley Group has supplied all such information relating to Ackerley Group.

     If you are a shareholder, we may already have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC or the SEC's Internet world wide web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

Clear Channel Communications, Inc.         The Ackerley Group, Inc.
200 East Basse Road                        1301 Fifth Avenue, Suite 4000
San Antonio, Texas 78209                   Seattle, Washington 98101
Tel: (210) 822-2828                        Tel: (206) 624-2888
Attn.: Investor Relations                  Attn.: Investor Relations

     If you would like to request documents from us, please do so by           ,
2001, to receive them before the Ackerley Group meeting.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE TRANSACTIONS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED
IN THIS DOCUMENT. THIS DOCUMENT IS DATED           , 2001. YOU SHOULD NOT ASSUME
THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS DOCUMENT TO SHAREHOLDERS NOR THE ISSUANCE OF CLEAR CHANNEL COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed consolidated financial statements give effect to the merger. For accounting purposes, Clear Channel has accounted for the merger as a purchase of Ackerley Group; accordingly, the net assets of Ackerley Group have been adjusted to their estimated fair values based upon a preliminary purchase price allocation. Additionally, as the merger was initiated after June 30, 2001, it will be accounted for under the newly issued Statement of Financial Accounting Standards No. 141, Business Combinations and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Under the new rules, goodwill and intangible assets deemed to have indefinite lives, such as FCC licenses, will no longer be amortized but will be subject to annual impairment tests. Accordingly, the pro forma financial statements reflect no amortization expense relating to Ackerley Group's goodwill or FCC licenses. The pro forma financial statements do not reflect adjustments to Clear Channel's amortization expense of goodwill or FCC licenses, as adoption of the new rules will not take effect with Clear Channel's financial statements until January 1, 2002.

     The unaudited pro forma combined condensed consolidated balance sheet at June 30, 2001 gives effect to the merger as if it occurred on June 30, 2001. The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 2000 and for the six month period ended June 30, 2001 gives effect to the merger as if it had occurred on January 1, 2000.

     The unaudited pro forma combined condensed consolidated balance sheet was prepared based upon the historical balance sheets of Clear Channel and Ackerley Group adjusted to reflect the merger as if it occurred on June 30, 2001.

     The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2000 was prepared based upon the historical consolidated statement of operations of Clear Channel, adjusted to reflect:

     - the merger with SFX Entertainment, Inc. ("SFX"), which closed on August 1, 2000, as if such merger had occurred on January 1, 2000,

     - the merger with AMFM Inc. ("AMFM"), which closed on August 30, 2000, as if such merger had occurred on January 1, 2000,

     - the sale of radio stations Clear Channel and AMFM divested and the change in the accounting for AMFM's approximate 30% ownership (11% voting) in Lamar Advertising from the equity method to the cost method due to the discontinuance of any and all control over the operations of Lamar Advertising per governmental directives as if such transactions had occurred on January 1, 2000, and

     - Certain other AMFM financing transactions as if such transactions had occurred on January 1, 2000 all collectively referred to as ("2000 Clear Channel Pro Forma"), and based upon the historical consolidated statement of operations of Ackerley Group adjusted to reflect the disposition of substantially all of the assets of Ackerley Group's Sports & Entertainment operations, which closed on April 2, 2001 as if such disposition had occurred on January 1, 2000 ("2000 Ackerley Group Pro Forma"). The 2000 Clear Channel Pro Forma and 2000 Ackerley Group Pro Forma have been adjusted to reflect the Ackerley Group merger as if it occurred on January 1, 2000.

     The unaudited pro forma combined condensed consolidated statement of operations for the six month period ended June 30, 2001 was prepared based upon the historical consolidated statements of operations of Clear Channel and the historical consolidated statement of operation of Ackerley Group adjusted to reflect the disposition of substantially all of the assets of Ackerley Group's Sports and Entertainment operations, which closed on April 2, 2001 as if such disposition had occurred on January 1, 2000 ("2001 Ackerley Group Pro Forma"). The historical Clear Channel and the 2001 Ackerley Group Pro Forma have been adjusted to reflect the merger as if it occurred on January 1, 2000.

     The unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical financial statements and the notes thereto of Clear Channel and Ackerley Group incorporated by reference in this document.

     The unaudited pro forma combined condensed consolidated financial statements are not necessarily indicative of the actual results of operations or financial position that would have been achieved had the above described transactions involving Clear Channel or Ackerley Group occurred on the dates indicated or had the merger been consummated on the dates indicated nor are they necessarily indicative of future operating results or financial position.

                        CLEAR CHANNEL AND ACKERLEY GROUP

       UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)
                                AT JUNE 30, 2001

                                                                                          CLEAR CHANNEL
                                                             ACKERLEY                     AND ACKERLEY
                                            CLEAR CHANNEL     GROUP        PRO FORMA        GROUP PRO
                                             HISTORICAL     HISTORICAL   ADJUSTMENTS(A)   FORMA MERGER
                                            -------------   ----------   --------------   -------------
                                                ASSETS
Current Assets
  Cash and cash equivalents...............   $   247,150     $  6,900      $ (26,000)      $   228,050
  Accounts receivable, net................     1,615,489       45,510             --         1,660,999
  Prepaids................................       290,161        5,747             --           295,908
  Other current assets....................       137,644       12,202             --           149,846
                                             -----------     --------      ---------       -----------
          Total Current Assets............     2,290,444       70,359        (26,000)        2,334,803
Property, Plant and Equipment, net........     3,913,290      137,014             --         4,050,304
Intangible Assets, net....................    40,617,466      338,828        348,784        41,305,078
Other Assets
  Restricted cash.........................         7,981           --             --             7,981
  Notes receivable........................        42,565           --             --            42,565
  Investments in, and advances to, non-
     consolidated affiliates..............       473,975       20,946             --           494,921
  Other assets............................       470,060       18,736             --           488,796
  Other investments.......................       910,249           --        (13,116)          897,133
                                             -----------     --------      ---------       -----------
          TOTAL ASSETS....................   $48,726,030     $585,883      $ 309,668       $49,621,581
                                             ===========     ========      =========       ===========

                                 LIABILITIES AND SHAREHOLDERS' EQUITY
  Accounts payable, accrued expenses and
     other current liabilities............   $ 1,336,762     $ 79,427      $      --       $ 1,416,189
  Current portion of long-term debt.......        79,273        2,776             --            82,049
  Deferred income.........................       437,511          839             --           438,350
  Other current liabilities...............        15,424        4,923             --            20,347
                                             -----------     --------      ---------       -----------
          Total Current Liabilities.......     1,868,970       87,965             --         1,956,935
Long-term debt............................     9,804,736      229,872         31,272        10,065,880
Deferred income taxes.....................     6,637,160       11,015         44,199         6,692,374
Other long-term liabilities...............       223,892       12,246             --           236,138
Minority interest.........................        74,736           --             --            74,736
Shareholders' Equity:
  Common stock............................        59,219          364            824            60,407
  Additional paid-in capital..............    29,924,865       58,336        418,815        30,402,016
  Common stock warrants...................       248,626           --             --           248,626
  Retained earnings (deficit).............        (1,289)     196,174       (196,174)           (1,289)
  Accumulated other comprehensive income
     (loss)...............................       (82,435)          --            643           (81,792)
  Other...................................       (17,293)          --             --           (17,293)
  Cost of shares held in treasury.........       (15,157)     (10,089)        10,089           (15,157)
                                             -----------     --------      ---------       -----------
          Total Shareholders' Equity......    30,116,536      244,785        234,197        30,595,518
                                             -----------     --------      ---------       -----------
          TOTAL LIABILITIES AND
            SHAREHOLDERS' EQUITY..........   $48,726,030     $585,883      $ 309,668       $49,621,581
                                             ===========     ========      =========       ===========

                        CLEAR CHANNEL AND ACKERLEY GROUP

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 2000

                                                                                                     CLEAR CHANNEL
                                                                          2000                       AND ACKERLEY
                                                            2000        ACKERLEY      PRO FORMA          GROUP
                                                        CLEAR CHANNEL     GROUP         MERGER         PRO FORMA
                                                          PRO FORMA     PRO FORMA   ADJUSTMENTS(B)      MERGER
                                                        -------------   ---------   --------------   -------------
Net revenue...........................................   $7,655,965     $ 224,564     $      --       $7,880,529
Operating expenses....................................    5,110,631       157,852            --        5,268,483
Non-cash compensation expense.........................       60,305           100            --           60,405
Depreciation and amortization.........................    2,199,503        39,161       (15,464)       2,223,200
Merger, nonrecurring & sys. dev. expenses.............      110,659          (178)           --          110,481
Corporate expenses....................................      199,856        23,792            --          223,648
                                                         ----------     ---------     ---------       ----------
Operating income (loss)...............................      (24,989)        3,837        15,464           (5,688)
Interest expense......................................      632,044        10,295        (3,480)         638,859
Gain on sale of assets related to mergers.............      152,470       277,650      (269,325)         160,795
Equity in earnings (loss) of nonconsolidated
  affiliates..........................................       17,634          (801)           --           16,833
Other income (expense) -- net.........................       17,375            --            --           17,375
                                                         ----------     ---------     ---------       ----------
Income (loss) before income taxes.....................     (469,554)      270,391      (250,381)        (449,544)
Income tax (expense) benefit..........................      (87,795)     (102,143)      100,270          (89,668)
                                                         ----------     ---------     ---------       ----------
Income (loss) from continuing operations..............   $ (557,349)    $ 168,248     $(150,111)      $ (539,212)
                                                         ==========     =========     =========       ==========
Income (loss) from continuing operations per common
  share:
  Basic...............................................   $     (.95)    $    4.81                     $     (.90)
                                                        =============   =========                    =============
  Diluted.............................................   $     (.95)    $    4.79                     $     (.90)
                                                        =============   =========                    =============

                        CLEAR CHANNEL AND ACKERLEY GROUP

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                      SIX MONTH PERIOD ENDED JUNE 30, 2001

                                                                                                   CLEAR CHANNEL
                                                                        2001                       AND ACKERLEY
                                                                      ACKERLEY      PRO FORMA          GROUP
                                                      CLEAR CHANNEL     GROUP         MERGER         PRO FORMA
                                                       HISTORICAL     PRO FORMA   ADJUSTMENTS(B)      MERGER
                                                      -------------   ---------   --------------   -------------
Net revenue.........................................   $3,807,624     $100,439       $    --        $3,908,063
Operating expenses..................................    2,699,283       83,697            --         2,782,980
Non-cash compensation
  expense...........................................       12,350           50            --            12,400
Depreciation and amortization.......................    1,258,601       21,466        (9,992)        1,270,075
Merger, nonrecurring & sys. dev. expenses...........           --        2,431            --             2,431
Corporate expenses..................................       92,682       10,874            --           103,556
                                                       ----------     --------       -------        ----------
Operating income (loss).............................     (255,292)     (18,079)        9,992          (263,379)
Interest expense....................................      293,939        9,891        (1,956)          301,874
Gain (loss) on sale of assets related to mergers....      (57,390)      (2,210)           --           (59,600)
Gain (loss) on marketable securities................       23,805           --            --            23,805
Equity in earnings (loss) of nonconsolidated
  affiliates........................................        4,608           --            --             4,608
Other income (expense) -- net.......................      (17,398)          --            --           (17,398)
                                                       ----------     --------       -------        ----------
Income (loss) before income taxes...................     (595,606)     (30,180)       11,948          (613,838)
Income tax (expense) benefit........................       49,377       10,894        (4,531)           55,740
                                                       ----------     --------       -------        ----------
Income (loss) from continuing operations............   $ (546,229)    $(19,286)      $ 7,417        $ (558,098)
                                                       ==========     ========       =======        ==========
Income (loss) from continuing operations per common
  share:
  Basic.............................................   $     (.93)    $   (.55)                     $     (.93)
                                                       ==========     ========                      ==========
  Diluted...........................................   $     (.93)    $   (.55)                     $     (.93)
                                                       ==========     ========                      ==========

                        CLEAR CHANNEL AND ACKERLEY GROUP

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)

     Clear Channel and Ackerley Group unaudited pro forma combined condensed consolidated financial statements reflect the Merger, accounted for as a purchase as follows:

Ackerley Group ordinary common stock outstanding less shares
  held in treasury..........................................   24,078,472
Ackerley Group Class B common stock outstanding.............   11,020,622
Less: ordinary common stock held by Clear Channel...........    1,170,000
                                                              -----------
Adjusted common stock outstanding...........................   33,929,094
Share conversion number.....................................          .35
                                                              -----------
Clear Channel's common stock to be issued...................   11,875,183
Estimated value per share (based on the average price
  between October 2, 2001 and October 10, 2001).............  $   39.9914
                                                              -----------
                                                              $   474,905
Estimated value of common stock options.....................        3,433
Historical cost of Ackerley Group common shares held by
  Clear Channel.............................................       14,153
Estimated transaction costs.................................       26,000
                                                              -----------
          Total estimated purchase price....................  $   518,491
                                                              ===========

     For purposes of these statements, the total estimated purchase price was allocated as follows:

Total estimated purchase price..............................  $   518,491
Plus deferred tax liability associated with estimated fair
  value of FCC licenses in excess of carrying value.........       55,688
Plus -- estimated fair value of long-term debt in excess of
  carrying value, net of deferred tax.......................       19,390
Less -- Ackerley Group net assets at June 30, 2001..........      244,785
Plus -- elimination of Ackerley Group's existing net
  goodwill and other intangible assets......................      338,828
                                                              -----------
Estimated purchase price allocated to goodwill and other
  intangible assets.........................................  $   687,612
                                                              ===========

 Clear Channel will be required to refinance certain outstanding Ackerley Group long-term debt.

                        CLEAR CHANNEL AND ACKERLEY GROUP

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (A) The pro forma merger adjustments at June 30, 2001 are as follows:

                                                                     INCREASE
                                                                    (DECREASE)
                                                                    ----------
(1)   Decrease in cash resulting from estimated merger expenses...    (26,000)
(2)   Increase in intangible assets, net equal to the excess
      purchase price of the merger and the elimination of Ackerley
      Group's pre-existing intangible assets......................    348,784
(3)   Decrease in other investments resulting from the elimination of Clear Channel's investment in Ackerley Group common
      stock.......................................................    (13,116)
(4)   Increase in long-term debt resulting from the mark-up of
      Ackerley Group's debt to fair value in excess of carrying
      value.......................................................     31,272
(5)   Increase in deferred taxes resulting from the fair value
      write-up of FCC licenses and the elimination of deferred tax on the unrealized loss related to Clear Channel's investment in Ackerley Group common stock, partially offset by the
      mark-up of debt to fair value...............................     44,199
(6)   Increase in common stock to account for Clear Channel common stock issued in the merger, net of Ackerley Group's
      outstanding shares, at $0.10 par value......................        824
(7)   Increase in additional paid-in capital to account for Clear
      Channel common stock issued in the merger at $39.9914 per
      share less $0.10 par value plus the value of Ackerley Group stock options included in the merger less Ackerley Group's
      additional paid-in capital balance..........................    418,815
(8)   Decrease in retained earnings (accumulated deficit) to
      eliminate Ackerley Group's existing retained earnings.......   (196,174)
(9)   Increase in accumulated other comprehensive income (loss)
      resulting from the elimination of the unrealized loss
      related to Clear Channel's investment in Ackerley Group
      common stock................................................        643
(10)  The cancellation of Ackerley Group's shares held in
      treasury....................................................     10,089

                        CLEAR CHANNEL AND ACKERLEY GROUP

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (B) The pro forma merger adjustments for the year ended December 31, 2000 and for the six month period ended June 30, 2001 are as follows:

                                                                    INCREASE (DECREASE)
                                                                         TO INCOME
                                                                    --------------------
                                                                    12/31/00    6/30/01
                                                                    ---------   --------
(11)  Decrease in amortization expense resulting from the
      elimination of Ackerley Group's amortization expense at
      December 31, 2000 of $11,676 and $3,788 relating to goodwill and FCC licenses, respectively, and amortization expense at
      June 30, 2001 of $8,177 and $1,815 relating to goodwill and
      FCC licenses, respectively..................................    15,464      9,992
(12)  Decrease in interest expense resulting from the amortization of premium on long-term debt resulting from the mark-up to
      fair value..................................................     3,480      1,956
(13)  Decrease in gain on sale of assets related to mergers to eliminate the gain Ackerley Group recognized on its sale of
      its Florida Division to Clear Channel during 2000...........  (269,325)        --
(14)  Change in income tax (expense) benefit associated with the tax effect of adjustments (11) through (13) at estimated tax rates in effect for the year ended December 31, 2000 and for
      the six month period ended June 30, 2001....................   100,270     (4,531)
(15)  These pro forma adjustments do not include certain benefits
      Clear Channel believes it will achieve through the
      discontinuance of a corporate headquarters solely for
      Ackerley Group's operations. Ackerley Group's historical
      statements of operations for the year ended December 31,
      2000 and for the six month period ended June 30, 2001
      include approximately $20.5 million and $9.2 million,
      respectively within total corporate expenses relating to
      direct and indirect employee costs, corporate services and certain one-time costs at Ackerley Group's corporate
      headquarters.

                        CLEAR CHANNEL AND ACKERLEY GROUP

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                     STATEMENT OF OPERATIONS -- (CONTINUED)

     There is no dilutive effect related to stock options and other potentially dilutive securities on weighted-average shares outstanding as a pro forma net loss is reported for the year ended December 31, 2000 and for the six month period ended June 30, 2001. Pro forma basic and diluted share information is as follows (In thousands):

December 31, 2000:
  2000 Clear Channel pro forma weighted-average shares
     outstanding............................................   584,443
  Ackerley Group weighted-average shares outstanding........    34,994
  Decrease weighted-average common stock outstanding to
     account for Clear Channel's common stock issued in the
     merger at the share conversion number of .35 for each
     common share of Ackerley Group.........................   (23,119)
                                                               -------
  Clear Channel pro forma weighted-average shares
     outstanding............................................   596,318
                                                               =======
June 30, 2001:
  Clear Channel weighted-average shares outstanding.........   588,027
  Ackerley Group weighted-average shares outstanding........    35,060
  Decrease weighted-average common stock outstanding to
     account for Clear Channel's common stock issued in the
     merger at the share conversion number of .35 for each
     common share of Ackerley Group.........................   (23,185)
                                                               -------
  Clear Channel pro forma weighted-average shares
     outstanding............................................   599,902
                                                               =======

                                 CLEAR CHANNEL

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 2000

                                                                                             PRO FORMA
                                      CLEAR         SFX         PRO FORMA         AMFM      ADJUSTMENTS
                                     CHANNEL     HISTORICAL     SFX MERGER     HISTORICAL       TO             AMFM
                                    HISTORICAL   6/30/2000    ADJUSTMENTS(A)   8/31/2000      AMFM(B)     DIVESTITURES(C)
                                    ----------   ----------   --------------   ----------   -----------   ---------------
Net revenue.......................  $5,345,306   $1,034,175      $ (7,250)     $1,545,411    $     --        $(179,839)
Operating expenses................   3,480,706      945,662        (1,032)        819,924          --          (97,032)
Non-cash compensation expense.....      16,032           --            --          36,137          --               --
Depreciation and amortization.....   1,401,063       97,220        33,119         588,633          --          (60,399)
Merger, nonrecurring & sys. dev.
  expenses........................          --      108,566       (13,000)        112,357     (96,264)              --
Corporate expenses................     142,627       13,670            --          43,559          --               --
                                    ----------   ----------      --------      ----------    --------        ---------
Operating income (loss)...........     304,878     (130,943)      (26,337)        (55,199)     96,264          (22,408)
Interest expense..................     383,104       73,983        (3,408)        319,840      (1,520)        (101,944)
Gain (loss) on sale of assets
  related to mergers..............     783,743           --            --       1,666,385          --               --
Equity in earnings (loss) of
  nonconsolidated affiliates......      25,155           --           954         (61,851)     53,376               --
Other income (expense) -- net.....     (17,133)       3,973            --          30,535          --               --
                                    ----------   ----------      --------      ----------    --------        ---------
Income (loss) before income taxes,
  and credit on preferred stock
  subsidiary......................     713,539     (200,953)      (21,975)      1,260,030     151,160           79,536
Income tax (expense) benefit......    (464,731)      (4,300)       (1,363)       (533,664)    (34,224)         (13,332)
Credit on preferred stock of
  subsidiary......................          --           --            --           3,310      (3,310)              --
                                    ----------   ----------      --------      ----------    --------        ---------
Net income (loss).................     248,808     (205,253)      (23,338)        729,676     113,626           66,204
Preferred stock dividends.........          --           --            --             321        (321)              --
                                    ----------   ----------      --------      ----------    --------        ---------
Net income (loss) attributable to
  common shareholders.............  $  248,808   $ (205,253)     $(23,338)     $  729,355    $113,947        $  66,204
                                    ==========   ==========      ========      ==========    ========        =========
Net income (loss) attributable to
  common shareholders per common
  share:
  Basic...........................  $      .59
                                    ==========
  Diluted.........................  $      .57
                                    ==========

                                                                          2000
                                                        PRO FORMA        CLEAR
                                     CLEAR CHANNEL     AMFM MERGER      CHANNEL
                                    DIVESTITURES(D)   ADJUSTMENTS(E)   PRO FORMA
                                    ---------------   --------------   ----------
Net revenue.......................      $(65,100)      $   (16,738)    $7,655,965
Operating expenses................       (31,946)           (5,651)     5,110,631
Non-cash compensation expense.....            --             8,136         60,305
Depreciation and amortization.....        (9,259)          149,126      2,199,503
Merger, nonrecurring & sys. dev.
  expenses........................            --            (1,000)       110,659
Corporate expenses................            --                --        199,856
                                        --------       -----------     ----------
Operating income (loss)...........       (23,895)         (167,349)       (24,989)
Interest expense..................       (27,964)          (10,047)       632,044
Gain (loss) on sale of assets
  related to mergers..............            --        (2,297,658)       152,470
Equity in earnings (loss) of
  nonconsolidated affiliates......            --                --         17,634
Other income (expense) -- net.....            --                --         17,375
                                        --------       -----------     ----------
Income (loss) before income taxes,
  and credit on preferred stock
  subsidiary......................         4,069        (2,454,960)      (469,554)
Income tax (expense) benefit......        (2,244)          966,063        (87,795)
Credit on preferred stock of
  subsidiary......................            --                --             --
                                        --------       -----------     ----------
Net income (loss).................         1,825        (1,488,897)      (557,349)
Preferred stock dividends.........            --                --             --
                                        --------       -----------     ----------
Net income (loss) attributable to
  common shareholders.............      $  1,825       $(1,488,897)    $ (557,349)
                                        ========       ===========     ==========
Net income (loss) attributable to
  common shareholders per common
  share:
  Basic...........................                                     $     (.95)
                                                                       ==========
  Diluted.........................                                     $     (.95)
                                                                       ==========

                                 CLEAR CHANNEL

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A) The pro forma SFX merger adjustments for the six month period ended June 30, 2000 are as follows:

                                                                    INCREASE (DECREASE)
                                                                         TO INCOME
                                                                    -------------------
(1)   Decrease in revenue due to the elimination of services SFX provided to Clear Channel and services Clear Channel
      provided to SFX and the reclassification of earnings from
      equity method investments out of net revenue (SFX's policy)
      into equity in earnings of nonconsolidated affiliates (Clear
      Channel's policy)...........................................       $ (7,250)
(2)   Change in operating expense due to the elimination of
      services SFX provided to Clear Channel and services Clear
      Channel provided to SFX of $6,296, offset by the increase in operating expenses resulting from change in classification of integration and start-up costs of $5,264 from treatment as depreciation expense (SFX's policy) to treatment as
      operating expense (Clear Channel's policy)..................          1,032
(3)   Increase in amortization expense resulting from the
      additional goodwill created by the merger, other intangible assets acquired in the merger and a change in the life of
      intangible assets amortization from an average of 15 years
      (SFX's policy) to an average of 20 years (Clear Channel's
      policy) of $38,383 partially offset by the reclassification
      of $5,264 from depreciation expense to operating expense....        (33,119)
(4)   Decrease in merger and non-recurring costs due to the
      elimination of direct merger related expenses...............         13,000
(5)   Decrease in interest expense resulting from the amortization of premium on long-term debt resulting from the mark-up to
      fair value..................................................          3,408
(6)   Increase in equity in earnings (loss) of nonconsolidated
      affiliates resulting from the reclassification of earnings from equity method investments out of revenue (SFX's policy)
      into equity in earnings of nonconsolidated affiliates (Clear
      Channel's policy)...........................................            954
(7)   Increase in income tax expense associated with the tax
      effect of adjustment (3) at Clear Channel's estimated tax
      rate of 40%.................................................         (1,363)

     (B) The pro forma adjustments to AMFM historical for the eight months ended August 31, 2000 are as follows:

                                                                    INCREASE (DECREASE)
                                                                         TO INCOME
                                                                    -------------------
(8)   Decrease in merger, nonrecurring and sys. dev. expenses to eliminate AMFM's historical merger costs associated with the
      Clear Channel merger........................................         96,264
(9)   Reflects the net decrease in interest expense related to the purchase of $200,000 of aggregate principal amount of AMFM's
      9 3/8% Senior Subordinated Notes due 2004 and estimated fees and expenses which was completed on February 15, 2000,
      funded with borrowings under the credit agreement, and the net decrease in interest expense related to the purchase of
      $99,400 aggregate principal amount of AMFM's 10 1/2% Senior
      Subordinated Notes due 2007 and estimated fees and expenses which was completed on June 2, 2000, funded with borrowings
      under the credit agreement..................................          1,520

                                 CLEAR CHANNEL

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                    INCREASE (DECREASE)
                                                                         TO INCOME
                                                                    -------------------
(10)  As a condition for approval of the merger with Clear Channel from the Department of Justice, AMFM is prohibited from
      exercising any governance rights over Lamar. Since AMFM may no longer exercise significant influence over the operations of Lamar, AMFM's investment in Lamar will be accounted for using the cost method instead of the equity method
      subsequent to the merger date. This adjustment removes the historical equity in losses of Lamar for the period from
      January 1 to August 30, 2000................................         53,376
(11)  Reflects the tax effect of the pro forma adjustments........        (34,224)
(12)  Reflects the elimination of the credit on exchange of
      preferred stock of subsidiary for the period from January 1 to August 30, 2000 related to the exchange of the 12% Senior
      Exchangeable Preferred Stock of AMFM for 12% Subordinated
      Exchange Debentures due 2009 completed effective January 1,
      2000........................................................         (3,310)
(13)  Reflects the elimination of preferred stock dividends
      related to the conversion of AMFM's 7% Convertible Preferred
      Stock to AMFM common stock on January 19, 2000 pursuant to a
      notice of redemption issued to holders......................            321

     The pro forma adjustments for the year ended December 31, 2000 relating to the sale of radio stations Clear Channel and AMFM divested, are as follows:

     (C) AMFM Divestitures

                                                                    INCREASE (DECREASE)
                                                                         TO INCOME
                                                                    -------------------
(14)  Decrease in revenue.........................................       $(179,839)
(15)  Decrease in operating expenses..............................          97,032
(16)  Decrease in depreciation and amortization, of which 45,351 results in a permanent difference and will not be deducted
      for federal income tax purposes.............................          60,399
(17)  Decrease in interest expense associated with the reduction
      of long-term debt resulting from the use of net proceeds....         101,944
(18)  Increase in income tax expense associated with the tax effect of adjustments (13) through (16) at AMFM's estimated
      tax rate of 39%.............................................         (13,332)

                                 CLEAR CHANNEL

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (D) Clear Channel Divestitures

                                                                    INCREASE (DECREASE)
                                                                         TO INCOME
                                                                    -------------------
(19)  Decrease in revenue.........................................       $(65,100)
(20)  Decrease in operating expenses..............................         31,946
(21)  Decrease in depreciation and amortization, of which $1,541 results in a permanent difference and will not be deducted
      for federal income tax purposes.............................          9,259
(22)  Decrease in interest expense associated with the reduction
      of long-term debt resulting from the use of net proceeds....         27,964
(23)  Change in income tax expense associated with the tax effect of adjustments (18) through (21) at Clear Channel's
      estimated tax rate of 40%...................................         (2,244)

     (E) The pro forma AMFM merger adjustments for the year ended December 31, 2000 are as follows:

                                                                     INCREASE
                                                                    (DECREASE)
                                                                     TO INCOME
                                                                    -----------
(24)  Decrease in revenue due to the elimination of services AMFM provided to Clear Channel and services Clear Channel
      provided to AMFM............................................  $   (16,738)
(25)  Decrease in operating expense due to the elimination of services AMFM provided to Clear Channel and services Clear
      Channel provided to AMFM of $16,738, partially offset by the increase in operating expense resulting from change in
      classification for start-up and development costs of $10,087 from treatment as depreciation expense and as merger and
      non-recurring costs (AMFM's policy) to treatment as
      operating expense (Clear Channel's policy)..................        5,651
(26)  Increase in non-cash compensation expense due to the
      assumption of unvested options held by AMFM employees.......       (8,136)
(27)  Increase in amortization expense resulting from the
      additional licenses and goodwill created by the merger and a change in the life of licenses and goodwill amortization
      from 15 years (AMFM's policy) to 25 years (Clear Channel's policy). $39,803 in a permanent difference and will not be deductible for federal income tax purposes. This is
      partially offset by the decrease in amortization expense
      resulting from the change of classification of start-up and development costs of $10,087 from treatment as depreciation expense (AMFM's policy) to treatment as operating expense
      (Clear Channel's policy)....................................     (149,126)
(28)  Decrease in merger and non-recurring costs resulting from the change in classification for start-up and development
      costs from treatment as merger and non-recurring costs
      (AMFM's policy) to treatment as operating expense (Clear
      Channel's policy)...........................................        1,000

                                 CLEAR CHANNEL

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                     INCREASE
                                                                    (DECREASE)
                                                                     TO INCOME
                                                                    -----------
(29)  Decrease in interest expense associated with the
      amortization of the premium on long term debt resulting from the mark-up of debt to fair value, partially offset by an
      increase in interest expense associated with the increased long-term debt resulting from the merger expenses of
      $250,000....................................................       10,047
(30)  Decrease in gain on sale of assets related to mergers
      associated with the realized gain on the sale of radio
      stations Clear Channel and AMFM divested in order to obtain
      regulatory approvals for the merger.........................   (2,297,658)
(31)  Decrease in income tax expense associated with the tax effect of the adjustments in note (25), (26) and (28) at
      Clear Channel's estimated tax rate of 40%...................      966,063

     There is no dilutive effect related to stock options and other potentially dilutive securities on weighted-average shares outstanding as a pro forma net loss is reported for the year ended December 31, 2000. Pro forma basic and diluted share information is as follows (In thousands):

Clear Channel historical weighted-average shares
  outstanding...............................................  423,969
Increase weighted-average common stock outstanding to
  account for 39.6 million shares of Clear Channel's common
  stock given in the SFX merger weighted for the full
  year......................................................   23,200
Increase weighted-average common stock outstanding to
  account for 205.4 million shares of Clear Channel's common stock given in the AMFM merger weighted for the full
  year......................................................  137,274
                                                              -------
Clear Channel pro forma weighted-average shares
  outstanding...............................................  584,443
                                                              =======

                                 ACKERLEY GROUP

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2000
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                         2000
                                                           ACKERLEY                    ACKERLEY
                                                            GROUP       PRO FORMA        GROUP
                                                          HISTORICAL   ADJUSTMENTS     PRO FORMA
                                                          ----------   -----------     ---------
Net Revenue.............................................  $ 224,564     $     --       $ 224,564
Expenses (other income)
  Operating expenses....................................    181,644           --         181,644
  Restructuring expense.................................       (178)          --            (178)
  Amortization expense..................................     23,713           --          23,713
  Depreciation expense..................................     15,448           --          15,448
  Interest expense......................................     25,795      (15,500)(a)      10,295
  Net gain on dispositions of assets....................   (277,650)          --        (277,650)
  Stock compensation expense............................        100           --             100
  Equity in losses of affiliates........................        801           --             801
                                                          ---------     --------       ---------
          Total expenses (other income).................    (30,327)     (15,500)        (45,827)
                                                          ---------     --------       ---------
Income from continuing operations before income taxes...    254,891       15,500         270,391
Income tax expense......................................     96,284        5,859(b)      102,143
                                                          ---------     --------       ---------
Income from continuing operations.......................  $ 158,607     $  9,641       $ 168,248
                                                          =========     ========       =========
Income from continuing operations per common share......  $    4.54                    $    4.81
                                                          =========                    =========
Income from continuing operations per common share,
  assuming dilution.....................................  $    4.52                    $    4.79
                                                          =========                    =========

                                 ACKERLEY GROUP

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      SIX MONTH PERIOD ENDED JUNE 30, 2001
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                          2001
                                                        ACKERLEY                        ACKERLEY
                                                         GROUP          PRO FORMA         GROUP
                                                       HISTORICAL      ADJUSTMENTS      PRO FORMA
                                                       ----------      -----------      ---------
Net revenue..........................................   $100,439       $       --       $100,439
Expenses (other income)
  Operating expenses.................................     94,571                          94,571
  Workforce reduction costs..........................      2,431                           2,431
  Amortization expense...............................     13,150                          13,150
  Depreciation expense...............................      8,316                           8,316
  Interest expense...................................     14,721           (4,830)(a)      9,891
  Net loss on dispositions of assets.................      2,210                           2,210
  Stock compensation expense.........................         50                              50
                                                        --------       ----------       --------
       Total expenses (other income).................    135,449           (4,830)       130,619
                                                        --------       ----------       --------
Income (loss) from continuing operations before
  income taxes.......................................    (35,010)           4,830        (30,180)
Income tax benefit (expense).........................     12,638           (1,744)(b)     10,894
                                                        --------       ----------       --------
Income (loss) from continuing operations.............   $(22,372)      $    3,086       $(19,286)
                                                        ========       ==========       ========
Income (loss)from continuing operations per common
  share..............................................   $  (0.64)                       $  (0.55)
                                                        ========                        ========
Income (loss)from continuing operations per common
  share, assuming dilution...........................   $  (0.64)                       $  (0.55)
                                                        ========                        ========

                                 ACKERLEY GROUP

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

     The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements consist of the consolidated historical financial statements of Ackerley Group, less the historical financial statements of Ackerley Group's Sports & Entertainment operations, adjusted for certain pro forma adjustments, as described below:

          (a) Represents the reduction in interest expense assuming cash proceeds of $200.0 million, from the sale of the Sports & Entertainment operations, are applied to the reduction of Ackerley Group's borrowings. The impact on interest expense is based on Ackerley Group's historical annual interest rate on borrowings.

          (b) Represents income tax expense based on Ackerley Group's estimated statutory income tax rate.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                      CLEAR CHANNEL COMMUNICATIONS, INC.,

                                 CCMM SUB, INC.

                                      AND

                            THE ACKERLEY GROUP, INC.

                          DATED AS OF OCTOBER 5, 2001

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
ARTICLE I THE MERGER..........................................................
  SECTION 1.1.    The Merger..................................................   A-1
  SECTION 1.2.    Closing.....................................................   A-2
  SECTION 1.3.    Effective Time..............................................   A-2
  SECTION 1.4.    Effects of the Merger.......................................   A-2
  SECTION 1.5.    Certificate of Incorporation and Bylaws of the Surviving
                  Corporation.................................................   A-2
  SECTION 1.6.    Directors...................................................   A-2
  SECTION 1.7.    Officers....................................................   A-2
ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
  CORPORATIONS; EXCHANGE OF CERTIFICATES
  SECTION 2.1.    Capital Stock of Merger Sub.................................   A-2
  SECTION 2.2.    Cancellation of Treasury Stock and Parent Owned Stock.......   A-2
  SECTION 2.3.    Conversion of Company Common Stock..........................   A-3
  SECTION 2.4.    Exchange of Certificates....................................   A-3
  SECTION 2.5.    Stock Transfer Books........................................   A-5
ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY
  SECTION 3.1.    Organization, Qualification, Etc............................   A-5
  SECTION 3.2.    Capital Stock...............................................   A-7
  SECTION 3.3.    Corporate Authority Relative to this Agreement; No
                  Violation...................................................   A-7
  SECTION 3.4.    Reports and Financial Statements............................   A-8
  SECTION 3.5.    No Undisclosed Liabilities..................................   A-8
  SECTION 3.6.    No Violation of Law.........................................   A-8
  SECTION 3.7.    Environmental Laws and Regulations..........................   A-8
  SECTION 3.8.    No Undisclosed Employee Benefit Plan Liabilities or
                  Severance Arrangements......................................   A-9
  SECTION 3.9.    Absence of Certain Changes or Events........................  A-11
  SECTION 3.10.   Investigations; Litigation..................................  A-11
  SECTION 3.11.   Proxy Statement; Registration Statement; Other
                  Information.................................................  A-11
  SECTION 3.12.   Tax Matters.................................................  A-11
  SECTION 3.13.   Opinion of Financial Advisor................................  A-12
  SECTION 3.14.   Required Vote of Company Stockholders.......................  A-12
  SECTION 3.15.   Insurance...................................................  A-12
  SECTION 3.16.   Real Property; Title; Valid Leasehold Interests.............  A-12
  SECTION 3.17.   Collective Bargaining Agreements and Labor..................  A-13
  SECTION 3.18.   Material Contracts..........................................  A-13
  SECTION 3.19.   Takeover Statute............................................  A-13
  SECTION 3.20.   Transactions With Affiliates................................  A-13
  SECTION 3.21.   Intellectual Property.......................................  A-14
  SECTION 3.22.   Company FCC Licenses; Operation of Company Licensed
                  Facilities..................................................  A-14
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............
  SECTION 4.1.    Organization, Qualification, Etc............................  A-15
  SECTION 4.2.    Capital Stock...............................................  A-16
  SECTION 4.3.    Corporate Authority Relative to This Agreement; No
                  Violation...................................................  A-17

                                                                                PAGE
                                                                                ----
  SECTION 4.4.    Reports and Financial Statements............................  A-17
  SECTION 4.5.    No Undisclosed Liabilities..................................  A-17
  SECTION 4.6.    No Violation of Law.........................................  A-18
  SECTION 4.7.    Environmental Laws and Regulations..........................  A-18
  SECTION 4.8.    Absence of Certain Changes or Events........................  A-18
  SECTION 4.9.    Investigations; Litigation..................................  A-18
  SECTION 4.10.   Proxy Statement; Registration Statement; Other
                  Information.................................................  A-18
  SECTION 4.11.   Tax Matters.................................................  A-19
ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS...........................
  SECTION 5.1.    Conduct of Business by Company or Parent....................  A-19
  SECTION 5.2.    Proxy Material; Registration Statement......................  A-21
  SECTION 5.3.    Stockholders' Meeting.......................................  A-22
  SECTION 5.4.    Approvals and Consents; Cooperation.........................  A-23
  SECTION 5.5.    Access to Information; Confidentiality......................  A-23
  SECTION 5.6.    Affiliates..................................................  A-24
  SECTION 5.7.    Rights Under Stock Plans....................................  A-24
  SECTION 5.8.    Filings; Other Action.......................................  A-25
  SECTION 5.9.    Further Assurances..........................................  A-27
  SECTION 5.10.   No Solicitation.............................................  A-27
  SECTION 5.11.   Director and Officer Liability..............................  A-29
  SECTION 5.12.   Accountants' "Comfort" Letters..............................  A-30
  SECTION 5.13.   Additional Reports..........................................  A-30
  SECTION 5.14.   Plan of Reorganization......................................  A-31
  SECTION 5.15.   Conveyance Taxes; Fees......................................  A-31
  SECTION 5.16.   Public Announcements........................................  A-31
  SECTION 5.17.   Employee Benefits...........................................  A-31
  SECTION 5.18.   Transaction Expenses and Termination Fee....................  A-31
ARTICLE VI CONDITIONS TO THE MERGER...........................................
  SECTION 6.1.    Conditions to the Obligations of each Party.................  A-32
  SECTION 6.2.    Conditions to the Obligations of Parent and Merger Sub......  A-33
  SECTION 6.3.    Conditions to the Obligations of Company....................  A-34
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.................................
  SECTION 7.1.    Termination or Abandonment..................................  A-34
  SECTION 7.2.    Effect of Termination.......................................  A-36
ARTICLE VIII GENERAL PROVISIONS...............................................
  SECTION 8.1.    Nonsurvival of Representations and Warranties; Survival of
                  Certain Covenants...........................................  A-36
  SECTION 8.2.    Notices.....................................................  A-36
  SECTION 8.3.    Counterparts................................................  A-37
  SECTION 8.4.    Entire Agreement; No Third-Party Beneficiaries..............  A-37
  SECTION 8.5.    Assignment..................................................  A-37
  SECTION 8.6.    Governing Law...............................................  A-37
  SECTION 8.7.    Enforcement.................................................  A-37
  SECTION 8.8.    Severability................................................  A-37
  SECTION 8.9.    Headings....................................................  A-37

                                                                                PAGE
                                                                                ----
  SECTION 8.10.   Finders or Brokers..........................................  A-38
  SECTION 8.11.   Amendment...................................................  A-38
  SECTION 8.12.   Extension; Waiver...........................................  A-38
  SECTION 8.13.   Procedure for Termination, Amendment, Extension or Waiver...  A-38

                             INDEX OF DEFINED TERMS

TERM                                                             DEFINED IN SECTION
----                                                             ------------------
Acquisition Proposal........................................                   5.10(a)
Affiliate...................................................                       3.1
Agreement...................................................                  Preamble
Antitrust Divestiture Condition.............................                    5.8(b)
Benefit Plan................................................                    3.8(a)
Business Combination........................................                   5.10(c)
Certificate of Merger.......................................                       1.3
Certificates................................................                    2.4(b)
Closing Date................................................                       1.2
Code........................................................                  Preamble
Communications Act..........................................                       3.3
Company.....................................................                  Preamble
Company Board Recommendation................................                       5.3
Company Certificate of Incorporation........................                    1.5(a)
Company Class B Stock.......................................                  Preamble
Company Common Stock........................................                  Preamble
Company Disclosure Letter...................................  Article III Introduction
Company Group...............................................                   3.12(a)
Company FCC Licenses........................................                   3.22(a)
Company Filed SEC Reports...................................                       3.5
Company Licensed Facility...................................                   3.22(a)
Company LMA Facility........................................                   3.22(b)
Company LMA Facility FCC Licenses...........................                   3.22(b)
Company Material Contracts..................................                   3.18(a)
Company Ordinary Common Stock...............................                  Preamble
Company Representatives.....................................                   5.10(a)
Company SEC Reports.........................................                       3.4
Company Special Meeting.....................................                       5.3
Company Stockholder Approval................................                       5.3
Confidentiality Agreement...................................                       5.5
Conversion Ratio............................................                       2.3
Conveyance Taxes............................................                      5.15
Current Employees...........................................                      5.17
DGCL........................................................                       1.1
Effective Time..............................................                       1.3
Employee....................................................                    3.8(a)
Employee Stock Option Plan..................................                    3.2(a)
Environmental Laws..........................................                    3.7(a)
ERISA.......................................................                    3.8(a)
ERISA Affiliate.............................................                    3.8(c)
ESPP........................................................                    3.2(c)
Exchange Act................................................                       3.3

TERM                                                             DEFINED IN SECTION
----                                                             ------------------
Exchange Agent..............................................                    2.4(a)
Exchange Fund...............................................                    2.4(a)
FCC.........................................................                       3.3
FCC Divestiture Condition...................................                    5.8(c)
GAAP........................................................                       3.4
Government Antitrust Entity.................................                    5.8(b)
Governmental Entity.........................................                    6.1(c)
HSR Act.....................................................                       3.3
Indemnifiable Claim.........................................                   5.11(b)
Indemnitees.................................................                   5.11(b)
Indemnitee Costs............................................                   5.11(b)
Indemnitee Expenses.........................................                   5.11(b)
Indemnity Agreement.........................................                   5.11(a)
Initial Period..............................................                       7.1
Intellectual Property.......................................                   3.21(g)
interested stockholder......................................                   5.10(c)
Jacor.......................................................                    4.2(j)
Knowledge...................................................                    3.7(b)
Liens.......................................................                       3.1
Material Adverse Effect.....................................                       3.1
Material Subsidiary.........................................                   5.10(a)
Merger......................................................                  Preamble
Merger Consideration........................................                       2.3
Merger Sub..................................................                  Preamble
NYSE........................................................                5.4(a)(ii)
Option......................................................                    5.7(a)
Parent......................................................                  Preamble
Parent Common Stock.........................................                  Preamble
Parent Disclosure Letter....................................   Article IV Introduction
Parent Filed SEC Reports....................................                       4.5
Parent Group................................................                   4.11(a)
Parent Preferred Stock......................................                       4.2
Parent SEC Reports..........................................                       4.4
Pension Plan................................................                    3.8(b)
person......................................................                    2.4(j)
Plans.......................................................                    3.8(b)
Proxy Statement.............................................                    5.2(a)
Purchase Date...............................................                    5.7(c)
Registration Statement......................................                    5.2(a)
SEC.........................................................                       3.4
Securities Act..............................................                       3.1
Significant Subsidiary......................................                       3.1
Subsidiary..................................................                       3.1
Superior Proposal...........................................                   5.10(a)

TERM                                                             DEFINED IN SECTION
----                                                             ------------------
Surviving Corporation.......................................                       1.1
Taxes.......................................................                   3.12(a)
Tax Returns.................................................                   3.12(a)
Termination Fee.............................................                   5.18(c)
Transaction Expenses........................................                   5.18(b)
Voting Agreements...........................................                  Preamble

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated October 5, 2001, is entered into by and among Clear Channel Communications, Inc., a Texas corporation ("PARENT"), CCMM Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and The Ackerley Group, Inc., a Delaware corporation ("COMPANY").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and Company have approved the acquisition of Company by Parent upon the terms and subject to the conditions set forth in this Agreement and Plan of Merger, including, without limitation, the exhibits attached hereto (collectively, this "AGREEMENT");

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and Company have approved the merger of Merger Sub with and into Company as set forth below (the "MERGER") upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of Company ("COMPANY ORDINARY COMMON STOCK") and each issued and outstanding share of Class B common stock, par value $0.01 per share, of Company ("COMPANY CLASS B STOCK" and, together with Company Ordinary Common Stock, "COMPANY COMMON STOCK"), other than shares owned directly or indirectly by Parent, Merger Sub or Company, will be converted into shares of common stock, par value $0.10 per share, of Parent ("PARENT COMMON STOCK") in accordance with the provisions of Article II of this Agreement;

     WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Parent and certain stockholders of Company are entering into voting agreements dated as of the date of this Agreement (collectively, the "VOTING AGREEMENTS") pursuant to which each such stockholder has agreed to, among other things, (a) vote all the shares of Company Ordinary Common Stock held by it in favor of the proposal to approve and adopt this Agreement and the Merger and (b) in lieu of any damages to be paid by a stockholder to Parent, the payment to Parent of a specified amount in connection with the consummation of certain alternative transactions to the Merger;

     WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE");

     WHEREAS, Merger Sub is a direct, wholly-owned subsidiary of Parent formed solely for the purpose of effecting the Merger and will conduct no activity and incur no liability or obligation other than as contemplated by this Agreement; and

     WHEREAS, Parent, Merger Sub and Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the Delaware General Corporation Law (the "DGCL"), Merger Sub will be merged with and into Company at the Effective Time of the Merger. Following the Merger, the separate corporate existence of Merger Sub will cease, and Company will continue as the surviving corporation (the

"SURVIVING CORPORATION") and will succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

     SECTION 1.2. Closing. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties which will be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) (the "CLOSING DATE") at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 1.3. Effective Time. On the Closing Date, the parties will execute and file in the office of the Secretary of State of Delaware a certificate of merger (a "CERTIFICATE OF MERGER") executed in accordance with the DGCL and will make all other filings or recordings, if any, required under DGCL. The Merger will become effective at the time of filing of the Certificate of Merger, or at such later time as is agreed upon by the parties hereto and set forth therein (such time as the Merger becomes effective is referred to herein as the "EFFECTIVE TIME").

     SECTION 1.4. Effects of the Merger. The Merger will have the effects set forth in the DGCL.

     SECTION 1.5. Certificate of Incorporation and Bylaws of the Surviving Corporation.

     (a) Certificate of Incorporation. The Fourth Restated Certificate of Incorporation of Company (the "COMPANY CERTIFICATE OF INCORPORATION") as in effect immediately prior to the Effective Time will become the Certificate of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein and as permitted by law and this Agreement.

     (b) Bylaws. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the Bylaws of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein and as permitted by law and this Agreement.

     SECTION 1.6. Directors. The directors of Merger Sub immediately prior to the Effective Time will become the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.7. Officers. The officers of Company immediately prior to the Effective Time will become the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.1. Capital Stock of Merger Sub. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and such converted shares, collectively, will represent all of the issued and outstanding capital stock of the Surviving Corporation.

     SECTION 2.2. Cancellation of Treasury Stock and Parent Owned Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of Company Common Stock issued and held, immediately prior to the Effective Time, in Company's treasury or by any of Company's direct or indirect wholly-owned subsidiaries, and each share of Company Common Stock that is owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

     SECTION 2.3.  Conversion of Company Common Stock.

     (a) Merger Consideration. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, subject to this
Section 2.3 and Section 2.4(f), each share of Company Ordinary Common Stock and each share of Company Class B Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.2) will be converted into the right to receive 0.35 (the "CONVERSION RATIO") duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock (together with the amount of cash in lieu of fractional shares payable pursuant to Section 2.4(f), the "MERGER CONSIDERATION"); provided, however, that, in any event, if between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock will have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Conversion Ratio will be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. As of the Effective Time, all such shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate or a certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

     SECTION 2.4.  Exchange of Certificates.

     (a) Exchange Agent. From and after the Effective Time, Parent will make available to a bank or trust company designated by Parent and reasonably satisfactory to Company (the "EXCHANGE AGENT"), for the benefit of the holders of Company Common Stock for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing such number of shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger pursuant to Section 2.3 and an amount of cash payable to the holders of Company Common Stock pursuant to Section 2.4(d) and Section 2.4(f) (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto and cash in lieu of fractional shares as contemplated by Section 2.4(f), being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent will, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued pursuant to Section 2.3, together with any dividends or distributions with respect thereto, and the cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.4(f) hereof out of the Exchange Fund. Except as contemplated by Section 2.4(g) hereof, the Exchange Fund will not be used for any other purpose.

     (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent will cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES") (i) a letter of transmittal (which will be in customary form and will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Exchange Agent) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock, together with any dividends or distributions with respect thereto or cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) hereof.

     (c) Exchange of Certificates. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder's shares of Company Common Stock have been converted into pursuant to this Article II (and any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f)and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(d)), and the Certificate so surrendered will forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of Company, shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(d) may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Certificate will be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the number of whole shares of Parent Common Stock into which the shares of Company Common Stock formerly represented thereby have been converted, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(d).

     (d) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares will be paid to any such holder pursuant to
Section 2.4(f), until the holder of such Certificate surrenders such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there will be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.4(f) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

     (e) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including cash paid pursuant to Section 2.4(d) or Section 2.4(f)) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

     (f) No Fractional Shares.

          (i) No certificates or scrip representing fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent will relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

          (ii) In lieu of the issuance of certificates or scrip representing fractional shares of Parent Common Stock, Parent will pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the average of the closing prices for a share of Parent Common Stock as reported on the NYSE Composite Transaction Tape (as reported in THE WALL STREET JOURNAL, or, if not reported thereby, any other authoritative source) for the five trading days immediately preceding the Closing Date.

          (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of Company Common Stock subject to and in accordance with the terms of Section 2.4(d).

     (g) Termination of Exchange Fund. Any portion of the Exchange Fund (including any shares of Parent Common Stock) which remains undistributed to the holders of Company Common Stock for nine months after the Effective Time will be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II will thereafter look only to Parent for the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.4(f) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 2.4(d).

     (h) No Liability. None of the Exchange Agent, Parent nor the Surviving Corporation will be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

     (i) Withholding Rights. Each of the Surviving Corporation and Parent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     (j) Lost Certificates. If any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.4(f) and any dividends or other distributions to which the holders thereof are entitled pursuant to this Agreement. For the purposes of this Agreement, "PERSON" means any natural person, firm, individual, business trust, trust, association, corporation, partnership, joint venture, company, unincorporated entity or Governmental Entity.

     SECTION 2.5. Stock Transfer Books. At the Effective Time, the stock transfer books of Company will be closed and there will be no further registration of transfers of shares of Company Common Stock thereafter on the records of Company. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason will be converted into the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.4(f) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.4(d).

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     Except as set forth in the disclosure letter delivered by Company to Parent on the date of this Agreement ("COMPANY DISCLOSURE LETTER"), Company hereby represents and warrants to Parent and Merger Sub as follows:

     SECTION 3.1. Organization, Qualification, Etc. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. The copies of Company's charter and bylaws which have been made available for inspection by Parent are complete and correct and in full force and effect on the date of this Agreement. Each of Company's Subsidiaries is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, limited partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Company has made available for inspection by Parent true and correct copies of the charter and bylaws of each significant Subsidiary (as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT")) ("SIGNIFICANT SUBSIDIARY") and each such organizational document is in full force and effect on the date of this Agreement. All the outstanding shares of capital stock of, or other ownership interests in, Company's Subsidiaries are validly issued, fully paid and nonassessable and are owned by Company, directly or indirectly, free and clear of any encumbrance, hypothecation, infringement, lien, mortgage, pledge, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest, not including (i) liens for water and sewer charges and current taxes not yet due and payable or being contested in good faith, (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business (iii) all liens approved in writing by Parent or (iv) restrictions on transfer imposed by federal or state securities laws ("LIENS"). There are no existing options, rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of Company.

     For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" means, when used in connection with Company or Parent, any change or effect that (i) is materially adverse to the business, financial condition or results of operations of such party and its Subsidiaries taken as a whole or (ii) substantially impairs or delays the consummation of the transactions contemplated hereby; provided, however, in either such event, "MATERIAL ADVERSE EFFECT" will not include any change or effect that results from any legal, financial or other effects on or to Company and its Subsidiaries taken as a whole, Parent and its Subsidiaries taken as a whole, or their respective businesses taken as a whole, that may arise from or are in any way related to: (A) any public or nonpublic discussion initiated by or involving public officials, any announcement, development, action or potential action, settlement, negotiation, legislation, proposed or enacted, judicial decision, order, judgment or change in status of any nature or type, which contemplates, proposes, threatens or results in any voluntary or nonvoluntary cessation of or a legal ban or restrictions on the use of the outdoor advertising services of any person, (including Company, Parent or any of their respective Subsidiaries) by any person or group of persons seeking to advertise tobacco products or products containing alcohol; (B) any economic conditions affecting the outdoor advertising services industry as a whole; and
(C) any economic conditions affecting the radio industry as a whole.

     For purposes of this Agreement, "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

     For purposes of this Agreement, "SUBSIDIARY" or "SUBSIDIARIES" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

     For purposes of this Agreement, with respect to any person, "KNOWLEDGE" means the actual knowledge of the executive officers of such person.

     SECTION 3.2. Capital Stock. The authorized stock of Company consists of 50,000,000 shares of Company Ordinary Common Stock and 11,406,510 shares of Company Class B Stock. As of September 21, 2001, 24,078,472 shares of Company Ordinary Common Stock and 11,020,622 shares of Company Class B Stock were issued and outstanding. All the outstanding shares of Company Ordinary Common Stock and Company Class B Stock have been validly issued and are fully paid and nonassessable. As of September 21, 2001, there were no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating Company to issue any shares of its stock other than:

          (a) options or other rights to receive or acquire 612,000 shares of Company Ordinary Common Stock pursuant to the Fifth Amended and Restated Employees Stock Option Plan, as amended and restated in 2001 (the "EMPLOYEE STOCK OPTION PLAN");

          (b) rights to acquire the number of shares of Company Ordinary Common Stock eligible to be purchased pursuant to the Non-employee-Directors' Equity Compensation Plan; and

          (c) rights to acquire the number of shares of Company Ordinary Common Stock eligible to be purchased pursuant to payroll deductions under Company's Employee Stock Purchase Plan (the "ESPP") for purchase periods ending prior to the Closing Date.

     Except for the issuance of shares of Company Ordinary Common Stock pursuant to the options and other rights referred to in Section 3.2(a) and Section 3.2(b) above and except as provided for in Section 5.1(a)(viii), since December 31, 2000, no shares of Company Common Stock have been issued.

     SECTION 3.3.  Corporate Authority Relative to this Agreement; No
Violation. Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Company and, except for the approval of its stockholders, no other corporate proceedings on the part of Company are necessary to authorize this Agreement and the transactions contemplated hereby. As of the date of this Agreement, the Board of Directors of Company has determined that the transactions contemplated by this Agreement are advisable and in the best interest of its stockholders and to recommend to such stockholders that they vote in favor thereof. This Agreement has been duly and validly executed and delivered by Company and, assuming this Agreement has been duly and validly executed and delivered by the other parties hereto, this Agreement constitutes a valid and binding agreement of Company, enforceable against Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Company is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or, subject to the approval of its stockholders, carrying out this Agreement, except for any breaches or violations which would not, in the case of any contract provision, license, franchise, permit, order or decree, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Other than in connection with or in compliance with the provisions of the DGCL, the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), applicable approvals of the Federal Communications Commission (the "FCC") pursuant to the Communications Act of 1934, as amended, and any regulations promulgated thereunder (the "COMMUNICATIONS ACT"), Section 4043 of ERISA, any other competition, antitrust and investment laws and the securities or blue sky or antitrust laws of the various states, and, other than the filing of the Certificate of Merger with the Delaware Secretary of State and any necessary state filings to maintain the good standing or qualification of the Surviving Corporation, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company;

provided that Company makes no representation with respect to such of the foregoing as are required by reason of the regulatory status of Parent or any of its Subsidiaries or facts specifically pertaining to any of them.

     SECTION 3.4. Reports and Financial Statements. Since January 1, 1999, Company has timely filed all material reports, registration statements and other filings required to be filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the rules and regulations of the SEC (collectively, the "COMPANY SEC REPORTS"). As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing clause (ii) will not apply to the financial statements included in Company SEC Reports (which are covered by the following sentence). The audited consolidated financial statements and unaudited consolidated interim financial statements included in Company SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that the unaudited financial statements therein do not contain all of the footnote disclosures required by
GAAP).

     SECTION 3.5. No Undisclosed Liabilities. Neither Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet, except liabilities or obligations (a) reflected in any of the Company SEC Reports filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "COMPANY FILED SEC REPORTS"), (b) incurred since December 31, 2000 in the ordinary course of business in accordance with past practice or (c) which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

     SECTION 3.6. No Violation of Law. The businesses of Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity applicable to them (provided that no representation or warranty is made in this Section 3.6 with respect to Environmental Laws which are dealt with exclusively in Section 3.7) except (a) as described in any of the Company Filed SEC Reports and (b) for violations which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Company and its Subsidiaries have all permits, licenses and governmental authorizations material to ownership or occupancy of their respective properties and assets and the carrying on of their respective businesses, except for such permits, licenses and governmental authorizations the failure of which to have would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

     SECTION 3.7. Environmental Laws and Regulations. The representations and warranties set forth in this Section 3.7 will be the exclusive representations and warranties of Company with respect to the subject matter hereof. Except as described in any of the Company Filed SEC Reports, and except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on
Company:

          (a) Compliance with Laws. Company and each of its Subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations currently in effect relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "ENVIRONMENTAL LAWS"), which compliance includes, but is not limited to, the possession by Company and its Subsidiaries of material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof;

          (b) Environmental Actions. Neither Company nor any of its Subsidiaries has received written notice of, nor, to the Knowledge of Company, is Company the subject of, any pending actions, causes of action, claims, investigations, demands or notices by any person alleging liability under or noncompliance with any Environmental Law or that Company or any Subsidiary is a potentially responsible party at any Superfund site or state-equivalent site;

          (c) No Hazardous Substances. To the Knowledge of Company, there are no hazardous or toxic substances or materials (as those terms are defined by applicable Environmental Laws) at a concentration or level which requires remedial action under any Environmental Law at, on, under or in any real property currently or formerly owned or leased by Company or any Subsidiary;

          (d) Material Compliance. To the Knowledge of Company, there are no circumstances that are reasonably likely to prevent or interfere with material compliance with Environmental Laws by Company or its Subsidiaries in the future;

          (e) No Disposal or Release. To the Knowledge of Company, Company and its Subsidiaries have not disposed of or released hazardous or toxic substances or materials (as those terms are defined by applicable Environmental Laws) at a concentration or level which requires remedial action under any Environmental Law at any real property currently owned by or leased to Company or any Subsidiary or at any other real property; and

          (f) No Environmental Indemnification. Neither Company nor its Subsidiaries have agreed in writing to indemnify any predecessor or other party with respect to any environmental liability, other than customary indemnity provisions contained in agreements entered into in the ordinary course of business.

     SECTION 3.8. No Undisclosed Employee Benefit Plan Liabilities or Severance Arrangements.

     (a) Employee Benefit Plans. Each plan, program, policy, contract, agreement or other arrangement providing for severance, termination pay, stock or stock related awards, change in control, employment agreement, deferred compensation or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, including, without limitation, each "EMPLOYEE BENEFIT PLAN," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated or proposed thereunder ("ERISA") (each a "BENEFIT PLAN") is listed in Section 3.8(a) of the Company Disclosure Letter other than any Benefit Plan which has an annual cost of less than fifty thousand dollars ($50,000). True and complete copies of all (i) Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto; (ii) the most recent reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Benefit Plan or related trust; (iii) the most recent determination letters received from the Internal Revenue Service, if any, for each Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Benefit Plan; and (v) all material communications to any current, former, or retired employee, officer, consultant, independent contractor, agent or director of Company or any Subsidiary ("EMPLOYEE") relating to each Benefit Plan have been provided or made available to Parent.

     (b) Compliance. All employee benefit plans covering Employees other than "MULTIEMPLOYER PLANS" within the meaning of Section 3(37) of ERISA (the "PLANS"), to the extent subject to ERISA, are in material compliance with ERISA, the Code, and all other applicable law. Each Plan which is an "EMPLOYEE PENSION BENEFIT PLAN" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and Company has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of Company, threatened litigation relating to the Plans. Neither Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA in an amount which would be material.

     (c) No Liabilities. No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Company or any Subsidiary with respect to any ongoing, frozen or terminated "SINGLE-EMPLOYER PLAN," within the meaning of Section 4001(a)(15) of ERISA currently or formerly maintained by any of them, or a single employer plan of any entity which is considered one employer with Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"). No "ACCUMULATED FUNDING DEFICIENCY" as defined in Section 412 of the Code (whether or not waived) has been incurred with respect to any ongoing, frozen or terminated single-employer plan maintained by Company, its Subsidiaries or any ERISA Affiliates that has not been satisfied in full. Neither Company nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "BENEFIT LIABILITIES", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year. Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. The withdrawal liability of Company and its Subsidiaries under each Benefit Plan which is a multiemployer plan to which Company or any of its Subsidiaries has contributed during the preceding 12 months, determined as if a "COMPLETE WITHDRAWAL" within the meaning of Section 4203 of ERISA had occurred as of the date hereof, would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. No notice of a "REPORTABLE EVENT", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Plans or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

     (d) Contributions. All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the Company Filed SEC Reports in all material respects.

     (e) Retiree Obligations. Neither Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan.

     (f) No Severance, Acceleration or Violation. The consummation of the transactions contemplated by this Agreement will not (x) entitle any Employees to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Benefit Plans.

     (g) Excess Parachute Payments. Any amount that could be received (whether in cash, property, or vesting of property) as a result of the transactions contemplated by this Agreement (or their termination of service) by any officer, director, employee or independent contractor of Company or any of its Subsidiaries, who is a "DISQUALIFIED INDIVIDUAL" (as defined in proposed Treasury Regulation Section 1.280G-1), under any employment arrangement or Benefit Plan would not be characterized as an "EXCESS PARACHUTE PAYMENT" (as defined in Section 280G of the Code).

     (h) Non-U.S. Employees. No Benefit Plan has ever been maintained primarily or exclusively for the benefit of Employees who are not citizens or residents of the United States.

     (i) Compliance. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company, each of Company and its Subsidiaries (i) has correctly categorized all Employees as either employees or independent contractors for federal tax purposes, and is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting their employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees; and (v) has provided Employees with the benefits to which they are entitled pursuant to the terms of all Benefit Plans.

     (j) No Prepayment or Prefunding. Company has not prepaid or prefunded any material welfare plan through a trust, reserve, premium stabilization or similar account, other than pursuant to any insurance contract which does not include a "FUND" as defined in Sections 419(e)(3) and (4) of the Code.

     SECTION 3.9. Absence of Certain Changes or Events. Except as disclosed in the Company Filed SEC Reports or as required or permitted by this Agreement, since December 31, 2000, the businesses of Company and its Subsidiaries have been conducted in all material respects in the ordinary course and from such date to the date of this Agreement there has not been any event, occurrence, development or state of circumstances or facts that would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Since December 31, 2000, no dividends or distributions have been declared or paid on or made with respect to the shares of capital stock or other equity interests of Company or its Subsidiaries nor have any such shares been repurchased or redeemed, other than dividends or distributions paid to Company or a Subsidiary.

     SECTION 3.10. Investigations; Litigation. Except as described in any of the Company Filed SEC Reports:

     (a) No Governmental Investigation. To the Knowledge of Company, no investigation or review by any Governmental Entity with respect to Company or any of its Subsidiaries which would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company is pending nor has any Governmental Entity notified Company in writing of an intention to conduct the same; and

     (b) No Actions. There are no actions, suits or proceedings pending (or, to Company's Knowledge, threatened) against or affecting Company or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign Governmental Entity which would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

     SECTION 3.11.  Proxy Statement; Registration Statement; Other
Information. None of the information with respect to Company or its Subsidiaries to be included in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective or at the time of any post-effective amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Company with respect to information supplied in writing by Parent or any Affiliate of Parent specifically for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 3.12.  Tax Matters.

     (a) Company Group Tax Returns. All federal, state, local and foreign returns, reports or similar statements (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax ("TAX RETURNS") required to be filed by or on behalf of Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Company or any of its Subsidiaries is a member (a "COMPANY GROUP") have been timely filed or requests for extensions of time to file such returns or reports have been timely filed and granted and have not expired, and all Tax Returns filed are complete and accurate, except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, transfer, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added ("TAXES") due and owing by Company, any Subsidiary of Company or any Company Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. There is no audit examination, deficiency assessment, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Company, any Subsidiary of Company or any Company Group, nor has Company or any Subsidiary of Company filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax, in each case, which would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. All assessments for Taxes due and owing by Company, any Subsidiary of Company or any Company Group with respect to completed and settled examinations or concluded litigation have been paid. Neither Company nor any Subsidiary of Company is a party to any tax indemnity agreement, tax sharing agreement or other agreement under which Company or any Subsidiary of Company could become liable to another person as a result of the imposition of a Tax upon any person, or the assessment or collection of such a Tax, except for such agreements as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. As soon as practicable after the public announcement of the Agreement, Company will provide Parent with written schedules of (i) the taxable years of Company for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Company and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failures to comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

     (b) Tax-Free Reorganization. Neither Company nor any of its Subsidiaries knows of any fact or has taken, or failed to take, any action that could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 3.13. Opinion of Financial Advisor. The Board of Directors of Company has received the opinion of Credit Suisse First Boston dated the date of this Agreement, to the effect that, as of such date, the Conversion Ratio is fair to the holders of Company Ordinary Common Stock from a financial point of view. A copy of the written opinion of Credit Suisse First Boston will be delivered to Parent as soon as practicable after the date of this Agreement.

     SECTION 3.14. Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock (with the holders of Company Ordinary Common Stock and the holders of Company Class B Common Stock voting together as a single class) is required to approve the Merger. No other vote of the stockholders of Company is required by law, the Company Certificate of Incorporation or Bylaws of Company or otherwise in order for Company to consummate the Merger and the transactions contemplated hereby.

     SECTION 3.15. Insurance. Company and its Subsidiaries have insurance policies, including without limitation fire, casualty and other liability insurance policies, that are customary for the industry in which it operates and such policies are in full force and effect, except for the failure to have or maintain in full force and effect such policies as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

     SECTION 3.16. Real Property; Title; Valid Leasehold Interests. Company has previously provided or made available to Parent a true and complete list of all real property owned by Company or its

Subsidiaries which is material to the business of Company and its Subsidiaries taken as a whole. Company or its Subsidiaries have good and marketable title to all such properties except where the failure to have such title would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. With respect to all leases for the use or occupancy of real estate owned by a third party to which Company or a Subsidiary is a party, such leases are in full force and effect as of the date of this Agreement, and no party thereto is in default or breach under any such lease except, in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

     SECTION 3.17. Collective Bargaining Agreements and Labor. Company has previously provided or made available to Parent all labor or collective bargaining agreements which pertain to a material number of the employees of Company and its Subsidiaries. There are no pending complaints, charges or claims against Company or its Subsidiaries filed with any public or governmental authority, arbitrator or court based upon the employment or termination by Company of any individual, except for such complaints, charges or claims which if adversely determined would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Further, there is no outstanding demand, and to the Knowledge of Company, no threat exists which would reasonably be expected to give rise to a demand, for recognition with respect to any Company employee by any labor organization.

SECTION 3.18.  Material Contracts.

     (a) Material Contracts. Neither Company nor any of its Subsidiaries has entered into any contract, agreement or other document or instrument (other than this Agreement) that is currently in effect and requires the remaining payment (regardless of the nature of such payment) over the term of such contract, agreement or other document or instrument (including, without limitation, during any automatic renewal periods) in excess of one million dollars ($1,000,000) (a "COMPANY MATERIAL CONTRACT") or any material amendment, modification or waiver under any Company Material Contract (other than any such amendments, modifications or waivers entered into following the date of this Agreement in connection with the transactions contemplated hereby).

     (b) Enforceability of Material Contracts. Each of the Company Material Contracts is valid and enforceable against Company in accordance with its terms, and there is no default under any Company Material Contracts either by Company or any of its Subsidiaries which is a party to such Company Material Contracts or, to the Knowledge of Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Company or, to the Knowledge of Company, any other party thereto. Neither Company nor any Subsidiary of Company has received any written notice of default or termination under any Company Material Contract.

     SECTION 3.19. Takeover Statute. The Board of Directors of Company has approved this Agreement and the transactions contemplated hereby (including the execution and delivery of the Voting Agreement) and, such approval constitutes approval of the Merger and the other transactions contemplated hereby (including the execution and delivery of the Voting Agreement) by the Board of Directors of Company under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement and the transactions contemplated hereby. To the Knowledge of Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

     SECTION 3.20. Transactions With Affiliates. Other than the transactions contemplated by this Agreement or except to the extent disclosed in the Company Filed SEC Reports, there have been no transactions, agreements, arrangements or understandings between Company or its Subsidiaries, on the one hand, and Company's Affiliates (other than Subsidiaries of Company) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     SECTION 3.21. Intellectual Property. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company:

          (a) Ownership of Intellectual Property. Company and each of its Subsidiaries owns and possesses all right, title and interest in and to, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property necessary for the operation of its business as currently conducted, all items of such Intellectual Property are valid, subsisting and enforceable, and Company is unaware of any fact which, individually or in the aggregate, could reasonably be determined to detrimentally affect the validity, ownership or enforceability of such items of Intellectual Property;

          (b) No Violation by Company. To Company's Knowledge, the activities of Company and its Subsidiaries, including the operation of Company's business as currently conducted by Company and its Subsidiaries, do not infringe or otherwise violate the Intellectual Property rights of any person and are in accordance in all material respects with any applicable license pursuant to which Company or any Subsidiary acquired the right to use any applicable Intellectual Property;

          (c) No Violation by Third Parties. To the Knowledge of Company, no person is challenging, infringing or otherwise violating any material right of Company or any of its Subsidiaries with respect to any Intellectual Property owned or used by Company or its Subsidiaries;

          (d) No Claims. Neither Company nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property owned or used by Company and its Subsidiaries and no action is pending in any administrative or judicial proceeding with respect to any Intellectual Property owned by Company and its Subsidiaries;

          (e) No Abandonment. To the Knowledge of Company, no Intellectual Property owned by Company or its Subsidiaries is being used or enforced in a manner that may result in the abandonment, cancellation or unenforceability of such Intellectual Property, except with respect to any such Intellectual Property which Company or any of its Subsidiaries has decided in its reasonable business judgment to abandon or permit to be cancelled;

          (f) No Judgments. To the Knowledge of Company, no item of Intellectual Property owned by Company is subject to any outstanding order, judgment or decree; and

          (g) Definition of Intellectual Property. For purposes of this Agreement, "INTELLECTUAL PROPERTY" will mean trademarks, service marks, brand names, trade dress, logos, trade names, domain names, corporate names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries, designs and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions, reexaminations or reissues thereof, in any jurisdiction; design registrations and applications, in any jurisdiction; nonpublic information, trade secrets and confidential information (including know-how, technical data, manufacturing and production processes and techniques, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings, computer software, and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

     SECTION 3.22. Company FCC Licenses; Operation of Company Licensed Facilities. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Company:

          (a) Company and its Subsidiaries have operated the television and radio stations for which Company and any of its Subsidiaries hold licenses from the FCC, in each case which are owned or operated by Company and its Subsidiaries (each a "COMPANY LICENSED FACILITY" and collectively, the "COMPANY LICENSED FACILITIES"), in compliance with the terms of the licenses issued by the FCC to

     Company and its Subsidiaries (the "COMPANY FCC LICENSES"), and in compliance with the Communications Act;

          (b) To the Knowledge of Company, each broadcast television and radio station for which Company or any of its Subsidiaries provides programming or advertising services pursuant to a local marketing or joint sales agreement (each a "COMPANY LMA FACILITY") and collectively, the "COMPANY LMA FACILITIES") has been operated in compliance with the terms of the licenses issued by the FCC to the owner of such Company LMA Facility (each a "COMPANY LMA FACILITY FCC LICENSE" and collectively, the "COMPANY LMA FACILITY FCC LICENSES");

          (c) Company has, and each of its Subsidiaries has, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to Company Licensed Facilities and has timely paid all FCC regulatory fees with respect thereto;

          (d) Company and each of its Subsidiaries have, and are the authorized legal holders of, all Company FCC Licenses necessary for or used in the operation of the business of Company Licensed Facilities;

          (e) To the Knowledge of Company, the third parties with which Company or its Subsidiaries have entered into local marketing agreements or joint sales agreements with respect to Company LMA Facilities have, and are the authorized legal holders of, the Company LMA Facility FCC Licenses necessary for or used in the operation of the business of the respective Company LMA Facility to which such local marketing or joint sales agreement relates;

          (f) All Company FCC Licenses and, to the Knowledge of Company, Company LMA Facility FCC Licenses, are validly held and are in full force and effect, unimpaired by any act or omission of Company, any of its Subsidiaries (or their respective predecessors) or their respective officers, employees or agents;

          (g) There is not before the FCC any investigation, proceeding, notice of violation or order of forfeiture relating to any Company Licensed Facility or Company LMA Facility;

          (h) No application, action or proceeding is pending for the renewal of any Company FCC Licenses or, to the Knowledge of Company, Company LMA Facility FCC License, and, to the Knowledge of Company, there is no basis for the FCC not to renew any of Company FCC Licenses or the Company LMA Facility FCC Licenses (other than proceedings to amend FCC rules or the Communications Act of general applicability to the broadcast industry);

          (i) There is not pending and, to the Knowledge of Company, there is not threatened any action by or before the FCC to revoke, suspend, cancel, rescind or modify any of Company FCC Licenses or any of the Company LMA Facility FCC Licenses (other than proceedings to amend FCC rules or the Communications Act of general applicability to the broadcast industry); and

          (j) Neither Company nor any of its Subsidiaries has any applications pending before the FCC.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as set forth in the disclosure letter delivered by Parent and Merger Sub to Company on the date of this Agreement (the "PARENT DISCLOSURE LETTER"), Parent and Merger Sub hereby jointly and severally represent and warrant to Company as follows:

     SECTION 4.1. Organization, Qualification, Etc. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. The copies of Parent's Articles of Incorporation, as amended, and Amended and Restated Bylaws and Merger Sub's charter and bylaws which have been made available to Company are complete and correct and in full force and effect on the date of this Agreement. Each of Parent's Significant Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Except as disclosed in Parent Filed SEC Reports, all the outstanding shares of capital stock of, or other ownership interests in, Parent's Significant Subsidiaries and Merger Sub are validly issued, fully paid and nonassessable and are owned by Parent, directly or indirectly, free and clear of all Liens, except for restrictions contained in credit agreements and similar instruments to which Parent is a party. Except as disclosed in the Parent Filed SEC Reports, there are no existing options (except for those set forth in Section 4.2 below), rights of first refusal, preemptive rights, calls or commitments of any character relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Significant Subsidiary of Parent or Merger Sub.

     SECTION 4.2. Capital Stock. The authorized capital stock of Parent consists of 1,500,000,000 shares of Parent Common Stock, par value $0.10 per share, and 2,000,000 shares of Class A Preferred Stock, par value $1.00 per share, and 8,000,000 shares of Class B Preferred Stock, par value $1.00 per share (such Class A Preferred Stock and the Class B Preferred Stock together, the "PARENT PREFERRED STOCK"). The shares of Parent Common Stock to be issued in the Merger or upon the exercise of Company stock options, warrants, conversion rights or other rights or upon vesting or payment of other Company equity-based awards thereafter will, when issued, be validly issued fully paid and nonassessable. As of September 21, 2001, 597,458,849 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding. All the outstanding shares of Parent Common Stock have been validly issued and are fully paid and nonassessable. As of September 21, 2001, there were no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating Parent to issue any shares of its capital stock other than options and other rights to receive or acquire an aggregate of up to 65,111,885 shares of Parent Common Stock pursuant to:

          (a) the 1984 Incentive Stock Option Plan of Parent;

          (b) the 1994 Non-Qualified Stock Option Plan;

          (c) Parent Director's Nonqualified Stock Option Plan;

          (d) the 1998 Stock Incentive Plan;

          (e) the 2001 Stock Incentive Plan;

          (f) the 2000 Employee Stock Purchase Plan;

          (g) various other option agreements with officers or employees of Parent or Parent's Subsidiaries, option assumption agreements, and incentive compensation grants;

          (h) Parent's 2 5/8% Senior Convertible Notes due 2003, convertible into Parent Common Stock;

          (i) Parent's 1 1/2% Senior Convertible Notes due 2002, convertible into Parent Common Stock;

          (j) the warrants of Jacor Communications, Inc. ("JACOR") assumed by Parent;

          (k) Jacor liquid yield option notes due 2001; and

          (l) Jacor liquid yield option notes due 2018.

     SECTION 4.3.  Corporate Authority Relative to This Agreement; No
Violation. Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and no other corporate or stockholder proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, the issuance of Parent Common Stock and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement has been duly and validly executed and delivered by the other parties hereto, this Agreement constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of them in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Neither Parent nor Merger Sub is subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or carrying out this Agreement, except for any breaches or violations which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Other than in connection with or in compliance with the provisions of the DGCL, the Securities Act, the Exchange Act, the HSR Act, the Communications Act, Section 4043 of ERISA, any non-United States competition, antitrust and investments laws and the securities, blue sky or antitrust laws of the various states, and, other than the filing of the Certificate of Merger with the Delaware Secretary of State and any necessary state filings to maintain the good standing or qualification of the Surviving Corporation, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Parent of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent; provided that Parent makes no representation with respect to such of the foregoing as are required by reason of the regulatory status of Company or any of its Significant Subsidiaries or facts specifically pertaining to any of them.

     SECTION 4.4. Reports and Financial Statements. Since January 1, 1999, Parent has timely filed all material reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC (collectively, the "PARENT SEC REPORTS"). As of their respective dates, the Parent SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing clause (ii) will not apply to the financial statements included in the Parent SEC Reports (which are covered by the following sentence). The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Parent SEC Reports (including any related notes and schedules) fairly present in all material respects the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that the unaudited financial statements therein do not contain all of the footnote disclosures required by GAAP).

     SECTION 4.5. No Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet, except liabilities or obligations (a) reflected in any of the Parent SEC Reports filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "PARENT FILED SEC REPORTS"), (b) incurred since December 31, 2000 in the ordinary course of business consistent with past practice or (c) which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     SECTION 4.6. No Violation of Law. The businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity (provided that no representation or warranty is made in this Section 4.6 with respect to Environmental Laws) except
(a) as described in any of the Parent Filed SEC Reports and (b) for violations which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     SECTION 4.7. Environmental Laws and Regulations. The representations and warranties set forth in this Section 4.7 will be the exclusive representations and warranties of Parent and Merger Sub with respect to the subject matter hereof. Except as described in any of the Parent Filed SEC Reports, and except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent:

          (a) Compliance with Laws. Parent and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Parent and its Subsidiaries of material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof;

          (b) Environmental Actions. Neither Parent nor any of its Subsidiaries has received written notice of, nor, to the Knowledge of Parent, is the subject of, any pending actions, causes of action, claims, investigations, demands or notices by any person alleging liability under or noncompliance with any Environmental Law or that Parent or any Subsidiary is a potentially responsible party at any Superfund site or state-equivalent site; and

          (c) Material Compliance. To the Knowledge of Parent, there are no circumstances that are reasonably likely to prevent or interfere with compliance with Environmental Laws by Parent or its Subsidiaries in the future.

     SECTION 4.8. Absence of Certain Changes or Events. Except as disclosed in the Parent Filed SEC Reports or as required or permitted by this Agreement, since December 31, 2000, the businesses of Parent and its Subsidiaries have been conducted in all material respects in the ordinary course and from such date to the date of this Agreement there has not been any event, occurrence, development or state of circumstances or facts that would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Since December 31, 2000, no dividends or distributions have been declared or paid on or made with respect to the shares of capital stock or other equity interests of Parent nor have any such shares been repurchased or redeemed.

     SECTION 4.9. Investigations; Litigation. Except as described in any of the Parent Filed SEC Reports:

          (a) No Governmental Investigations. To the Knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries which would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent is pending nor has any Governmental Entity notified Parent in writing of an intention to conduct the same; and

          (b) No Actions. There are no actions, suits or proceedings pending (or, to Parent's Knowledge, threatened) against or affecting Parent or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign Governmental Entity which would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     SECTION 4.10.  Proxy Statement; Registration Statement; Other
Information. None of the information with respect to Parent or its Significant Subsidiaries to be included in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective or at the time of any post-effective amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Merger Sub with respect to information supplied in writing by Company or any Affiliate of Company specifically for inclusion in the Proxy Statement or the Registration Statement. Each of the Proxy Statement and the Registration Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 4.11.  Tax Matters.

     (a) Parent Group Tax Returns. All federal, state, local and foreign Tax Returns required to be filed by or on behalf of Parent, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Parent or any of its Subsidiaries is a member (a "PARENT GROUP") have been timely filed or requests for extensions of time to file such returns or reports have been timely filed and granted and have not expired, and all Tax Returns filed are complete and accurate, except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. All Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. There is no audit examination, deficiency assessment, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Group, nor has Parent or any Subsidiary of Parent filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax, in each case, which would, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. All assessments for Taxes due and owing by Parent, any Subsidiary of Parent or any Parent Group with respect to completed and settled examinations or concluded litigation have been paid. Neither Parent nor any Subsidiary of Parent is a party to any tax indemnity agreement, tax sharing agreement or other agreement under which Parent or any Subsidiary of Parent could become liable to another person as a result of the imposition of a Tax upon any person, or the assessment or collection of such a Tax, except for such agreements as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. As soon as practicable after the public announcement of the Merger Agreement, Parent will provide Company with written schedules of (i) the taxable years of Parent for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Parent and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Merger Sub is a direct, wholly-owned subsidiary of Parent formed solely for the purpose of effecting the Merger and has conducted no activity and has incurred no liability or obligation other than as contemplated by this Agreement.

     (b) Tax-Free Reorganization. Neither Parent nor any of its Subsidiaries knows of any fact or has taken, or failed to take, any action that could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.1. Conduct of Business by Company or Parent. Prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except as consented to in writing by the other parties hereto (which consent will not be unreasonably withheld), as set forth in the Company Disclosure Letter or the Parent Disclosure Letter or as may be permitted pursuant to this Agreement:

          (a) Covenants of Company.  Company:

             (i) will, and will cause each of its Subsidiaries to, conduct its operations in all material respects according to their ordinary and usual course of business;

             (ii) will, and will cause each of its Significant Subsidiaries to, use reasonable efforts to (A) preserve intact its business organizations and goodwill, (B) keep available the services of its officers and employees as a group, and (C) maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them;

             (iii) will notify Parent as soon as practicable of any emergency or other change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries' respective properties and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority;

             (iv) will not authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock;

             (v) except for the agreements or arrangements relating to the retention and severance plans and arrangements set forth in Section 3.8(f) of the Company Disclosure Letter, will not, and will not permit any of its Subsidiaries to, enter into or amend any employment, severance or similar agreements or arrangements with any of their respective directors or executive officers;

             (vi) will not, and will not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination, any acquisition of a material amount of assets or securities, any disposition of assets or securities or any release or relinquishment of any material contract rights, in each case, except in the ordinary course;

             (vii) will not propose or adopt any amendments to its certificate of incorporation or bylaws;

             (viii) will not, and will not permit any of its Subsidiaries to,
        (A) issue any shares of their capital stock, except upon exercise of rights or options issued pursuant to existing employee incentive or benefit plans, programs or arrangements and nonemployee director plans (including, without limitation, shares issued in connection with stock grants or awards or the exercise of rights or options granted in the ordinary course of business consistent with past practice pursuant to such plans, programs or arrangements) or (B) effect any stock split not previously announced or (C) otherwise change its capitalization as it existed on September 21, 2001, except as contemplated herein;

             (ix) will not, and will not permit any of its Subsidiaries to, grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date of this Agreement, to acquire any shares of its capital stock (other than rights under the ESPP for offering periods beginning after the date of this Agreement or agreements or arrangements entered into as permitted by clause (v) of this Section 5.1(a));

             (x) will not, and will not permit any of its Subsidiaries to, purchase or redeem any shares of its stock or pay any cash bonuses (except for cash bonuses pursuant to agreements or employee incentive or benefit plans, programs or arrangements or non-employee director plans existing on the date of this Agreement or agreements or arrangements entered into as permitted by clause (v) of this Section 5.1(a)); provided, however, Company may adopt a bonus plan as an incentive to employees to remain with Company through and until the Closing Date in an amount to be mutually agreed to by Parent and Company;

             (xi) will not, and will not permit any of its Subsidiaries to, amend the terms of their respective employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements in existence on the date of this Agreement (except as required by law or to maintain tax-qualified status), or adopt any new employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements (except for agreements or arrangements entered into as permitted by clause (v) of this Section 5.1(a)); provided, however,

        Company may change the renewal date on which plan premiums are adjusted under Company's medical and dental plans from November to January;

             (xii) will not, and will not permit any of its Subsidiaries to, incur any additional indebtedness for borrowed money, except for indebtedness (A) in connection with interest payments on any of Company's outstanding public debt, or (B) pursuant to credit facilities, indentures and other arrangements in existence on the date of this Agreement;

             (xiii) will not, and will not permit any of its Subsidiaries to, incur any capital expenditures in excess of five million dollars ($5,000,000), except for amounts budgeted for in Company's capital budgets previously provided to Parent;

             (xiv) will not, and will not permit any of its Subsidiaries to, except with respect to sign location related contracts or leases, sales or advertising contracts or other agreements contemplated by or permitted pursuant to this Agreement, enter into any Company Material Contract;

             (xv) will not, and will not permit any of its Subsidiaries to, enter into an agreement with any Affiliate of Company, any family member of any Affiliate of Company or any stockholder who owns more than 10% of the outstanding capital stock of Company;

             (xvi) will not, and will not permit any of its Subsidiaries to, make any material Tax election or settle or compromise any material Tax liability;

             (xvii) will not, unless required by law, rule or regulation, call any meeting of the stockholders of Company, regardless of whether a special meeting or otherwise, until this Agreement is terminated in accordance with its terms; and

             (xviii) will not, and will not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions in paragraphs (iv)-(xvii) above or take any action which would make any representation or warranty in Article III hereof untrue or incorrect.

          (b) Covenants of Parent.  Parent:

             (i) will, and will cause each of its Subsidiaries to, conduct its operations, in all material respects, according to their ordinary and usual course of business; provided, however, that nothing contained in this proviso will limit Parent's ability to authorize or propose, or enter into, an agreement with respect to any acquisitions or to issue any debt or equity securities;

             (ii) will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement;

             (iii) will not authorize or pay any cash dividends on or make any cash distribution with respect to its outstanding shares of stock; and

             (iv) will not, and will not permit any of its Subsidiaries to agree, in writing or otherwise, to take any of the foregoing actions listed in clause (iii) or take any action which would make any representation or warranty in Article IV hereof untrue or incorrect.

     SECTION 5.2.  Proxy Material; Registration Statement.

     (a) Proxy and Registration Statement. As promptly as practicable after the execution of this Agreement, Company will prepare and file with the SEC a proxy statement relating to the meeting of Company's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to Company's stockholders, the "PROXY STATEMENT") and Parent will prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of Company pursuant to the Merger. Each of

Parent and Company will use its reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent will take all or any action required under any applicable federal or state securities laws in connection with the issuance of share of Parent Common Stock in the Merger. Each of Parent and Company will furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement will become effective, Company will mail the Proxy Statement to its stockholders. The Proxy Statement will include the recommendation of the Board of Directors of Company in favor of the Merger (subject to Section 5.10 hereof).

     Subject to Section 5.10 hereof, neither the Proxy Statement nor the Registration Statement will be filed with the SEC by, and no amendment or supplement to the Proxy Statement or the Registration Statement will be made by, Parent or Company without the approval of the other party (which approval will not be unreasonably withheld or delayed). Parent and Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     (b) Accuracy of Information Furnished by Parent. The information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement will not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Company, (iii) the time of the Company Special Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any of its officers or directors should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent will promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (c) Accuracy of Information Furnished by Company. The information supplied by Company for inclusion in the Registration Statement and the Proxy Statement will not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Company, (iii) the time of the Company Special Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any of its officers or directors should be discovered by Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Company will promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     SECTION 5.3. Stockholders' Meeting. Company will, in accordance with applicable law and the Company Certificate of Incorporation and its Bylaws duly call, give notice of, convene and hold a special meeting (which, as may be duly adjourned, the "COMPANY SPECIAL MEETING") of its stockholders for the purpose of approving and adopting the agreement of merger (as such term is used in Section 251 of the DGCL) set forth in this Agreement and approving the Merger, in each case by the holders of a majority of the voting power of the outstanding shares of Company Common Stock (with the holders of Company Ordinary Common Stock and the holders of Company Class B Common Stock voting together as a single class) (the "COMPANY STOCKHOLDER APPROVAL"). Company will use its reasonable efforts to cause the Company Special Meeting to occur within seventy five (75) days after the date on which the Registration Statement becomes effective, but not earlier than twenty (20) business days after the date the Proxy Statement is first mailed to stockholders. Company will include in the Proxy Statement the recommendation of its Board of Directors ("COMPANY BOARD RECOMMENDATION") that its stockholders vote in favor of the Company Stockholder Approval, subject to the right to withdraw, modify or change such recommendation in accordance with
Section 5.10 of this Agreement. If, after the Initial Period, the Board of Directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or resolves to do any of the foregoing, Company will nevertheless remain obligated to call, give notice of, convene and hold the Company Special Meeting within the time period specified above. Company will (a) cause its transfer agent to make stock transfer records relating to Company available to the extent reasonably necessary to effectuate the intent of this Agreement, and (b) otherwise render reasonable assistance to Parent in the solicitation of proxies by Parent in favor of approval of this Agreement and the Merger; provided, however, Company will not be obligated to take the actions under clause (b) if Company has taken any of the actions contemplated by the second sentence of Section 5.10(d).

     SECTION 5.4.  Approvals and Consents; Cooperation.

     (a) Approvals and Consents. Company and Parent will together, or pursuant to an allocation of responsibility to be agreed upon between them:

          (i) as soon as is reasonably practicable take all such action as may be required under state blue sky or securities laws in connection with the transactions contemplated by this Agreement;

          (ii) promptly prepare and file with the New York Stock Exchange, Inc. (the "NYSE") and such other stock exchanges as will be agreed upon listing applications covering the shares of Parent Common Stock issuable in the Merger or upon exercise of Company stock options, warrants, conversion rights or other rights or vesting or payment of other Company equity-based awards and use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject only to official notice of issuance;

          (iii) in addition to their respective obligations contained in Section 5.8, cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and

          (iv) cooperate with one another in obtaining opinions of Dewey Ballantine LLP, special counsel to Company, and Akin, Gump, Strauss, Hauer, & Feld, L.L.P., counsel to Parent, dated as of the Closing Date, to the effect that the Merger qualifies as a reorganization under the provisions of Section 368(a) of the Code. In connection therewith, each of Company and Parent will deliver to Dewey Ballantine LLP and Akin, Gump, Strauss, Hauer, & Feld, L.L.P. such representation letters as reasonably requested by Dewey Ballantine LLP and Akin, Gump, Strauss, Hauer & Feld, L.L.P.

     (b) Cooperation. Subject to the limitations contained in Section 5.2, Company and Parent will each furnish to one another and to one another's counsel all such information as may be reasonably required in order to effect the foregoing actions and each represents and warrants to the other that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in light of the circumstances under which it is so furnished, not misleading.

     SECTION 5.5. Access to Information; Confidentiality. As permitted by law, Company will afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all the properties, books, contracts, commitments and records of Company and its subsidiaries, and during such period, Company will furnish promptly to Parent
(a) a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of applicable federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, that Parent will use its reasonable efforts to minimize the disruption to the operations of the business of Company. Notwithstanding anything to the contrary in this Agreement, neither Company nor any or its Subsidiaries will be required to disclose any information to Parent or its authorized representatives if doing so could violate any federal, state, local or foreign law, rule or regulation to which Company or any of its Subsidiaries is subject. Parent will keep such information provided to it by Company confidential in accordance with the terms of the Confidentiality Agreement, dated August 7, 2001, between Parent and Company (the "CONFIDENTIALITY AGREEMENT").

     SECTION 5.6. Affiliates. Company will, prior to the Effective Time, deliver to Parent a list (reasonably satisfactory to counsel for Parent), setting forth the names and addresses of all persons who are, at the time of the Company Special Meeting, in Company's reasonable judgment, "AFFILIATES" of Company for purposes of Rule 145 under the Securities Act. Company will make available for inspection such information and documents as Parent may reasonably request for the purpose of reviewing such list. Company will use its reasonable efforts to cause all persons who (a) are, on the date of this Agreement, "AFFILIATES" of Company (for purposes of Rule 145 under the Securities Act) to execute and deliver to Parent not later than ten (10) days prior to the date of the Company Special Meeting, a written agreement substantially in the form attached as Exhibit 5.6, with such modifications as may be appropriate, and (b) become "AFFILIATES" of Company (for purposes of Rule 145 under the Securities
Act) after the date of the Company Special Meeting to execute and deliver to Parent not later than five (5) days prior to the Closing Date a written agreement substantially in the form attached as Exhibit 5.6, with such modifications as may be appropriate.

     SECTION 5.7.  Rights Under Stock Plans.

     (a) Assumption of Options by Parent. At the Effective Time, each outstanding option to purchase shares of Company Common Stock ("OPTION") granted under the Employee Stock Option Plan or otherwise, which is outstanding immediately prior to the Effective Time, whether or not then exercisable, will vest and become exercisable and will be assumed by Parent and deemed to constitute an option to acquire, on the same terms and conditions, mutatis mutandis (including without limitation adjustments for any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction), as were applicable under such Option or agreement prior to the Effective Time, the number of shares of Parent Common Stock as the holder of such Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time (not taking into account whether or not such Option was in fact exercisable) at a price per share equal to (i) the aggregate exercise price for Company Common Stock purchasable pursuant to such Option divided by (ii) the Conversion Ratio; provided, that the number of shares of Parent Common Stock that may be purchased upon exercise of any such Option or agreement will not include any fractional share and, upon exercise of such Option or agreement, a cash payment will be made for any fractional share based upon the last sale price per share of Parent Common Stock on the trading day immediately preceding the date of exercise. From and after the Effective Time, Parent and the Surviving Corporation will comply with the terms of the Employee Stock Option Plan and the agreements governing any Options. The adjustments provided herein with respect to any Options that are "INCENTIVE STOCK OPTIONS" (as defined in Section 422 of the Code) will be effected in a manner consistent with Section 424(a) of the Code.

     (b) Reservation of Shares; Form S-8. Parent will cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Options in accordance with this Section 5.7. As promptly as practicable after the Effective Time, Parent will cause Parent Common Stock subject to assumed Options to be registered under the Securities Act pursuant to a registration statement on Form S-8 (or any successor or other appropriate forms) and will use its reasonable efforts to cause the effectiveness of such registration statement (and current status of the prospectus or prospectuses contained therein) to occur promptly after the Effective Time and to be maintained for so long as such Options remain outstanding.

     (c) Employee Stock Purchase Plan. Prior to the Closing Date, Company will take all necessary action pursuant to the ESPP to provide that, on the business day prior to the Closing Date (the "PURCHASE DATE"), the ESPP will be terminated and no further offering will be made and that all amounts allocated to each participant's account under the ESPP will thereupon, at the election of the participant either (i) be used to purchase from Company newly-issued whole shares of Company Ordinary Common Stock at a price equal to 90% of the closing price per share of Company Ordinary Common Stock on the first day of the then-current offering period, or on the Purchase Date, whichever is less, or
(ii) refunded to the participant. At the Effective Time, any shares of Company Ordinary Common Stock so purchased will be treated as provided in Section 2.3 of this Agreement.

     (d) Non-employee Directors' Equity Compensation Plan. Prior to the Closing Date, Company will take all necessary action pursuant to its Non-employee Directors' Equity Compensation Plan to provide that, on the Purchase Date, the Non-employee Directors' Equity Compensation Plan will be terminated and that all amounts deferred under the Non-employee Directors' Equity Compensation Plan for the plan quarter in which the Purchase Date occurs will be used to purchase newly-issued whole shares of Company Ordinary Common Stock in accordance with the terms of the Plan as if the Purchase Date was a "QUARTER DATE" (as defined under the Non-employee Directors' Equity Compensation Plan). At the Effective Time, any shares of Company Ordinary Common Stock so purchased will be treated as provided in Section 2.3 of this Agreement.

     SECTION 5.8.  Filings; Other Action.

     (a) Governmental Approvals. Subject to the terms and conditions herein provided, Company and Parent will (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act and the Communications Act, (ii) use reasonable efforts to cooperate with one another in
(A) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and
(iii) use reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the FCC, the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust, competition or communications laws with respect to the transactions contemplated hereby.

     (b) Other Antitrust Matters. Without limiting the generality of the undertakings pursuant to this Section 5.8, Parent and Company agree to take or cause to be taken the following actions: (i) provide promptly to Governmental Entities with regulatory jurisdiction over enforcement of any applicable antitrust laws ("GOVERNMENT ANTITRUST ENTITY") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; (ii) without in any way limiting the provisions of Section 5.8(a)(i) above, file any Notification and Report Form and related material required under the HSR Act as soon as practicable after the date of this Agreement, and, if deemed advisable by Parent, thereafter use its reasonable efforts to certify as soon as practicable its substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act; and
(iii) the proffer by each of Parent and Company of its willingness to (A) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, such assets, categories of assets or businesses of Company or its Subsidiaries or, if deemed advisable by Parent, of Parent or its Subsidiaries,
(B) terminate such existing relationships and contractual rights and obligations of Company, and (C) amend or terminate such existing licenses or other intellectual property agreements and enter into such new licenses or other intellectual property agreements of Company (and, in each case, to enter into agreements with the relevant Government Antitrust Entity with respect thereto) in each case with respect to the foregoing clauses (A),
(B) or (C) (each an "ANTITRUST DIVESTITURE CONDITION"), if such action is necessary to avoid or prevent any action by any Government Antitrust Entity which would restrain, enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement; provided, however, that the consummation of each such action or transaction contemplated by this clause
(iii) will be conditioned on consummation of the Merger. Each of Company and Parent will keep the other informed of any material communication (including, without limitation, any meeting, conference or telephonic call) and will provide to the other copies of all correspondence between it (or its advisors) and any Government Antitrust Entity relating to this Agreement or any of the matters described in this Section 5.8(b), and each of Company and Parent will permit the other to review any material communication to be given by it to any Government Antitrust Entity. Without limiting the immediately preceding sentence, Company will consult with Parent in advance (to the extent practicable on any call initiated by any Antitrust Government Entity) of any telephonic call, meeting or conference with any Government Antitrust Entity and, to the extent permitted by such Government Antitrust Entity, give Parent the opportunity to attend and participate in such telephonic calls, meetings and conferences. Company agrees to use its reasonable efforts to ensure that all telephonic calls and meetings with a Government Antitrust Entity regarding the transactions contemplated hereby or any of the matters described in this Section 5.8(b) will include representatives of Parent. Except as expressly provided in this Section 5.8(b)
(i) no failure by Parent or Company to obtain termination of the waiting period under the HSR Act will be deemed to be a breach hereunder, and (ii) no Antitrust Divestiture Condition imposed or requested by any Governmental Entity will excuse Company or Parent from its obligation to consummate the transactions contemplated hereby, provided that no Antitrust Divestiture Condition is, in Parent's judgment, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent or Company and that each Antitrust Divestiture Condition is conditioned upon the consummation of the Merger. Parent will be principally responsible for and in control of the process of dealing with any Government Antitrust Entity with respect to the transactions contemplated hereby, including the timing (subject to the express limitations on timing set forth in this Section 5.8(b)), negotiation and determination of any actions proposed to be taken by Company or Parent or either's respective Subsidiaries. Without limiting the foregoing, with respect to any television or radio stations or outdoor advertising assets owned or operated by Company or any of its Subsidiaries that are identified by Parent, if requested by Parent, Company will provide prospective buyers with customary access and due diligence information, subject to customary confidentiality arrangements reasonably satisfactory to Company, and will enter into divestiture purchase agreements, the consummation of which will be conditioned upon the consummation of the Merger. Notwithstanding the foregoing in this Section 5.8(b), neither of Parent or Company will be required to take any action under this Section 5.8(b)that is inconsistent with applicable law.

     (c) FCC Approvals. Without limiting the generality of the undertakings pursuant to this Section 5.8, Parent and Company agree to take or cause to be taken the following actions: (i) provide promptly to the FCC information and documents requested by the FCC or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, and thereafter use its reasonable efforts to comply with any requests for additional information or documentary material that may be made under the Communications Act; and (ii) the proffer by each of Parent and Company of its willingness to
(A) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, or transfer to an interim custodian, such assets, categories of assets or businesses of Company or its Subsidiaries or, if deemed advisable by Parent, of Parent or its Subsidiaries, and (B) terminate such existing relationships and contractual rights and obligations of Company and (and, in each case, to enter into agreements with the FCC giving effect thereto) in each case with respect to the foregoing clauses (A) or (B) (each an "FCC DIVESTITURE CONDITION"), if such action is necessary or reasonably advisable for the purpose of promptly obtaining the FCC's approval of the transactions contemplated by this Agreement; provided, however, that the consummation of each such action or transaction contemplated by this clause (ii) will be conditioned on consummation of the Merger. Each of Company and Parent will keep the other informed of any material communication (including, without limitation, any meeting, conference or telephonic call), and will provide the other copies of all correspondence between it (or its advisors) and the FCC, and each of Company and Parent will permit the other to review any material communication to be given by it to the FCC. Without limiting the immediately preceding sentence, Company will consult with Parent in advance (to the extent practicable on any call initiated by the FCC) of any telephonic call, meeting or conference with, the FCC and, to the extent permitted by the FCC, give Parent the opportunity to attend and participate in such telephonic calls, meetings and conferences. Company agrees to use its reasonable efforts to ensure that all telephonic calls and meetings with the FCC regarding the transactions contemplated hereby or any of the matters described in this Section 5.8(c) will include representatives of Parent. Except as expressly provided in this Section 5.8(c), no FCC Divestiture Condition imposed or requested by the FCC will excuse Company or Parent from its obligation to consummate the transactions contemplated hereby, provided that no FCC Divestiture Condition is, in Parent's judgment, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent or Company and that each FCC Divestiture Condition is conditioned upon the consummation of the Merger. Parent will be principally responsible for and in control of the process of dealing with the FCC with respect to the transactions contemplated hereby, including the timing (subject to the express limitations on timing set forth in this Section 5.8(c)), negotiation and determination of any actions proposed to be taken by Company or Parent or either's respective Subsidiaries. Without limiting the foregoing, (i) the FCC applications contemplated herein will include a request for a twelve-month waiver of the FCC's radio-television cross-ownership rule, and (ii) with respect to any television or radio stations owned or operated by Company or any of its Subsidiaries that are identified by Parent, if requested by Parent, Company will provide prospective buyers with customary access and due diligence information, subject to customary confidentiality arrangements reasonably satisfactory to Company, and will enter into divestiture purchase agreements, the consummation of which will be conditioned upon the consummation of the Merger. Notwithstanding the foregoing in this Section 5.8(c), neither of Parent or Company will be required to take any action under this Section 5.8(c) that is inconsistent with applicable law.

     SECTION 5.9. Further Assurances. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the proper officers of Company and Parent will use reasonable efforts to take all such necessary action.

     SECTION 5.10.  No Solicitation.

     (a) No Solicitation. Company agrees that from the date of this Agreement through the Effective Time, it will not, directly or indirectly, nor will it permit any of its Subsidiaries to, nor will it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative of, Company or any of its Subsidiaries (collectively, the "COMPANY REPRESENTATIVES") to directly or indirectly through another person, solicit or initiate or knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal, or participate in any substantive discussions or negotiations regarding, or furnish to any Person any information with respect to any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or approve, endorse or recommend any Acquisition Proposal, or enter into any letter of intent, agreement in principle, acquisition agreement or other document or contract contemplating or otherwise relating to an Acquisition Proposal; provided, however, that the foregoing will not prohibit Company until the expiration of the Initial Period from furnishing information to or entering into substantive discussions or negotiations with any person that makes an unsolicited bona fide proposal to enter into a business combination with Company pursuant to an Acquisition Proposal which the Board of Directors of Company in good faith determines is a Superior Proposal or which the Board of Directors of Company in good faith determines could reasonably be expected to lead to a Superior Proposal, so long as:

          (i) prior to furnishing any information to, or entering into substantive discussions with, such a person Company provides written and oral notice to Parent to the effect that it is furnishing information to, or entering into substantive discussions with, a person from whom Company will have received an executed confidentiality agreement in form and substance similar to the Confidentiality Agreement prior to furnishing such information;

          (ii) such notice will include the terms and conditions of such Acquisition Proposal or any agreement proposed by, or any information supplied to, any such person;

          (iii) simultaneously with furnishing any nonpublic information to any such person, Company furnishes such nonpublic information to Parent (to the extent that such nonpublic information has not been previously furnished by Company to Parent);

          (iv) Company, its Subsidiaries and Company Representatives are in compliance with the provisions of this Section 5.10 in all material respects;

          (v) such unsolicited bona fide proposal is made by a third party that the Board of Directors of Company determines in good faith has the financial capability to consummate a Superior Proposal; and

          (vi) the Board of Directors of Company, after consulting with outside legal counsel to Company, determines in good faith that such action is consistent with the fiduciary duties of the Board of Directors of Company to stockholders of Company under applicable law.

     Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in Section 5.10(a)(i)-(vi) by any Company Representative will be deemed to be a breach of this Section 5.10 by Company. For purposes of this Agreement, (A) "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in (whether or not in writing and whether or not delivered to Company's stockholders generally), from any person relating to any
(i) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Company and its Subsidiaries taken as a whole, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Company and its Subsidiaries, taken as a whole (each, a "MATERIAL SUBSIDIARY"), (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% more of any class of equity securities of Company or of any of its Material Subsidiaries, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or similar transaction involving Company or any of its Material Subsidiaries, other than the transactions contemplated by this Agreement and (B) "SUPERIOR PROPOSAL" means an Acquisition Proposal which the Board of Directors of Company in good faith determines (after consultation with a financial advisor of nationally recognized reputation and after taking into account all factors deemed relevant by the Board of Directors of Company, including but not limited to timing, breakup fees, expense reimbursement provisions, type of consideration and conditions to consummation) that the consideration to the then holders of Company Common Stock is superior from a financial point of view to the consideration provided for in this Agreement.

     (b) Notification. Company will notify Parent in writing of the fact that it received inquiries, offers or proposals with respect to an Acquisition Proposal within 24 hours after Company obtains Knowledge of the receipt thereof and Company will use all reasonable efforts to inform Parent promptly of all material developments with respect to the status and the terms of any such substantive discussions or negotiations (including without limitation the identity of the person with whom such substantive discussions are being held) and uses its reasonable efforts to provide Parent copies of such written proposals and any material amendments or revisions thereto or material correspondence related thereto. Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any other person that have been conducted heretofore with respect to a potential Acquisition Proposal. Company agrees to inform Company Representatives of the obligations undertaken in this Section 5.10; provided, however, that nothing contained in this Agreement will prevent the Board of Directors of Company from referring any third-party to this Section 5.10.

     (c) No Release or Waiver or Approval. Company agrees not to (i) release or permit the release of any person from, or to waive or permit the waiver of any provision of, any confidentiality, "STANDSTILL" or similar agreement to which Company or any of its Subsidiaries is a party, and will use its reasonable efforts to enforce or cause to be enforced each such agreement at the request of Parent, and (ii) approve of any "BUSINESS COMBINATION" or any transaction in which a person or entity becomes an "INTERESTED STOCKHOLDER" of Company (in each case, as defined in Section 203 of the DGCL) other than such approval (A) given in connection with the Merger or (B) which by its terms becomes effective only upon the termination of this Agreement in compliance with the terms of Section 7.1(i).

     (d) No Action to be Taken. Except as expressly permitted by this Section 5.10, neither the Board of Directors of Company nor any committee thereof will
(i) withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to Parent, the approval or recommendation by such Board of Directors of the Merger or this Agreement or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Company's stockholders under applicable law, the Board of Directors of Company may take any action otherwise prohibited by the immediately preceding sentence.

     (e) Compliance with Exchange Act and Disclosure Obligations. Nothing contained in this Section 5.10 will prohibit Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act, from engaging in discussions with any person for the sole purpose of clarifying a bona fide unsolicited proposal or from making any disclosure to Company's stockholders if, in the good faith judgment of the Board of Directors of Company, after consultation with outside counsel, failure to so discuss or disclose would be inconsistent with its or the Board of Directors' obligations under applicable law.

Section 5.11.  Director and Officer Liability.

     (a) Survival of Indemnification. Parent, Merger Sub and Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee as provided in the Company Certificate of Incorporation, Bylaws of Company or any Indemnity Agreement will survive the Merger and continue in full force and effect. To the extent permitted by (i) the DGCL, or
(ii) the Company Certificate of Incorporation and the Bylaws of Company, advancement of Indemnitee Expenses pursuant to this Section 5.11 will be mandatory rather than permissive and the Surviving Corporation and Parent will advance Indemnitee Costs in connection with such indemnification. Parent will, and will cause the Surviving Corporation to, expressly assume and honor in accordance with their terms any agreement providing for indemnification by Company or any Subsidiary of Company of any Indemnitee previously made available for inspection by Parent in effect on the date of this Agreement (including any indemnity provisions contained in any agreement providing for the registration of securities) (each, an "INDEMNITY AGREEMENT").

     (b) Indemnification by Parent and Surviving Corporation. In addition to the other rights provided for in this Section 5.11 and not in limitation thereof, from and after the Effective Time, Parent will, and will cause the Surviving Corporation to, to the fullest extent permitted by applicable law, (i) indemnify and hold harmless the individuals who on or prior to the Effective Time were officers, directors or employees of Company or any of its Subsidiaries, and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees (collectively, the "INDEMNITEES") against all losses, Indemnitee Expenses (as hereinafter defined), claims, damages, liabilities, judgments, or amounts paid in settlement (collectively, "INDEMNITEE COSTS") in respect to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative based on, or arising out of or relating to the fact that such person is or was a director, officer or employee of Company or any of its Subsidiaries and arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) (an "INDEMNIFIABLE CLAIM") and (ii) advance to such Indemnitees all Indemnitee Expenses incurred in connection with any Indemnifiable Claim promptly after receipt of reasonably detailed statements therefor; provided, that, the person to whom Indemnitee Expenses are to be advanced would be required to repay such advances if it is ultimately determined that such person is not entitled to indemnification from Parent or the Surviving Corporation. Parent will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld or delayed). Except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees. For the purposes of this Section 5.11, "INDEMNITEE EXPENSES"will include reasonable attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim.

     (c) Binding Effect on Successors and Assigns. Notwithstanding any other provisions hereof, the obligations of Company, the Surviving Corporation and Parent contained in this Section 5.11 will be binding upon the successors and assigns of Parent and the Surviving Corporation. In the event Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or (ii) transfers all or substantially all of its properties or assets to any person, then, and in each case, proper provision will be made so that successors and assigns of Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.11.

     (d) Termination or Modification of Indemnification Obligations. The obligations of Company, the Surviving Corporation, and Parent under this Section
5.11 will not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 5.11 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 5.11 applies will be third party beneficiaries of this Section 5.11).

     (e) Advancement of Indemnitee Expenses. Parent will, and will cause the Surviving Corporation to, advance all Indemnitee Expenses to any Indemnitee incurred by enforcing the indemnity or other obligations provided for in this
Section 5.11.

     (f) Continuation of Insurance Policy. For a period of six years after the Effective Time, Parent will cause to be maintained in effect the current directors and officers liability insurance policies maintained by Company (provided that Parent may substitute policies of at least the same coverage with other terms and conditions that are no less advantageous to the Indemnitee, and provided further that the annual premiums to be paid with respect to the maintenance of such policies during such six year period will not exceed one hundred fifty percent (150%) of the annual premium paid by Company for such policies as of the date of this Agreement with respect to claims arising from facts or events that occurred prior to the Effective Time.

     SECTION 5.12. Accountants' "Comfort" Letters. Company and Parent will each use reasonable efforts to cause to be delivered to each other letters from their respective independent accountants, dated a date within two business days before the effective date of the Registration Statement, in form reasonably satisfactory to the recipient and customary in scope for comfort letters delivered by independent accountants in connection with registration statements on Form S-4 under the Securities Act.

     SECTION 5.13. Additional Reports. Company and Parent will each furnish to the other copies of any reports which it files with the SEC on or after the date of this Agreement, and Company and Parent, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing will not apply to the financial statements contained therein (which are covered by the following sentence). Any consolidated financial statements included in such reports (including any related notes and schedules) will fairly present in all material respects the financial position of Company and its consolidated Subsidiaries or Parent and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and except that such financial statements will not include all of the notes required by GAAP).

     SECTION 5.14. Plan of Reorganization. This Agreement constitutes a "PLAN OF REORGANIZATION" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto will use its reasonable efforts to cause the Merger to qualify, and will not take, or fail to take, any action or cause, or fail to cause, any action to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of
Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their Affiliates will take, or fail to take, any action or cause, or fail to cause, any action to be taken which could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

     SECTION 5.15. Conveyance Taxes; Fees. Each of Parent and Company, respectively, will timely pay any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes or fees not including any income tax, gross receipt tax or any similar tax measured with respect to gross or net income (collectively, the "CONVEYANCE TAXES") imposed on it at or prior to the Effective Time in connection with the transactions contemplated hereunder that are required to be paid in connection therewith. Parent and Company will cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any such Conveyance Taxes.

     SECTION 5.16. Public Announcements. Unless otherwise required by applicable law or the requirements of any listing agreement with any applicable stock exchange, Parent and Company will each use their reasonable efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated by this Agreement and will not issue any such press release or make any such public statement prior to such consultation.

     SECTION 5.17. Employee Benefits. Until December 31 of the calendar year in which the Closing occurs, Parent will provide or cause to be provided to the current employees of Company (the "CURRENT EMPLOYEES") benefits that are comparable in the aggregate (other than plans or benefits providing for the issuance of Company stock) to the benefits currently provided to the Current Employees, and thereafter will provide the Current Employees with benefits comparable to those provided to similarly-situated employees of Parent. From and after the Closing Date, Parent will recognize any prior service of Current Employees as of the Closing Date for all purposes other than benefit accrual under Parent benefit plans and Parent's benefits arrangements in which they become participants. Notwithstanding the foregoing, Parent will credit any prior service of the Current Employees with Company or its Subsidiaries (to the extent credited by Company and its Subsidiaries) for purposes of level of benefits under Parent vacation pay plans in which they become participants. Parent and Company agree that where applicable with respect to any medical or dental benefit plan of Parent, Parent will waive, with respect to any Current Employees, any pre-existing condition exclusion and actively-at-work requirements, to the extent such exclusion or requirement would not have applied under the applicable plan of Company or any of its subsidiaries. Following the Closing Date, Parent will cause the Surviving Corporation to discharge all obligations under the retention and severance plans and agreements to be entered into as set forth in Section 3.8(f) of the Company Disclosure Letter.

     SECTION 5.18.  Transaction Expenses and Termination Fee.

     (a) Expense Allocation. Except as provided in Section 5.18(c), all Transaction Expenses incurred by the parties hereto will be borne solely and entirely by the party that incurred such Transaction Expenses.

     (b) Definition. "TRANSACTION EXPENSES" as used in this Agreement will include all reasonable, actual and documented out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants and investment bankers to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Proxy Statement, the solicitation of stockholder approval, requisite HSR Act filings and all other matters related to the consummation of the transactions contemplated hereby.

     (c) Payment of Transaction Expenses and Termination Fee. Company agrees that, if:

          (i) Company or Parent terminates this Agreement pursuant to Section 7.1(f);

          (ii) (A) Parent terminates this Agreement pursuant to Section 7.1(g),
     (B) at any time after the date of this Agreement an Acquisition Proposal will have been publicly announced and (C) within fifteen (15) months of the termination of this Agreement, Company enters into a definitive agreement with any third party with respect to a transaction similar to an Acquisition Proposal or any such transaction is consummated;

          (iii) Parent terminates this Agreement pursuant to Section 7.1(h); or

          (iv) Company terminates this Agreement pursuant to Section 7.1(i);

     then Company will pay by wire transfer of immediately available funds to Parent a termination fee in an amount equal to seventeen million, two hundred fifty thousand dollars ($17,250,000) (the "TERMINATION FEE") plus the actual and documented Transaction Expenses of Parent up to seven million, five hundred thousand dollars ($7,500,000). For purposes of Section 5.18(c)(ii) only, "ACQUISITION PROPOSAL" will have the meaning otherwise assigned to the term "ACQUISITION PROPOSAL," except that the references to "15%" in such definition will be deemed to be references to "50%."

     (d) Payment of Transaction Expenses. Company agrees that, if Parent rightfully terminates this Agreement pursuant to Section 7.1(d), then Company will pay by wire transfer of immediately available funds to Parent the actual and documented Transaction Expenses of Parent up to seven million, five hundred thousand dollars ($7,500,000). The payment of the Transaction Expenses under this Section 5.18(d) will not relieve any party of any liability or damages resulting from any breach by that party of any of its representations, warranties, covenants or agreements set forth in this Agreement; provided, however, that Company may offset the amount of any such liability or damages payable by Company by an amount equal to the Transaction Expenses actually paid by Company to Parent pursuant to this Section 5.18(d).

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.1. Conditions to the Obligations of each Party. The obligations of Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Registration Statement. The Registration Statement will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued by the SEC and no proceeding for that purpose will have been initiated by the SEC.

          (b) Company Stockholder Approval. This Agreement will have been approved by the requisite affirmative vote of the stockholders of Company in accordance with the Company Certificate of Incorporation and the DGCL.

          (c) No Injunction or Restraint. No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order will have been enacted, entered or enforced by government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign ("GOVERNMENTAL ENTITY") which prohibits the consummation of the transactions contemplated hereby. No action or proceeding by any Governmental Entity will have been commenced (and be pending) against Company or Parent or any of their respective Affiliates, partners, associates, officers or directors, or any officers or directors of such partners, seeking to prevent or delay the transactions contemplated hereby or challenging any of the material terms or provisions of this Agreement or seeking material damages in connection therewith.

          (d) Consents. All consents and approvals (other than any consent or approval required pursuant to or in connection with antitrust laws, including the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, or the Communications Act) of Governmental Entities or any person necessary for consummation of the transactions contemplated hereby will have been obtained, other than those which, if not obtained, would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (e) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act will have expired or been terminated.

          (f) Communications Act. All orders and approvals of the FCC required in connection with the consummation of the transactions contemplated hereby will have been obtained or made, whether or not any appeal or request for reconsideration of such order is pending, or whether the time for filing any such appeal or request for reconsideration or for any sua sponte action by the FCC has expired; provided, however, Parent may elect to consummate the Merger on an initial order from the FCC.

          (g) Stock Exchange Listing. The shares of Parent Common Stock to be issued in the Merger will have been authorized for listing on the NYSE, subject to official notice of listing.

     SECTION 6.2. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following further conditions:

          (a) Performance of Covenants; Accuracy of Representations and Warranties. Company will have performed in all material respects its obligations under this Agreement (which for purposes of Section 5.1(a)(xiv) will be deemed to be Company Material Contracts not in excess of five million dollars ($5,000,000) in the aggregate) required to be performed by it at or prior to the Effective Time and the representations and warranties of Company contained in this Agreement, to the extent qualified with respect to materiality will be true and correct in all respects, and to the extent not so qualified will be true and correct in all material respects (which for purposes of Section 3.18 will be deemed to be Company Material Contracts not in excess of ten million dollars ($10,000,000) in the aggregate), in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and Parent will have received a certificate of an executive officer of Company as to the satisfaction of this condition;

          (b) No Material Adverse Change. From the date of this Agreement through the Effective Time, no event, development or condition has occurred which, in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect on Company.

          (c) Tax Opinion. Parent will have received an opinion of its tax counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P., in form and substance reasonably satisfactory to it, and dated on the Closing Date, to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Akin, Gump, Strauss, Hauer & Feld, L.L.P. may rely upon reasonably requested representation letters of Company and Parent and upon certain facts and customary assumptions set forth in the opinion.

     SECTION 6.3. Conditions to the Obligations of Company. The obligations of Company to consummate the Merger are subject to the satisfaction or waiver by Company on or prior to the Closing Date of the following further conditions:

          (a) Performance of Covenants; Accuracy of Representations and Warranties. Each of Parent and Merger Sub will have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Parent and Merger Sub contained in this Agreement, to the extent qualified with respect to materiality will be true and correct in all respects, and to the extent not so qualified will be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and Company will have received a certificate of an executive officer of each of Parent and Merger Sub as to the satisfaction of this condition;

          (b) No Material Adverse Change. From the date of this Agreement through the Effective Time, no event, development or condition has occurred which, in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect on Parent.

          (c) Tax Opinion. Company will have received an opinion of its special tax counsel, Dewey Ballantine LLP, in form and substance reasonably satisfactory to it, and dated on the Closing Date, to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Dewey Ballantine LLP may rely upon reasonably requested representation letters of Company and Parent and upon certain facts and customary assumptions set forth in the opinion.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1. Termination or Abandonment. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of Company:

          (a) by the mutual written consent of Company and Parent;

          (b) by either Company or Parent, if the Effective Time will not have occurred on or before the date one year after the date of this Agreement; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b) will not have breached in any material respect its obligations under this Agreement in any manner that will have proximately contributed to the failure to consummate the Merger on or before such date.

          (c) by Company, if there has been a material breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within twenty business days following receipt by Parent of notice of such breach;

          (d) by Parent, if there has been a material breach by Company of any representation, warranty (which for purposes of Section 3.18 will be deemed to be Company Material Contracts in excess of ten million dollars ($10,000,000) in the aggregate), covenant or agreement (which for purposes of Section 5.1(a)(xiv) will be deemed to be Company Material Contracts in excess of five million dollars ($5,000,000) in the aggregate) set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within twenty business days following receipt by Company of notice of such breach;

          (e) by either Company or Parent, if (i) there is a law, rule or regulation that makes the consummation of the Merger illegal or otherwise prohibited or (ii) any judgment, injunction, order or decree of a court or other Governmental Entity of competent jurisdiction is entered that permanently restrains, enjoins or otherwise prohibits either Company or Parent from consummating the Merger and such judgment, injunction, order or decree will have become final and nonappealable;

          (f) by either Company or Parent, if the Company Stockholder Approval referred to in Section 5.3 will not have been obtained by reason of the failure to obtain the required vote at the Company Special Meeting or at any postponement or adjournment thereof;

          (g) by Parent, if: (i) the Board of Directors of Company will have failed to recommend that Company's stockholders vote to adopt this Agreement, or will have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (ii) Company will have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the Board of Directors of Company has determined and believes that the Merger is in the best interests of Company's stockholders; (iii) the Board of Directors of Company fails to publicly reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Merger is in the best interests of Company's stockholders, within ten business days after Parent reasonably requests in writing that such recommendation or determination be reaffirmed; (iv) the Board of Directors of Company will have approved, endorsed or recommended any Acquisition Proposal; (v) Company will have entered into any letter of intent, acquisition agreement or similar agreement relating to any Acquisition Proposal; (vi) a tender or exchange offer relating to any shares of the Company Common Stock will have been commenced and Company will not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that Company recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and Company fails to issue a press release that reaffirms the Company Board Recommendation within ten business days after such Acquisition Proposal is announced or (viii) Company or any of its Subsidiaries or any Company Representative will have violated in a material respect the restrictions set forth in Section 5.10;

          (h) by Parent, if Company will have failed to hold the Company Special Meeting within seventy-five (75) days after the Form S-4 Registration Statement is declared effective under the Securities Act; provided that such failure is not due to circumstances beyond the reasonable control of Company, including, without limitation, the existence of any statute, rule, regulation, executive order, decree, preliminary injunction or restraining order enjoining, preventing, prohibiting or delaying the Company Special Meeting; and

          (i) by Company, but only until the expiration of the Initial Period, if the Board of Directors of Company (i) has received a Superior Proposal and (ii) after consultation with outside legal counsel to Company, determines in good faith that such action is consistent with the fiduciary duties of the Board of Directors to Company's stockholders under applicable law, but only after 72 hours following Parent's receipt of written notice advising Parent that the Board of Directors of Company is prepared to do so, and only if, during such 72-hour period, Company and its advisors will have negotiated in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the parties to proceed with the transactions contemplated herein on such adjusted terms.

     For purposes of this Agreement, "INITIAL PERIOD" means a period commencing on the day following the date of this Agreement and ending at 5:00 p.m. Dallas, Texas time on the thirtieth (30th) calendar day after such commencement; provided, however, that such period will be extended (and all such extensions occurring in accordance herewith being deemed within the definition of Initial Period) (i) for a period of up to ten (10) additional business days after the date of delivery by Company to Parent of the notice specified in Section 5.10(a)(i), so that at least ten (10) business days elapse between the delivery by Company of the notice specified in Section 5.10(a)(i) and the expiration of the Initial Period (exclusive of the extensions provided in clauses (ii) and (iii) of this definition); (ii) during the 72 hour period referred to in Section 7.1(i); and (iii) if, during the 72 hour period referred to in Section 7.1(i),

Parent and Company have agreed to proceed with the transactions contemplated herein on adjusted terms, for a period of up to 72 hours from the time of such agreement.

     The party desiring to terminate this Agreement pursuant to this Section 7.1 will give written notice of such termination to the other party, specifying the provision pursuant to which such termination is effected.

     SECTION 7.2. Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, then this Agreement will become void and have no effect with no liability or obligation on the part of Parent, Merger Sub or Company, except that (a) the agreements contained in the last sentence of Section 5.5 (Access to Information; Confidentiality), Section 5.15 (Public Announcements),
Section 5.18 (Transaction Expenses and Termination Fee), this Section 7.2 (Effect of Termination) and Article VIII (General Provisions) will survive the termination hereof and (b) no such termination will relieve any party of any liability or damages resulting from any breach by that party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1. Nonsurvival of Representations and Warranties; Survival of Certain Covenants. Except as provided in the immediately following sentence, none of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time. This Section 8.1 will not limit in any manner whatsoever any covenant or agreement of the parties the terms of which contemplate performance after the Effective Time. Nothing contained in this Section 8.1 will relieve any party from liability for any willful breach of this Agreement.

     SECTION 8.2. Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such address for a party as will be specified by like notice):

          (a) if to Company, to:

              The Ackerley Group, Inc.
              1301 Fifth Avenue, Suite 4000
              Seattle, Washington 98101
              Attention: Christopher H. Ackerley
              Facsimile No.: (206) 623-7853

              with a copy to:

              Dewey Ballantine LLP
              1301 Avenue of the Americas
              New York, New York 10019
              Attention: Morton A. Pierce, Esq.
              Facsimile No.: (212) 259-6333

        (b) if to Parent or Merger Sub, to:

            Clear Channel Communications, Inc.
            200 East Basse Road
            San Antonio, Texas 78209
            Attention: Randall T. Mays
            Facsimile No.: (210) 805-0734
            with a copy to:

            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
            1700 Pacific Avenue
            Suite 4100
            Dallas, Texas 75201
            Attention: J. Kenneth Menges, Jr., P.C.
            Facsimile No.: (214) 969-4343

     SECTION 8.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 8.4. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (provided, however, that the provisions of the Confidentiality Agreement will remain valid and in effect) and, except for the provisions of Article II (Effect of the Merger), Section 5.7 (Rights Under Stock Plans) and Section 5.11 (Director and Officer Liability) is not intended to confer upon any person other than the parties any rights or remedies hereunder.

     SECTION 8.5. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment will relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.6. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law.

     SECTION 8.7. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

     SECTION 8.8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as is enforceable.

     SECTION 8.9. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

     SECTION 8.10. Finders or Brokers. Except for Credit Suisse First Boston with respect to Company, a copy of whose engagement agreement has been or will be provided to Parent, and Salomon Smith Barney with respect to Parent, a copy of whose engagement agreement has been or will be provided to Company, neither Company nor Parent nor any of their respective Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

     SECTION 8.11. Amendment. This Agreement may be amended by the parties at any time before or after approval hereof by the stockholders of Company and Parent; provided, however, that after such stockholder approval there will not be made any amendment that by law requires further approval by the stockholders of Company or Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 8.12. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.11, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of those rights.

     SECTION 8.13.  Procedure for Termination, Amendment, Extension or
Waiver. A termination of this Agreement or other action attributed to the Board of Directors pursuant to Section 7.1, an amendment of this Agreement pursuant to
Section 8.11 or an extension or waiver pursuant to Section 8.12 will, in order to be effective, require in the case of Parent, Merger Sub or Company, action by its Board of Directors, acting by the affirmative vote of a majority of the members of the entire Board of Directors.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Parent, Merger Sub and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          CLEAR CHANNEL COMMUNICATIONS, INC.

                                          By:      /s/ RANDALL T. MAYS
                                            ------------------------------------
                                              Name: Randall T. Mays
                                              Title:  Executive Vice President
                                                      and Chief Financial
                                                      Officer

                                          CCMM SUB, INC.

                                          By:      /s/ RANDALL T. MAYS
                                            ------------------------------------
                                              Name: Randall T. Mays
                                              Title:  Executive Vice President
                                                      and Chief Financial
                                                      Officer

                                          THE ACKERLEY GROUP, INC.

                                          By:  /s/ CHRISTOPHER H. ACKERLEY
                                            ------------------------------------
                                              Name: Christopher H. Ackerley
                                              Title:  President

                                                                      APPENDIX B

                    STOCKHOLDER VOTING AND SUPPORT AGREEMENT

     This STOCKHOLDER VOTING AND SUPPORT AGREEMENT (the "AGREEMENT"), dated as of October 5, 2001, is entered into by and between Clear Channel Communications, Inc., Inc., a Texas corporation ("PARENT") and Barry A. Ackerley
("STOCKHOLDER").

                                  WITNESSETH:

     WHEREAS, Parent, CCMM Sub, Inc., a Delaware corporation ("MERGER SUB"), and The Ackerley Group, Inc., a Delaware corporation ("COMPANY"), have entered into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time, the "MERGER AGREEMENT"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into Company (the "MERGER");

     WHEREAS, as of the date hereof, Stockholder is the record or Beneficial Owner of the number of shares of (a) common stock, par value $0.01 per share, of Company ("COMPANY ORDINARY COMMON STOCK"), and (b) Class B common stock, par value $0.01 per share, of Company ("COMPANY CLASS B STOCK" and, together with Company Ordinary Common Stock, the "COMPANY COMMON STOCK"), set forth in Part A, Column 1 of Schedule I attached hereto, the "TOTAL SHARES"); and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder agree, and in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to agree, to
(a) vote the shares of Company Ordinary Common Stock set forth in Part A, Column 2 of Schedule I attached hereto (the "SUBJECT SHARES") in the manner specified in Section 2(a) with respect to matters bearing directly or indirectly on the consummation of the Merger, and to provide an irrevocable proxy in connection with such agreement to vote the Subject Shares in such manner; (b) pay to Parent a specified amount in connection with the consummation of certain alternative transactions to the Merger and (c) such other matters as are set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations and warranties herein contained, and intending to be legally bound hereby, Parent and Stockholder hereby agree as follows:

     1. Definitions. Capitalized terms not expressly defined in this Agreement will have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

          (a) "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          (b) "BENEFICIALLY OWN," "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" with respect to any securities will mean having voting power or investment power with respect to such securities (as determined pursuant to Rule 13d-3(a) under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

          (c) "TERMINATION DATE" means the earlier to occur of (i) the date on which the Merger Agreement is terminated in accordance with the provisions of Article VII of the Merger Agreement and (ii) the Effective Time.

     2. Voting Agreement; Proxy.

     (a) Agreement to Vote the Subject Shares. From the date of this Agreement and ending on the Termination Date, Stockholder hereby agrees to vote (or cause to be voted) all of the Subject Shares (and any and all securities issued or issuable in respect thereof) which such Stockholder is entitled to vote (or to provide his written consent thereto), at any annual, special or other meeting of the stockholders of

Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

          (i) in favor of the Merger and the approval and adoption of the terms contemplated by the Merger Agreement and any other actions or agreements required in furtherance thereof;

          (ii) against any action or agreement that is reasonably likely to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Company under the Merger Agreement; and

          (iii) against any (A) direct or indirect acquisition or purchase by a third party of a business that constitutes 15% or more of the net revenues, net income or the assets of Company and its Subsidiaries taken as a whole,
     (B) direct or indirect acquisition or purchase by a third party of 15% or more of any class of equity securities of Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Company and its Subsidiaries, taken as a whole (each, a "MATERIAL SUBSIDIARY"), (C) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% more of any class of equity securities of Company or any Material Subsidiary, (D) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company or any Material Subsidiary, other than the transactions contemplated by this Agreement (any transaction described in clauses (A), (B), (C) and (D) is referred to as an "ACQUISITION PROPOSAL"), and (E) to the extent that such action is reasonably likely to materially impede, interfere with, delay, postpone or adversely affect in any material respect the Merger and the transactions contemplated by the Merger Agreement, (1) any change in a majority of the Board of Directors of Company other than in connection with an annual meeting of the stockholders of Company with respect to the slate of directors proposed by the incumbent Board of Directors of Company (in which case Stockholder agrees to vote for the slate proposed by the incumbent Board of Directors of Company) or (2) except for such actions as are contemplated by the Merger Agreement, any material change in Company's corporate structure or business.

     (b) Irrevocable Proxy. Simultaneously with the execution of this Agreement, Stockholder will deliver to Parent a proxy in the form attached hereto as Exhibit A (the "PROXY"), which will be irrevocable with respect to the Subject Shares; provided, that the Proxy will survive only until the Termination Date. The parties agree that by reason of the Merger Agreement the Proxy is a proxy coupled with an interest.

     3. Alternative Disposition; Second Transaction.

     (a) Alternative Disposition. If any of the Total Shares are sold, transferred, exchanged, canceled or disposed of in connection with or as a result of any Acquisition Proposal (as defined for purposes of Section 5.18(c)(ii) of the Merger Agreement) that is in existence on or that has been otherwise made prior to the Termination Date (an "ALTERNATIVE DISPOSITION") then, within five business days after the closing of such Alternative Disposition, Stockholder will tender and pay to, or will cause to be tendered and paid to, Parent, or its designee, in immediately available funds, an amount equal to 50% of the Profit realized from such Alternative Disposition. As used in this Section 3, "PROFIT" will mean an amount equal to the excess, if any, of
(i) the Alternative Transaction Consideration over (ii) the Current Transaction Consideration. As used in this Section 3, "ALTERNATIVE TRANSACTION CONSIDERATION" will mean all cash, securities, settlement or termination amounts, notes or other debt instruments, and other consideration received or to be received, directly or indirectly, by Stockholder in respect of the Total Shares in connection with or as a result of such Alternative Disposition or any agreements or arrangements (including, without limitation, any employment agreement (except a bona fide employment agreement pursuant to which Stockholder is required to devote, and under which Stockholder in good faith intends to devote, substantially all of Stockholder's business time and effort to the performance of executive services for the Company in a manner substantially similar to Stockholder's current employment arrangements with the Company), consulting agreement, non-competition agreement, confidentiality agreement, settlement agreement or release agreement) entered into, directly or indirectly, by Stockholder as a part of or in connection with the Alternative Disposition or associated Acquisition Proposal (such amounts to be calculated as of the date of consummation of such Alternative Disposition and assuming, for calculation purposes, Stockholder holds such number of Total Shares as set forth in Part A, Column 1 of Schedule I attached hereto without regard to the actual beneficial ownership of such shares). As used in this Agreement, "CURRENT TRANSACTION CONSIDERATION" will mean the sum of all amounts to be received, directly or indirectly, by Stockholder pursuant to Article II of the Merger Agreement (such amounts to be calculated as of the Termination Date and assuming, for calculation purposes, Stockholder holds such number of Total Shares as set forth in Part A, Column 1 of Schedule I attached hereto without regard to the actual beneficial ownership of such shares) as well as the value of all Options to be received by Stockholder in connection with the Merger and the aggregate amount of all other payments or other consideration to be received by Stockholder as a direct result of the Merger.

     (b) Profit Determination.  For purposes of determining Profit under this
Section 3, (i) all non-cash items will be valued based upon the fair market value thereof as determined by an independent expert selected by Parent and who is reasonably acceptable to Stockholder, (ii) all deferred payments or consideration will be discounted to reflect a market rate of net present value thereof as determined by the above-referenced independent expert, (iii) all contingent payments will be assumed to have been paid and (iv) if less than all of the Total Shares are subject to the Alternative Disposition, then the Current Transaction Consideration will be deemed to be an amount equal to the Current Transaction Consideration multiplied by a fraction, the numerator of which is the number of the Total Shares sold, transferred, exchanged, canceled or disposed of in such Alternative Disposition and the denominator of which is the total number of the Total Shares. If any contingent payments included in the determination of Profits ultimately are not paid pursuant to an Alternative Disposition, then Parent will reimburse Stockholder for any amounts paid to Parent hereunder in respect of such uncollected contingent payments promptly after receipt of written notice of such nonpayment, unless Stockholder has not used its reasonable efforts to receive such contingent payments.

     (c) Second Transaction. If, after the date of this Agreement, the amount of consideration to be received by the holders of Company Common Stock in connection with the Merger should be increased (a "SECOND TRANSACTION"), then, as may be requested by Parent, Stockholder will either (i) execute and deliver to Parent such documents or instruments as may be necessary to waive the right to receive fifty percent (50%) of such increase to the extent that such increase results in any Profit or (ii) tender and pay, or cause to be tendered and paid, to Parent, or its designee, in immediately available funds fifty percent (50%) of the Profit realized from such Second Transaction. As used in this Section 3(c), "PROFIT" will mean an amount equal to the excess, if any, of (y) the Second Transaction Consideration over (z) the Current Transaction Consideration. As used in this Agreement, "SECOND TRANSACTION CONSIDERATION" will mean all cash, securities, settlement or termination amounts, notes or other debt instruments, and other consideration received or to be received, directly or indirectly, by Stockholder in respect of the Total Shares in connection with or as a result of the Second Transaction or any agreements or arrangements (including, without limitation, any employment agreement (except a bona fide employment agreement pursuant to which Stockholder is required to devote, and under which Stockholder in good faith intends to devote, substantially all of Stockholder's business time and effort to the performance of executive services for the Company in a manner substantially similar to Stockholder's current employment arrangements with the Company), consulting agreement, non-competition agreement, confidentiality agreement, settlement agreement or release agreement) entered into, directly or indirectly, by Stockholder as a part of or in connection with the Second Transaction (such amounts to be calculated as of the date of consummation of such Second Transaction and assuming, for calculation purposes, Stockholder holds such number of Total Shares as set forth in Part A, Column 1 of Schedule I attached hereto without regard to the actual beneficial ownership of such shares).

     (4) No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Parent any direct or indirect ownership or incidents of ownership of or with respect to the Total Shares. All rights, ownership and economic benefits of and relating to the Total Shares will remain and belong to Stockholder, and Parent will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct Stockholder in the voting of any of the Total Shares, except as otherwise expressly provided herein with respect to the Subject Shares.

     (5) Covenants, Representations and Warranties of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:

          (a) Ownership. As of the date of this Agreement, Stockholder is either (i) the record and Beneficial Owner of, or (ii) the Beneficial Owner but not the record holder of, the number of issued and outstanding Total Shares set forth in Part A, Column 1 of Schedule I hereto and the Options, stock appreciation rights and securities convertible into or exercisable for shares of Company Common Stock set forth on Part B of Schedule I hereto. As of the date of this Agreement, the Total Shares set forth in Part A, Column 1 of Schedule I hereto constitute all of the issued and outstanding shares of Company Common Stock owned of record or Beneficially Owned by Stockholder. Stockholder has the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby. If Stockholder is married and any of the Total Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Stockholder's spouse, enforceable against such person in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles).

          (c) No Conflicts. As of the date of this Agreement, except for filings under the Exchange Act, if applicable, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, except where the failure to file or obtain such permit, authorization, consent or approval would not materially interfere with Stockholder's ability to perform Stockholder's obligations hereunder, and none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (i) conflict with or result in any breach of any applicable organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of Stockholder's properties or assets may be bound, (iii) require any material consent, authorization or approval of any person other than a governmental entity or (iv) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of the Total Shares, in each such case except to the extent that any conflict, breach, default or violation would not materially interfere with the ability of Stockholder to perform its obligations hereunder.

          (d) No Encumbrances. Except (i) as required by Section 2 and (ii) items listed in Schedule I, at all times during the term hereof, all of the Subject Shares will be held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, or by a family member or Affiliate of Stockholder (subject to the conditions set forth in clause
     (f) below) free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or other encumbrances that do not limit or impair Stockholder's ability to perform the obligations under this Agreement.

          (e) No Solicitation.  Stockholder will comply with the terms of
     Section 5.10 of the Merger Agreement, provided, however, that Stockholder will be deemed to be a Company Representative at all times for purposes of
     Section 5.10 (regardless of whether Stockholder is in fact a Company Representative at the relevant time).

          (f) Restriction on Transfer, Proxies and Non-Interference. Except as otherwise contemplated by the Merger Agreement or this Agreement, from and after the date of this Agreement and ending on the Termination Date, Stockholder will not, directly or indirectly without the consent of Parent in respect of any Acquisition Proposal or otherwise: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Shares, or any interest therein, (ii) grant any proxies or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into a voting agreement with respect to any of the Subject Shares, (iii) enter into any agreement or arrangement providing for any of the actions described in clause (i) or (ii) above, (iv) take any action that would reasonably be expected to have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement or (v) request that Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares, except as otherwise contemplated hereby.

          (g) Further Assurances. From time to time, at Parent's reasonable request and without further consideration, Stockholder will perform such further acts and execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Proxy.

     6. Covenants, Representations and Warranties of Parent. Parent hereby represents, warrants and covenants to Stockholder as follows:

          (a) Organization, Standing and Corporate Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to own its properties and carry on its business as presently conducted. Parent has the corporate power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (b) No Conflicts. As of the date of this Agreement, except for filings under the Exchange Act, if applicable, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by either Parent and the consummation by Parent of the transactions contemplated hereby, except where the failure to file or obtain such permit, authorization, consent or approval would not interfere with its ability to perform its obligations hereunder, and none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof will (i) conflict with or result in any breach of any applicable organizational documents applicable to Parent, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of Parent's properties or assets may be bound, (iii) require any material consent, authorization or approval of any person other than a governmental entity or (iv) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or any of Parent's properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of Parent to perform its obligations hereunder.

          (c) Execution, Delivery and Performance by Parent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and Parent has taken all other actions required by law, its Amended and Restated Certificate of Incorporation and its Bylaws to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligations of Parent and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

     7. Share Purchases; Recapitalization; Option Exercises.

     (a) Total Shares. Stockholder agrees that, for purposes of this Agreement, the defined term "TOTAL SHARES" will include any shares of Company Common Stock acquired by Stockholder after the date of this Agreement and before the Termination Date (i) by purchase or by any other means of acquiring Beneficial Ownership, and (ii) in connection with any stock dividend and distribution and any shares into which or for which any or all of the Company Common Stock (or any class thereof) may be changed or exchanged as may be appropriate to reflect any stock dividend or distribution, or any change in the Company Common Stock (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like. All shares of Company Common Stock included as "TOTAL SHARES" pursuant to this Section 7(a)will be subject to the terms and conditions of this Agreement applicable to "Total Shares" without any further action on the part of Stockholder or Parent.

     (b) Subject Shares. Stockholder agrees that, for purposes of this Agreement and the Proxy, the defined term "SUBJECT SHARES" will include any shares of Company Ordinary Common Stock acquired by Stockholder after the date of this Agreement and before the Termination Date (i) by purchase or by any other means of acquiring Beneficial Ownership, and (ii) in connection with any stock dividend and distribution and any shares into which or for which any or all of the Company Ordinary Common Stock (or any class thereof) may be changed or exchanged as may be appropriate to reflect any stock dividend or distribution, or any change in the Company Ordinary Common Stock (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like. All shares of Company Ordinary Common Stock included as "SUBJECT SHARES" pursuant to this Section 7(b) will be subject to the terms and conditions of this Agreement and the Proxy without any further action on the part of Stockholder or Parent.

     8. Stockholder Capacity. Stockholder does not make any agreement or understanding herein in Stockholder's capacity as a director or officer of Company. Stockholder executes this Agreement solely in Stockholder's capacity as a record owner and/or Beneficial Owner of the Total Shares and nothing herein will limit or affect any actions taken by Stockholder or any designee of Stockholder in Stockholder's capacity as an officer or director of Company or any of its Subsidiaries in order to comply with his fiduciary obligations as an officer or director of Company, including, without limitation, participating in his capacity as an officer or director of Company in any negotiations pursuant to Section 5.10 of the Merger Agreement.

     9. Miscellaneous.

     (a) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

     (b) Amendments. This Agreement may be amended by the parties at any time by an instrument in writing signed on behalf of each of the parties.

     (c) Waiver. The parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing, signed on behalf of each party hereto. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of those rights.

     (d) Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such address for a party as will be specified by like notice):

           (i) if to Stockholder, to:

               Barry A. Ackerley
               1301 Fifth Avenue, Suite 4000
               Seattle, Washington 98101
               Facsimile No.: (206) 623-7853

               with copies to:

               Heller Ehrman White & McAuliffe LLP
               701 Fifth Avenue, Suite 6100
               Seattle, Washington 98104
               Attention: Bruce M. Pym, Esq.
               Facsimile No.: (206) 447-0849

               and

               Dewey Ballantine LLP
               1301 Avenue of the Americas
               New York, New York 10019
               Attention: Morton A. Pierce, Esq.
               Facsimile No.: (212) 259-6333

        (ii) if to Parent or Merger Sub, to:

             Clear Channel Communications, Inc.
             200 East Basse Road
             San Antonio, Texas 78209
             Attention: Randall T. Mays
             Facsimile No.: (210) 805-0734

             with a copy to:

             Akin, Gump, Strauss, Hauer & Feld, L.L.P.
             1700 Pacific Avenue
             Suite 4100
             Dallas, Texas 75201
             Attention: J. Kenneth Menges, Jr., P.C.
             Facsimile No.: (214) 969-4343

     (e) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as is enforceable.

     (f) Enforcement. Each of the parties hereto recognizes and acknowledges that a breach by Stockholder of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent will be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. Any action or claim relating to this Agreement will be brought in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which it is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action or claim relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

     (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by any party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (h) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and will not be enforceable by, any person or entity who or which is not a party hereto; provided that, in the event of Stockholder's death, the benefits and obligations of Stockholder hereunder will inure to Stockholder's successors and heirs.

     (i) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law.

     (j) Descriptive Headings. Headings of the sections and subsections of this Agreement are for convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

     (k) Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     (l) Trust Funds. If any party hereto should receive any funds that are to be paid to another party pursuant to the terms of this Agreement, then the receiving party will hold such funds in trust for the benefit of the party entitled to receive such funds and will promptly pay such funds to the party entitled to receive such funds in accordance with this Agreement.

     10. Termination. This Agreement will terminate without any further action on the part of any party hereto on the Termination Date; provided, however, that if the Merger Agreement is terminated prior to the Effective Time, then each of
Section 1, Section 3, Section 4, Section 5(b), Section 5(c), Section 5(g),
Section 6, Section 7(a), Section 8, Section 9, and this Section 10 will survive the termination of the Merger Agreement until the earlier of (a) the closing of an Alternative Disposition or a Second Transaction and the payment of the amounts owing pursuant to Section 3 and (b) eighteen months (18) following the termination of the Merger Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the stockholder and a duly authorized officer of Parent on the day and year first written above.

                                          Parent:

                                          CLEAR CHANNEL COMMUNICATIONS, INC.

                                          By:      /s/ RANDALL T. MAYS
                                            ------------------------------------
                                          Name: Randall T. Mays
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer

                                          STOCKHOLDER:

                                                 /s/ BARRY A. ACKERLEY
                                          --------------------------------------
                                          Barry A. Ackerley, in his individual
                                          capacity

                                   SCHEDULE I

              TOTAL SHARES, SUBJECT SHARES, AND ADDITIONAL SHARES

                                     PART A

                                                    COLUMN 1           COLUMN 2
                                                  TOTAL SHARES      SUBJECT SHARES
                                                  ------------      --------------
Company Ordinary Common Stock...............        9,002,855         9,002,855
Company Class B Stock.......................       10,949,299                 0
          Total.............................       19,952,154         9,002,855

                                     PART B

                                           NUMBER OF SHARES OF COMPANY COMMON STOCK THAT
                                        STOCKHOLDER MAY PURCHASE (WHETHER OR NOT VESTED OR
                                     EXERCISABLE) PURSUANT TO ANY OPTIONS, STOCK APPRECIATION
                                   RIGHTS AND SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR ANY
                                                  SHARES OF COMPANY COMMON STOCK
                                   -------------------------------------------------------------
Company Ordinary Common Stock....                                 0
Company Class B Stock............                                 0
Total............................                                 0

                                      B-I-1

                                   EXHIBIT A

                               IRREVOCABLE PROXY

     The undersigned, a stockholder of The Ackerley Group, Inc., a Delaware corporation ("COMPANY"), hereby irrevocably appoints Clear Channel Communications, Inc., a Texas corporation ("PARENT"), and Randall T. Mays, an executive officer of Parent, and each of them as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to:

          (a) the number of shares of common stock, par value $0.01 per share, of Company ("COMPANY ORDINARY COMMON STOCK") listed on the final page of this irrevocable proxy;

          (b) any shares of Company Ordinary Common Stock acquired by Stockholder by purchase or by any other means of acquiring Beneficial Ownership (as defined below), including the conversion of any securities of Company into shares of Company Ordinary Common Stock, after the date of this Agreement and before the Termination Date (as defined below); and

          (c) any shares of Company Ordinary Common Stock acquired after the date of this Agreement and before the Termination Date in connection with any stock dividend and distribution and any shares into which or for which any or all of the Company Ordinary Common Stock (or any class thereof) listed on the final page of this irrevocable proxy may be changed or exchanged as may be appropriate to reflect any stock dividend or distribution, or any change in the Company Ordinary Common Stock (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like with respect to such shares of Company Ordinary Common Stock listed on the final page of this irrevocable proxy;

in each case Beneficially Owned by the undersigned (collectively, the "SHARES"), with respect to the matters set forth in the second paragraph following this paragraph, until the earlier of (y) the date on which that certain Agreement and Plan of Merger, dated of even date herewith, among Parent, CCMM Sub, Inc., a Delaware corporation, and Company (the "MERGER AGREEMENT") is terminated in accordance with its terms or (z) the Effective Time (as defined in the Merger Agreement) (such earlier date, the "TERMINATION DATE"). For purposes of this irrevocable proxy, "BENEFICIALLY OWN," "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" with respect to any securities will mean having voting power or investment power with respect to such securities (as determined pursuant to Rule 13d-3(a) under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     This irrevocable proxy is irrevocable, is coupled with an interest, is granted pursuant to the Stockholder Voting and Support Agreement, and is granted in consideration of Parent entering into the Merger Agreement, and relates to the matters set forth immediately following this paragraph. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given.

     The attorneys and proxies named above will be empowered at any time prior to the Termination Date to vote (or cause to be voted) all of the Shares (or to provide his written consent thereto), at any annual, special or other meeting of the stockholders of Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

          (x) in favor of the Merger and the approval and adoption of the terms contemplated by the Merger Agreement and any other actions or agreements required in furtherance thereof;

          (y) against any action or agreement that is reasonably likely to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Company under the Merger Agreement; and

          (z) against any (A) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Company and its Subsidiaries taken as a whole, (B) direct or indirect acquisition or purchase of 15% or more of any class of equity securities

                                      B-A-1
     of Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Company and its Subsidiaries, taken as a whole (each, a "MATERIAL SUBSIDIARY"), (C) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% more of any class of equity securities of Company or any Material Subsidiary, (D) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company or any Material Subsidiary, other than the transactions contemplated by this Agreement and (E) to the extent that such action is reasonably likely to materially impede, interfere with, delay, postpone or adversely affect in any material respect the Merger and the transactions contemplated by the Merger Agreement, (1) any change in a majority of the Board of Directors of Company other than in connection with an annual meeting of the stockholders of Company with respect to the slate of directors proposed by the incumbent Board of Directors of Company (in which case Stockholder agrees to vote for the slate proposed by the incumbent Board of Directors of Company) or (2) except for such actions as are contemplated by the Merger Agreement, any material change in Company's corporate structure or business.

     Other than the matter set forth in the immediately preceding paragraph, the undersigned Stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder will be binding upon the successors and assigns of the undersigned. THIS PROXY IS IRREVOCABLE.

9,002,855   Number of shares of Company Ordinary Common Stock that are
            Beneficially Owned by the undersigned and subject to this
            irrevocable proxy pursuant to subsection (a) above

Dated: October 5, 2001

                                  Signature of Stockholder:

      --------------------------------------------------------------------------
                                  Name of Stockholder: Barry A. Ackerley

                                      B-A-2

                                                                      APPENDIX C

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

                                October 5, 2001

Board of Directors
The Ackerley Group, Inc.
1301 Fifth Avenue
Seattle, WA 98101

Ladies and Gentlemen:

     You have asked us to advise you with respect to the fairness to the holders of Company Ordinary Common Stock (as defined below) from a financial point of view of the Exchange Ratio (as defined below) pursuant to the terms of the Agreement and Plan of Merger, dated as of October 5, 2001 (the "Merger Agreement"), among Clear Channel Communications, Inc. (the "Acquiror"), CCMM Sub, Inc., a wholly owned subsidiary of the Acquiror (the "Merger Sub"), and The Ackerley Group, Inc. (the "Company"). The Merger Agreement provides for the merger of Merger Sub with and into the Company (the "Merger") pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each issued and outstanding share of common stock, par value $0.01 per share ("Company Ordinary Common Stock"), of the Company and each issued and outstanding share of Class B common stock, par value $0.01 per share, of the Company will be converted into 0.35 of a share of common stock, par value $0.10 per share ("Acquiror Common Stock"), of the Acquiror in accordance with the provisions of the Merger Agreement (the "Exchange Ratio").

     In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and the Acquiror, as well as the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to or discussed with us by the Company and the Acquiror, and have met with the Company's management to discuss the business and prospects of the Company.

     We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared those data with similar data for other publicly held companies in businesses similar to the Company, and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on it being complete and accurate in all material respects. With respect to the financial forecasts, we have been advised and have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company and as to the cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. You also have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the Acquiror Common Stock when issued to the holders of Company Ordinary Common Stock pursuant to the Merger or the prices at which the Acquiror Common Stock will trade at any time. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company or the Company's underlying business decision

Board of Directors
The Ackerley Group, Inc.
October 5, 2001
Page 2

to engage in the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

     We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive an initial fee for rendering this opinion.

     In the past, we and our affiliates have performed certain financial and investment banking services to both the Company and the Acquiror for which we have received compensation.

     In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of the Board of Directors in connection with its consideration of the Merger and does not constitute a recommendation as to how any shareholder of the Company should vote or act on any matter relating to the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of the Company Ordinary Common Stock from a financial point of view.

                                          Very truly yours,

                                          CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                PRELIMINARY COPY




       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
        SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _________, 200__

                  The undersigned hereby appoints ______________,
______________ and _______________, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote, as designated below, all the shares of (i) common stock, par value, $0.01 per share of The Ackerley Group, Inc., and (ii) Class B common stock, par value $0.01 per share, of The Ackerley Group, Inc., which the undersigned would be entitled to cast if personally present at the Special Meeting of shareholders of The Ackerley Group, Inc. to be held on ___________, 200_ at ___________, local time, at __________, and at any postponement or adjournment thereof.

                  THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER PROPOSAL. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" THE MERGER PROPOSAL (PROPOSAL 1) AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

                  Your vote is important. Failure to sign and return this Proxy, or attend the Special Meeting and vote by ballot, will have the same effect as a vote against the merger proposal.

                  Please mark, sign, date and promptly return this proxy card using the enclosed envelope. If your address is incorrectly shown, please print changes.

                      IMPORTANT - THIS PROXY MUST BE SIGNED
                          AND DATED ON THE REVERSE SIDE

                                                            Please mark your
                                                            votes as indicated
                                                            in this example. [X]



1.   To approve and adopt the Agreement and Plan      For     Against    Abstain
     of Merger dated as of October 5, 2001, by and    [ ]       [ ]        [ ]
     among, The Ackerley Group, Inc., a Delaware corporation, Clear Channel Communications,
     Inc., a Texas corporation, and CCMM Sub,
     Inc., a wholly owned subsidiary of Clear
     Channel by means of a merger of CCMM with and into Ackerley. The Agreement and Plan of
     Merger is attached to the accompanying
     document as Appendix A.


2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special
     Meeting.

All other proxies heretofore given by the undersigned to vote shares of common stock or Class B common stock of The Ackerley Group, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting, are hereby expressly revoked.


Dated: _____________________, 2001


-----------------------------------
Signature(s)


-----------------------------------
Signature(s)

Please date this proxy and sign it exactly as your name or name(s) appear(s) above. When shares are held jointly, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

Mark, sign and date your proxy card and return it in the postage paid envelope we've provided or return it to The Ackerley Group, Inc., c/o ___________________

                             THANK YOU FOR VOTING.